UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

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THE BANK OF NEW YORK MELLON CORPORATION

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2015 Notice of Annual Meeting and Proxy Statement

7.71
+2.46

BNY MELLON | Invested

2015 Notice of Annual Meeting and Proxy Statement

BNY MELLON Invested

LETTER TO STOCKHOLDERS

NOTICE OF ANNUAL MEETING

INTRODUCTION | Page 1

ITEM 1 – ELECTION OF DIRECTORS | Page 4
• Resolution

• Nominees

• Corporate Governance and Board Information

• Director Compensation

ITEM 2 – ADVISORY VOTE ON COMPENSATION | Page 27
• Resolution

• Compensation Discussion and Analysis

• Executive Compensation Tables

ITEM 3 – RATIFICATION OF KPMG LLP | Page 62
• Resolution

• Report of the Audit Committee

• Services Provided by KPMG LLP

ADDITIONAL INFORMATION | Page 66
• Equity Compensation Plans

• Information on Stock Ownership

• Annual Meeting Q&A

• Other Information

• Helpful Resources

ANNEX A: NON-GAAP RECONCILIATION | Page 76

Dear Fellow Stockholder:

On behalf of the Board of Directors, we are pleased to invite you to our 2015 Annual Meeting of Stockholders to be held on Tuesday, April 14, 2015 at 9 a.m., Eastern time, at 101 Barclay Street, New York, New York 10286.

At this year’s Annual Meeting, you will be asked to vote on several items, including the election of directors and our 2014 executive compensation. Detailed information about the director nominees, including their specific experience and qualifications, begins on page 6. Our Compensation Discussion and Analysis, which explains our continued commitment to pay for performance, alignment with stockholders’ interests and appropriate risk-taking in the context of our 2014 compensation decisions, begins on page 29. We appreciate the opportunity to provide you with these details of your Board’s actions in 2014 and recommendations for 2015. As you will see, we have made substantial changes to the format of our proxy statement this year. We hope you will find the presentation helpful and encourage you to read the proxy statement carefully for more information.

Your vote is important to us, and we hope that you will participate in the Annual Meeting, either by attending and voting in person or by voting through any of the acceptable means described in this proxy statement, as promptly as possible. Instructions on how to vote begin on page 70. You may also access the meeting at https://www.bnymellon.com/us/en/investor-relations/index.jsp.

Thank you for your continued support of BNY Mellon, and we look forward to seeing you at the Annual Meeting.

March 13, 2015

Sincerely,
Gerald L. Hassell Chairman and CEO

Notice of Annual Meeting

TUESDAY, APRIL 14, 2015

9:00 a.m., Eastern time

101 Barclay Street, New York, New York 10286

Record Date: February 13, 2015

AGENDA	BOARD RECOMMENDATION
1. To elect the 14 nominees named in this proxy statement to serve on our Board of Directors until the 2016 annual meeting	FOR each director nominee
2. To provide an advisory vote for approval of the 2014 compensation of our named executive officers, as disclosed in this proxy statement	FOR
3. To ratify the appointment of KPMG LLP as our independent auditor for 2015	FOR

We will also act on any other business that is properly raised.

March 13, 2015	By Order of the Board of Directors, Craig T. Beazer Corporate Secretary

IT IS IMPORTANT THAT YOU CAREFULLY READ YOUR PROXY STATEMENT AND VOTE.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on April 14, 2015: Our 2015 proxy statement and 2014 Annual Report to stockholders are available at www.envisionreports.com/bk.

INTRODUCTION	Business Highlights

Introduction

This introduction highlights certain information included in the proxy statement. You should read the entire proxy statement carefully before voting.

BUSINESS HIGHLIGHTS

Awards and Recognition

Named Top U.S. Private Bank and Top Private Bank Servicing Family Offices

Family Wealth Report, 2014

Best FX Research

Best Technical Analysis

Best Forecasts

World’s Best Foreign Exchange Providers

Global Finance, 2014

#1 Global Custodian vs. Peers

Global Custody Survey

R&M Global Custody.net, 2014

Most Innovative Project of the Year

Wholesale Margin Segregation

Americas Awards

Custody Risk, 2014

Financial Services Diversity Corporation of the Year

2014 Financial Services Diversity Corporation Awards

National Business Inclusion Consortium

World and North American Indices

Dow Jones Sustainability Indices, 2014

Best in Asset Servicing

Best in Securities Lending

Best in Collateral Management

Best Custody Mandate

Best Corporate Trust Mandate

Triple A Asset Servicing Awards

The Asset, 2014

Best Trade Outsourcing Bank

Leaders in Trade 2014 Awards

Global Trade Review 2014

#1 Global Provider of Corporate Trust Services for Corporate and Insurance Debt Issuance and Financial Institution Stand-Alone Debt Issuance

Thomson Reuters, Dealogic,

Clearstream, 2014

Delivering for Stockholders
Positive Growth Trends and Strong Expense Control
Returned $2.43 Billion to Stockholders

BNY Mellon 2015 Proxy Statement 1

INTRODUCTION	Director Nominees

DIRECTOR NOMINEES

Over the last 12 months, four directors have joined our Board, providing different perspectives, additional experience and diversity to the existing strengths and institutional knowledge of our Board.

COMMITTEE MEMBERSHIPS
Name	Occupation	Indep.	Audit	Corp. Gov. & Nom.	Corp. Social Resp.	Exec.	Finance	Human Res. & Comp.	Risk	Tech.
Nicholas M. Donofrio Age 69, Director since 2007	Retired EVP, Innovation & Technology of IBM Corporation
Joseph J. Echevarria Age 58, Director since 2015	Retired CEO of Deloitte LLP
Edward P. Garden Age 53, Director since 2014	Chief Investment Officer and a founding partner of Trian Fund Management, L.P.
Jeffrey A. Goldstein Age 59, Director since 2014	Managing Director, Hellman & Friedman LLC
Gerald L. Hassell Age 63, Director since 2007	Chairman & CEO of The Bank of New York Mellon Corporation
John M. Hinshaw Age 44, Director since 2014	EVP of Technology and Operations at Hewlett-Packard Company
Edmund F. “Ted” Kelly Age 69, Director since 2007	Retired Chairman of Liberty Mutual Group
Richard J. Kogan Age 73, Director since 2007	Retired Chairman, President & CEO of Schering-Plough Corporation
John A. Luke, Jr. Age 66, Director since 2007	Chairman & CEO of MeadWestvaco Corporation
Mark A. Nordenberg Age 66, Director since 2007	Chancellor Emeritus of the University of Pittsburgh
Catherine A. Rein Age 72, Director since 2007	Retired Senior EVP & Chief Administrative Officer of MetLife, Inc.
William C. Richardson Age 74, Director since 2007	President & CEO Emeritus of The W.K. Kellogg Foundation
Samuel C. Scott III Age 70, Director since 2007	Retired Chairman, President & CEO of Ingredion Incorporated
Wesley W. von Schack Age 70, Director since 2007	Chairman of AEGIS Insurance Services, Inc.

BNY Mellon 2015 Proxy Statement 2

INTRODUCTION	Governance and Compensation

GOVERNANCE BEST PRACTICES

Robust Stockholder Rights	Active, Independent Board	Our Culture

•       No staggered board

•        Special meeting rights for holders in the aggregate of 20% of our outstanding common stock

•        No plurality voting in uncontested director elections (each director must be elected by majority of votes cast)

•        No supermajority voting: stockholder actions require only majority of votes cast (not majority of shares present and entitled to vote)

•        No “poison pill” (stockholders’ rights plan)

•       Continued, active engagement with our stakeholders

•       Independent board: our Board is comprised solely of independent directors other than our CEO and meets in regular executive sessions

•       Independent lead director: selected by our independent directors and empowered with broad authority

•       High rate of attendance: average 2014 attendance at board and committee meetings was over 93%

•       Risk-aware: we protect against excessive risk-taking through multiple lines of defense, including board oversight

•       Honest and accountable: our codes of conduct apply to all employees and directors to provide a framework for ethical conduct

•        Innovative and evolving: we encourage directors to participate in continuing education programs, and designed an integrated learning and development platform for employees through BNY Mellon University (“BKU”)

COMPENSATION

CEO Compensation Versus TSR	Average Target Compensation Elements For Named Executive Officers

Awarded Total Direct Compensation(1)

Named Executive Officers (NEOs)(2)	Salary	Annual Incentive			Long-Term Incentive		Total Incentive	Awarded Total Direct Compensation(1)
		Cash	RSUs	% of Target	PSUs	% of Target	% of Target
Gerald L. Hassell Chairman & CEO	$1,000,000	$1,244,640	$4,978,560	74%	$4,500,000	125%	89%	$11,723,200
Thomas P. (Todd) Gibbons Vice Chairman & CFO	$ 650,000	$1,808,471	$1,358,729	85%	$2,006,250	125%	97%	$ 5,823,450
Curtis Y. Arledge Vice Chairman & CEO of Investment Management	$ 650,000	$3,647,534	$2,740,442	68%	$5,006,250	125%	85%	$12,044,226
Karen Peetz President	$ 650,000	$1,716,826	$1,289,874	80%	$2,006,250	125%	94%	$ 5,662,950

1

The amounts reported as Awarded Total Direct Compensation differ substantially from the amounts determined under SEC rules as reported for 2014 in the “Total” column of the Summary Compensation Table set forth on page 50. The above table is not a substitute for the Summary Compensation Table.

2	Our named executive officers for 2014 also include Timothy F. Keaney and Brian G. Rogan, each of whose employment with the company terminated in 2014.

BNY Mellon 2015 Proxy Statement 3

1. ELECTION OF DIRECTORS	Quick Reference Guide

Item 1 —

Election of Directors

RESOLUTION | Page 5

NOMINEES | Page 6

• Director Qualifications

• Majority Voting Standard

CORPORATE GOVERNANCE AND BOARD INFORMATION | Page 15

• Our Corporate Governance Practices

• Board Leadership Structure

• Director Independence

• Oversight of Risk

• Board Meetings and Committee Information

• Compensation Consultants to the HRC Committee

• Succession Planning

• Contacting the Board

DIRECTOR COMPENSATION | Page 25

BNY Mellon 2015 Proxy Statement 4

1. ELECTION OF DIRECTORS	Resolution

RESOLUTION

Proposal

We are asking stockholders to elect the 14 nominees named in this proxy statement to serve on the Board of Directors of The Bank of New York Mellon Corporation (the “company,” “BNY Mellon,” “we” or “us”) until the 2016 Annual Meeting of stockholders or until their successors have been duly elected and qualified.

Background

•       Each nominee currently serves on our Board of Directors (Mr. Hinshaw was appointed as a director effective September 8, 2014, Mr. Garden was appointed as a director effective December 2, 2014 and Mr. Echevarria was appointed as a director effective January 30, 2015).

•       13 nominees are currently independent directors and one nominee serves as the company’s Chairman and Chief Executive Officer.

•       Michael J. Kowalski, currently a director of our company, will not be standing for reelection at our Annual Meeting.

•       The Board and the Corporate Governance and Nominating Committee (“CG&N Committee”) have concluded that each of our nominees should be recommended for re-nomination as a director after considering the nominees’ (1) professional background and experience, (2) senior level policy-making positions, (3) other public company board experience, (4) diversity, (5) intangible attributes, (6) prior BNY Mellon Board experience, and (7) board attendance and participation.

•       The nominees have skills and expertise in a wide range of areas, including technology, private equity, financial regulation, financial services, insurance, risk management and legal matters.

Voting

We do not know of any reason why any nominee named in this proxy statement would be unable to serve as a director if elected. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such other person as may be nominated in accordance with our by-laws, as described on page 14. Proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement.

Each director will be elected if more votes are cast “for” the director’s election than are cast “against” the director’s election, with abstentions and broker non-votes not being counted as a vote cast either “for” or “against” the director’s election. Pursuant to our Corporate Governance Guidelines, if any incumbent director fails to receive a majority of the votes cast, the director will be required to tender his or her resignation promptly after the certification of the stockholder vote. Our CG&N Committee will promptly consider the tendered resignation and recommend to the Board whether to accept or reject it, or whether other actions should be taken. More information on our voting standard and the CG&N Committee’s consideration of tendered resignations is provided on page 14 below.

BNY Mellon 2015 Proxy Statement 5

1. ELECTION OF DIRECTORS	Nominees

NOMINEES

Nicholas M. Donofrio

Retired Executive Vice President,

Innovation and Technology of

IBM Corporation

Independent Director since 2007

Age 69

Committees: Corporate Social Responsibility, Executive, Risk (Chair), Technology

Mr. Donofrio served as Executive Vice President, Innovation and Technology of International Business Machines (“IBM”) Corporation, a developer, manufacturer and provider of advanced information technologies and services, from 2005 until his retirement in 2008. Mr. Donofrio previously served as Senior Vice President, Technology and Manufacturing of IBM Corporation from 1997 to 2005 and spent a total of 44 years as an employee of IBM Corporation. Mr. Donofrio currently serves as a director of Liberty Mutual Group, and previously served as a director of The Bank of New York Company, Inc. (“the Bank of New York”) from 1999 to 2007.

Mr. Donofrio holds seven technology patents and is a member of numerous technical and science honor societies. Mr. Donofrio is Co-Chair Emeritus and a member of the Board of Trustees of the New York Hall of Science, is a director of Sproxil, Inc. and O’Brien & Gere, is on the board of advisors of StarVest Partners, L.P., and is a member of the Board of Trustees of Syracuse University. Mr. Donofrio earned a Bachelor of Science degree from Rensselaer Polytechnic Institute and a Master of Science degree from Syracuse University.

Skills and Expertise:

•     Expertise in technology issues

•     Senior level policy-making experience in the field of engineering

•     Teaching and training in the area of innovation

Other Public Company Board Service: Advanced Micro Devices, Inc.; Delphi Automotive PLC

Joseph J. Echevarria Retired CEO of Deloitte LLP Independent Director since 2015 Age 58 Committees: Audit, Corporate Social Responsibility, Finance

Mr. Echevarria served as Chief Executive Officer of Deloitte LLP, a global provider of professional services, from 2011 until his retirement in 2014. Mr. Echevarria previously served in increasingly senior leadership positions during his 36-year career at the firm, including U.S. Managing Partner for Operations, prior to being named Chief Executive Officer. Mr. Echevarria currently serves on the University of Miami Board of Trustees and the Private Export Council, the principal national advisory committee on international trade. He was also selected by President Obama to be co-Chair of My Brother’s Keeper, a federal interagency effort designed to find ways for business and civic leaders to empower boys and young men of color. Mr. Echevarria earned his bachelor’s degree in business administration from the University of Miami.

Skills and Expertise:

•     Leadership of a large, global company

•     Expertise in accounting issues

•     Senior level policy-making experience in the field of professional services

Other Public Company Board Service: None

BNY Mellon 2015 Proxy Statement 6

1. ELECTION OF DIRECTORS	Nominees

Edward P. Garden Chief Investment Officer and a founding partner of Trian Fund Management, L.P. Independent Director since 2014 Age 53 Committees: Finance, Human Resources and Compensation, Risk

Mr. Garden has been Chief Investment Officer and a founding partner of Trian Fund Management, L.P. (“Trian”), a multi-billion dollar alternative investment management firm, since November 2005.

Mr. Garden has served as a member of the board of directors of Family Dollar Stores, Inc., a discount retailer, since September 2011, and as a member of the board of directors of The Wendy’s Company (formerly known as Wendy’s/Arby’s Group, Inc. and prior to that Triarc Companies, Inc. (“Triarc”)), a quick-service restaurant company, since December 2004. Mr. Garden also served as a director of Trian Acquisition I Corp. from October 2007 through January 2010. Previously he served as Vice Chairman and a director of Triarc from December 2004 through June 2007 and Executive Vice President from August 2003 until December 2004. From 1999 to 2003, Mr. Garden was a managing director of Credit Suisse First Boston, where he served as a senior investment banker in the Financial Sponsors Group. From 1994 to 1999, he was a managing director at BT Alex Brown where he was a senior member of the Financial Sponsors Group and, prior to that, co-head of Equity Capital Markets. Mr. Garden graduated from Harvard College with a B.A. in Economics.

Skills and Expertise:

•     Experience in finance

•     Expertise in financing, operating and investing in companies

•     Extensive service on the boards of several large public companies

Other Public Company Board Service: Family Dollar Stores, Inc.; The Wendy’s Company

Jeffrey A. Goldstein Managing Director, Hellman & Friedman LLC and Former Under Secretary of the Treasury for Domestic Finance Independent Director since 2014 Age 59 Committees: Finance (Chair), Risk

Mr. Goldstein has been a Managing Director at Hellman & Friedman LLC, a private equity firm, since 2011 and was previously at the firm from 2004 to 2009. He was Under Secretary of the Treasury for Domestic Finance and Counselor to the Secretary of the Treasury from 2009 to 2011.

Mr. Goldstein worked at James D. Wolfensohn Inc. and successor firms for 15 years. When Wolfensohn & Co. was purchased by Bankers Trust in 1996, he served as co-chairman of BT Wolfensohn and as a member of Bankers Trust’s management committee. In 1999, Mr. Goldstein became a managing director of the World Bank. He also served as its chief financial officer beginning in 2003. In July of 2009, President Barack Obama nominated Mr. Goldstein to be Under Secretary of the Treasury for Domestic Finance. In July 2011, Secretary of the Treasury Timothy F. Geithner awarded Mr. Goldstein with the Alexander Hamilton award, the highest honor for a presidential appointee. Earlier in his career Mr. Goldstein taught economics at Princeton University and worked at the Brookings Institution. Mr. Goldstein earned a Bachelor of Arts degree from Vassar College and a Master of Arts, Master of Philosophy and a Ph.D. in economics from Yale University.

Skills and Expertise:

•     Experience in private equity

•     Expertise in the operations of large financial institutions

•     Experience in financial regulation and banking

Other Public Company Board Service: None

BNY Mellon 2015 Proxy Statement 7

1. ELECTION OF DIRECTORS	Nominees

Gerald L. Hassell Chairman and Chief Executive Officer of The Bank of New York Mellon Corporation Management Director since 2007 Age 63 Committees: Executive

Mr. Hassell has served as our Chief Executive Officer since 2011 and served as our President since the merger of the Bank of New York and Mellon Financial Corporation (“Mellon”) in 2007 (the “merger”) through 2012. Prior to the merger, Mr. Hassell served as President and a director of the Bank of New York from 1998 to 2007 as well as other prior leadership positions at the Bank of New York.

Since joining the Bank of New York’s Management Development Program more than three decades ago, Mr. Hassell has held a number of key leadership positions within the company in securities servicing, corporate banking, credit, strategic planning and administration services. Mr. Hassell is also a director of the National September 11 Memorial & Museum and the New York Philharmonic, and is Vice Chair of Big Brothers/Big Sisters of New York. Mr. Hassell holds a Bachelor of Arts degree from Duke University and a Master in Business Administration degree from the New York University Stern School of Business.

Skills and Expertise:

•     Knowledge of the company’s businesses and operations

•     Participation in financial services industry associations

•     Experience in the financial services industry

Other Public Company Board Service: Comcast Corporation

John M. Hinshaw Executive Vice President of Technology and Operations at Hewlett-Packard Company Independent Director since 2014 Age 44 Committees: Risk, Technology

Mr. Hinshaw has served as the Executive Vice President of Technology and Operations at Hewlett-Packard Company (“HP”), a multinational information technology corporation, since 2011. Mr. Hinshaw is responsible for the firm’s global operations including information technology, business process management, sales operations, procurement, business shared services, and real estate functions. He is also a member of the Executive Council at HP.

Prior to joining HP, Mr. Hinshaw served as Vice President and General Manager for Boeing Information Solutions at The Boeing Company. Before that, he served as Boeing’s Chief Information Officer and led their companywide corporate initiative on information management and information security. Mr. Hinshaw also spent 14 years at Verizon Communications where, among several senior roles, he was Senior Vice President and Chief Information Officer of Verizon Wireless, overseeing the IT function of the wireless carrier. Mr. Hinshaw is also a board member of DocuSign, Inc., a provider of electronic signature transaction management, and the National Academy Foundation, an educational non-profit organization. He received a B.B.A. in Computer Information Systems and Decision Support Sciences from James Madison University.

Skills and Expertise:

•     Technology and management expertise

•     Experience in the operations of large, complex companies

•     Leadership roles in several different industries

Other Public Company Board Service: None

BNY Mellon 2015 Proxy Statement 8

1. ELECTION OF DIRECTORS	Nominees

Edmund F. “Ted” Kelly Retired Chairman of Liberty Mutual Group Independent Director since 2007 Age 69 Committees: Human Resources and Compensation, Risk, Technology (Chair)

Mr. Kelly served as Chairman (from 2000 to 2013), President (from 1992 to 2010) and Chief Executive Officer (from 1998 to 2011) of Liberty Mutual Group, a multi-line insurance company. Mr. Kelly served as a director of Mellon from 2004 to 2007.

Mr. Kelly’s experience also includes senior-level management positions at Aetna Life & Casualty Company. Mr. Kelly was a director of Citizens Financial Group Inc., where he served as Chair of the Audit Committee and Chair of the Joint Risk Assessment Committee. Mr. Kelly is also a member of the Board of Governors of the Property Casualty Insurers Association of America and a director of the Financial Services Roundtable; a member of the boards of the United Way of Massachusetts Bay, the American Red Cross of Massachusetts Bay, the American Ireland Fund and The Massachusetts Mentoring Partnership, among others; a past member of the Board of Trustees for Boston College and former President of the Boston Minuteman Council of the Boy Scouts of America. Mr. Kelly received a Bachelor of Arts degree from Queen’s University in Belfast and a Ph.D. from the Massachusetts Institute of Technology.

Skills and Expertise:

•     Leadership of a large public company in a highly regulated industry

•     Experience in risk management

•     Senior-level policy-making experience in the insurance industry

Other Public Company Board Service: EMC Corporation

Richard J. Kogan

Principal of The KOGAN Group

LLC and RJKogan AP LLC

Retired Chairman, President and Chief Executive Officer of

Schering-Plough Corporation

Independent Director since 2007

Age 73

Committees: Audit, Corporate Governance and Nominating, Human Resources and Compensation

Mr. Kogan is currently a principal of The KOGAN Group LLC, which provides advice and counsel to chief executive officers of for-profit and not-for-profit enterprises, and RJKogan AP LLC. Mr. Kogan previously served as Chief Executive Officer of Schering-Plough Corporation, a global healthcare company, from 1996 to 2003, as President from 1986 to 1998 and 2001 to 2003 and as Chairman from 1998 to 2002. Mr. Kogan served as a director of the Bank of New York from 1996 to 2007.

Mr. Kogan serves as Chairman of the Board of Trustees of Saint Barnabas Medical Center, and is a member of the Board of Trustees of New York University, overseer and member of the Executive Committee of New York University’s Stern School of Business and a member of the Council on Foreign Relations. Mr. Kogan earned a Bachelor of Arts degree from The City College of The City University of New York and a Master in Business Administration degree from the New York University Stern School of Business.

Skills and Expertise:

•     Leadership of a large public company in a highly regulated industry

•     Senior level policy-making experience in the pharmaceutical industry

•     Experience in counseling chief executive officers of for-profit and not-for-profit enterprises

Other Public Company Board Service: Colgate-Palmolive Company

BNY Mellon 2015 Proxy Statement 9

1. ELECTION OF DIRECTORS	Nominees

John A. Luke, Jr. Chairman and Chief Executive Officer of MeadWestvaco Corporation Independent Director since 2007 Age 66 Committees: Corporate Governance and Nominating (Chair), Executive, Risk

Mr. Luke has served as Chairman and Chief Executive Officer of MeadWestvaco Corporation, a global packaging company, since 2002. Mr. Luke served as a director of the Bank of New York from 1996 to 2007.

Mr. Luke is also a director and former Chairman of the American Forest & Paper Association, and a director of FM Global. Mr. Luke is ex-officio director and former Chairman of the Sustainable Forestry Initiative, Inc., a former member of the President’s Export Council, and a trustee of the American Enterprise Institute for Public Policy Research as well as the Virginia Museum of Fine Arts, among others. Mr. Luke served as an officer with the U.S. Air Force in Southeast Asia during the Vietnam conflict. Mr. Luke earned a Bachelor of Arts degree from Lawrence University and a Master in Business Administration degree from The Wharton School of Business at the University of Pennsylvania.

Skills and Expertise:

•     Leadership of a large public company

•     Senior level policy-making experience in the manufacturing industry

•     Experience in international business

Other Public Company Board Service: MeadWestvaco Corporation; The Timken Company

Mark A. Nordenberg

Chancellor Emeritus, Chair of the Institute of Politics and

Distinguished Service Professor

of Law of the University of

Pittsburgh

Independent Director since 2007

Age 66

Committees: Corporate Social Responsibility (Chair), Risk, Technology

Mr. Nordenberg served as Chancellor and Chief Executive Officer of the University of Pittsburgh, a major public research university, from 1996 to August 2014. He currently serves as Chancellor Emeritus, Chair of the Institute of Politics and Distinguished Service Professor of Law at the University. Mr. Nordenberg served as a director of Mellon from 1998 to 2007.

Mr. Nordenberg joined the University of Pittsburgh’s law faculty in 1977 and served as Dean of the School of Law from 1985 until 1993. Mr. Nordenberg was the interim Provost and Senior Vice Chancellor for Academic Affairs from 1993 to 1994, and interim Chancellor from 1995 to 1996. A specialist in scholarly aspects of civil litigation, he has published books, articles and reports on this topic, and has served as a member of both the United States Supreme Court’s Advisory Committee on Civil Rules and the Pennsylvania Supreme Court’s Civil Procedural Rules Committee. He is a former director and executive committee member of the Association of American Universities and has served on the boards of national and regional organizations promoting innovation and economic progress. Mr. Nordenberg received his Bachelor of Arts degree from Thiel College and his Juris Doctorate degree from the University of Wisconsin School of Law.

Skills and Expertise:

•     Legal expertise

•     Leadership of a major research university

•     Experience in the operations and management of a large institution

Other Public Company Board Service: None

BNY Mellon 2015 Proxy Statement 10

1. ELECTION OF DIRECTORS	Nominees

Catherine A. Rein

Retired Senior Executive Vice President and Chief

Administrative Officer of MetLife, Inc.

Independent Director since 2007

Age 72

Committees: Audit (Chair), Corporate Governance and Nominating, Executive

Ms. Rein served as Senior Executive Vice President and Chief Administrative Officer of MetLife, Inc., an insurance and financial services company, from 2005 to 2008. Prior to that, Ms. Rein served as President and Chief Executive Officer of Metropolitan Property and Casualty Insurance Company from 1999 to 2005. Ms. Rein served in key leadership positions at MetLife, Inc. from 1985 to 1998. Ms. Rein served as a director of the Bank of New York from 1981 to 2007.

Before joining MetLife, Ms. Rein served as vice president and general counsel for The Continental Group, Inc., a property management company. Prior to that, she was associated with the New York City law firm of Dewey, Ballantine, Bushby, Palmer & Wood. Ms. Rein is an emeritus member of the Board of Visitors of the New York University Law School, previously chaired the MetLife Foundation and is a director emeritus of Corning Incorporated. Ms. Rein received a Bachelor of Arts degree from The Pennsylvania State University and a Juris Doctorate degree from New York University School of Law.

Skills and Expertise:

•     Leadership of a large public company in a highly regulated industry

•     Experience as general counsel

•     Senior-level policy-making experience in the insurance industry

Other Public Company Board Service: FirstEnergy Corp.

William C. Richardson

President and Chief Executive Officer Emeritus of The W.K. Kellogg Foundation and Retired Chairman and Co-Trustee of The W.K. Kellogg Foundation Trust

Independent Director since 2007

Age 74

Committees: Audit, Corporate Governance and Nominating

Dr. Richardson previously served as President and Chief Executive Officer of The W.K. Kellogg Foundation, a private foundation, as well as Chair and Co-Trustee of The W.K. Kellogg Foundation Trust from 1995 to 2007. Dr. Richardson is also a trustee of the Exelon Foundation. Dr. Richardson previously served as a director of Kellogg Company from 1996 to 2007 and of CSX Corporation from 1992 to 2008. Dr. Richardson served as a director of the Bank of New York from 1998 to 2007.

Dr. Richardson has devoted his academic career to research related to the organization and financing of health services in the U.S. He served as President of The Johns Hopkins University. He was also Graduate Dean and Vice Provost for Research at the University of Washington in Seattle; Executive Vice President and Provost of The Pennsylvania State University; and held various positions at the University of Chicago. Dr. Richardson has chaired numerous boards and commissions at the federal and state levels and in the philanthropic sector. He has served as a director of Mercantile Bankshares Corporation, among others. He served as Professor of Health Policy and Management at The Johns Hopkins University. Dr. Richardson received a Bachelor of Arts degree from Trinity College and a Master in Business Administration degree and a Ph.D. from the University of Chicago.

Skills and Expertise:

•     Senior level policy-making experience at a major research university

•     Leadership of an institution and major foundation

•     Expertise in the operations and management of large institutions and foundations

Other Public Company Board Service: Exelon Corporation

BNY Mellon 2015 Proxy Statement 11

1. ELECTION OF DIRECTORS	Nominees

Samuel C. Scott III

Retired Chairman, President and Chief Executive Officer of Ingredion Incorporated (formerly Corn Products International, Inc.)

Independent Director since 2007

Age 70

Committees: Audit, Corporate Social Responsibility, Executive, Human Resources and Compensation (Chair)

Prior to his retirement in 2009, Mr. Scott served as Chairman (since 2001), Chief Executive Officer (since 2001), President (since 1997) and management director of Corn Products International, Inc., a leading global ingredients solutions provider now known as Ingredion Incorporated. Mr. Scott previously served as President of Bestfoods Corn Refining from 1995 to 1997 and President of American Corn Refining from 1989 to 1997. Mr. Scott also serves on the boards of, among others, Chicago Sister Cities, Northwestern Memorial HealthCare, the Chicago Urban League and The Chicago Council on Global Affairs. Mr. Scott received both a Bachelor of Science degree and a Master in Business Administration degree from Fairleigh Dickinson University. Mr. Scott served as a director of the Bank of New York from 2003 to 2007.

Skills and Expertise:

•     Senior level policy-making experience in the food industry

•     Leadership of international company

•     Experience in the operations and management of a large public company

Other Public Company Board Service: Motorola Solutions, Inc.; Abbott Laboratories

Wesley W. von Schack

Chairman, AEGIS Insurance Services, Inc.

Independent Director since 2007

Age 70

Committees: Corporate Governance and Nominating, Executive (Chair), Human Resources and Compensation, Risk

Mr. von Schack has served as Chairman of the board of AEGIS Insurance Services, Inc., a mutual liability and property insurance company, since 2006. He is a non-executive director of AEGIS Managing Agency Limited, which manages Syndicate 1225 at Lloyd’s of London. Prior to his retirement in January, 2010, Mr. von Schack served as Chairman, President and Chief Executive Officer of Energy East Corporation, an energy services company, since 1996. Energy East Corporation is a wholly-owned subsidiary of Iberdrola, S.A. Mr. von Schack was a director of Energy East until his retirement in January 2010. Mr. von Schack served as a director of Mellon from 1989 to 2007.

From 1986 to 1996, Mr. von Schack was Chairman, President and Chief Executive Officer of DQE, a diversified energy services company. Mr. von Schack is Director Emeritus of the Gettysburg Foundation and a former member of the President’s Council – Peconic Land Trust. Mr. von Schack received a Bachelor of Arts degree from Fordham University, a Master in Business Administration degree from St. John’s University and a Ph.D. from Pace University.

Skills and Expertise:

•     Senior level policy-making experience in the energy industry

•     Experience in financial accounting and reporting in prior Chief Financial Officer role

•     Leadership of a large public company in a highly regulated industry

Other Public Company Board Service: Teledyne Technologies Incorporated; Edwards Lifesciences Corporation

BNY Mellon 2015 Proxy Statement 12

1. ELECTION OF DIRECTORS	Nominees

Director Qualifications

The CG&N Committee assists the Board in reviewing and identifying individuals qualified to become Board members. The CG&N Committee utilizes Board-approved criteria in recommending nominees for directors at Annual Meetings and to fill vacancies on the Board. Directors chosen to fill vacancies will hold office for a term expiring at the end of the next Annual Meeting.

In selecting nominees for election as directors, our CG&N Committee’s charter provides, among other things, that the CG&N Committee must consider (but is not limited to consideration of) the candidate’s experience, accomplishments, education, skills and personal and professional integrity; the diversity of the Board (in all aspects of that term); and the candidate’s ability to devote the necessary time to serve as a director (including directorships held at other corporations and organizations). The CG&N Committee seeks persons with leadership experience in a variety of contexts and, among public company leaders, across a variety of industries. The CG&N Committee will evaluate a candidate recommended by a stockholder for nomination as a director in the same manner that it evaluates any other nominee. For information on recommending a candidate for nomination as a director see “Contacting the Board” on page 24 below.

The Board and the CG&N Committee have concluded that each of our current Board members standing for election should be recommended for re-nomination as a director. As part of this determination, the Board and the CG&N Committee considered:

•

Professional background and experience. The individual’s specific experience, background and education, including experience with, among other things, asset management and other financial services, international business, risk management, operational planning and business strategy, technology and innovation, financial reporting and accounting, legal matters, government and regulatory affairs, compensation and human resources, sales and marketing, and mergers and acquisitions.

•

Senior level policy-making positions. The individual’s effectiveness, business acumen and leadership skills as demonstrated by senior level policy-making experience in business, government, education, technology and/or not-for-profit enterprises.

•	Other public company board experience. The individual’s service as a director on other public company boards.

•

Diversity. The individual’s contribution to the diversity of our Board, including diversity of viewpoint, professional experience, education, skills and other individual qualities and attributes that contribute to Board heterogeneity, as well as race, gender, national origin and sexual preference.

•

Intangible attributes. The individual’s integrity; capacity to evaluate business issues and make practical and mature judgments; willingness to devote the necessary time and effort required to serve on our Board; skills and personality to work effectively and collegially with other directors on a board that is responsive to the company’s needs; and the self-confidence and articulateness to participate effectively in Board discussions.

•

Prior BNY Mellon Board experience. The individual’s years of service on our Board and on the legacy boards of directors of the Bank of New York and Mellon as well as each individual’s service on standing committees of our Board and the legacy boards of the Bank of New York and Mellon.

•	Board attendance and participation. The individual’s attendance record and participation at Board and committee meetings.

Each of the nominees for election as director, other than Messrs. Echevarria, Garden and Hinshaw, was elected as a director at our 2014 Annual Meeting. Mr. Hinshaw was appointed a director effective September 8, 2014 and was recommended to the CG&N Committee for consideration as a candidate by a third-party search firm, Egon Zehnder; Mr. Garden was appointed a director effective December 2, 2014 and was recommended to the CG&N Committee for consideration as a candidate by a security holder; and Mr. Echevarria was appointed a director effective January 30, 2015 and was recommended to the CG&N Committee for consideration as a candidate by our non-management directors and by our chief executive officer. Our Board believes the nominees meet the criteria described above with diversity and depth of experience that enable them to effectively oversee management of the company. No director has a family relationship to any other director, nominee for director or executive officer.

As previously disclosed, Mr. Kowalski, who was elected as a director at our 2014 Annual Meeting, will not be standing for reelection. The Board is grateful to Mr. Kowalski for his invaluable contributions as a director during his 12 years of service to the company and the Bank of New York.

We also note with sadness that Ruth E. Bruch, who was elected as a director at our 2014 Annual Meeting, resigned due to personal health reasons in August 2014 and subsequently passed away. The Board is grateful to Ms. Bruch for her invaluable contributions as a director during more than a decade of service to the Company and Mellon.

BNY Mellon 2015 Proxy Statement 13

1. ELECTION OF DIRECTORS	Nominees

Majority Voting Standard

Under our by-laws, in any uncontested election of directors, each director will be elected if more votes are cast “for” the director’s election than are cast “against” the director’s election, with abstentions and broker non-votes not being counted as a vote cast either “for” or “against” the director’s election. A plurality standard will apply in any contested election of directors, which is an election in which the number of nominees for director exceeds the number of directors to be elected. Pursuant to our Corporate Governance Guidelines (see “Helpful Resources” on page 75), if any incumbent director fails to receive a majority of the votes cast in any uncontested election, the director will be required to tender his or her resignation to the Lead Director (or such other director designated by the Board if the director failing to receive the majority of votes cast is the Lead Director) promptly after the certification of the stockholder vote.

Our CG&N Committee will promptly consider the tendered resignation and recommend to the Board whether to accept or reject it, or whether other actions should be taken. In considering whether to accept or reject the tendered resignation, the CG&N Committee will consider whatever factors its members deem relevant, including any stated reasons for the “against” votes, the length of service and qualifications of the director whose resignation has been tendered, the director’s contributions to the company, and the mix of skills and backgrounds of the Board members. The Board will act on the CG&N Committee’s recommendation no later than 90 days following the certification of the election in question. In considering the recommendation of the CG&N Committee, the Board will consider the factors considered by the CG&N Committee and such additional information and factors as it deems relevant.

Following the Board’s decision, the company will publicly disclose the Board’s decision in a Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”). If the Board does not accept the director’s resignation, it may elect to address the underlying stockholder concerns or to take such other actions as it deems appropriate and in the best interests of the company and its stockholders. A director who tenders his or her resignation pursuant to this provision will not vote on the issue of whether his or her tendered resignation will be accepted or rejected. If the Board accepts an incumbent director’s resignation pursuant to this provision, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board may fill the resulting vacancy pursuant to our by-laws. If the Board does not accept an incumbent director’s resignation pursuant to this provision, he or she will continue to serve on the Board until the election of his or her successor.

BNY Mellon 2015 Proxy Statement 14

1. ELECTION OF DIRECTORS	Corporate Governance and Board Information

CORPORATE GOV ERNANCE AND BOARD INFORMATION

Our Corporate Governance Practices

We believe that the strength of BNY Mellon’s business is a direct reflection of the high standards set by our governance structure. It provides guidance in managing the company from the Board of Directors on down for the benefit of all our stakeholders including our investors, clients, employees and communities.

Independence

•       Our board is comprised of all independent directors, other than our Chief Executive Officer, and our independent directors meet in executive sessions at each regularly scheduled board meeting.

•       Our independent lead director, Wesley W. von Schack, is selected by our independent directors and has broad powers, including approval of board meeting agendas, materials and schedules and leading executive sessions.

•       We have seven standing committees made up entirely of independent directors.

Active Engagement

•        High rate of director attendance at board and committee meetings in 2014, averaging over 93%.

•       We have continued to actively engage with our stakeholders through multiple initiatives, resulting in conversations with investors representing about 40% of our outstanding shares, as well as with proxy advisory firms and other stakeholders.

•       Stockholders and other interested parties can directly contact our Board (see “Helpful Resources” on page 75).

Robust Programs

•       A significant portion of director compensation is paid in deferred stock units, which must be held as long as the director serves on the Board.

•       We have adopted codes of conduct which apply to our directors, as well as all of our employees, to provide a framework for the highest standards of professional conduct and to foster a culture of honesty and accountability.

Ongoing Improvements

•       We recently amended our Corporate Governance Guidelines to provide for the Corporate Governance and Nominating Committee to consider Committee Chairman rotation periodically at five-year intervals.

•       We recently amended our bylaws to permit holders in the aggregate of 20% of our outstanding common stock to call a special meeting.

•       Each year, our Board and each of our Audit, Corporate Governance and Nominating, Corporate Social Responsibility, Finance, Human Resources and Compensation, Risk and Technology Committees conduct self-evaluations.

•       Our Board participates in Board information sessions during regularly scheduled and special meetings, during which they receive business updates from senior management, risk executives and our General Counsel.

•       Directors are encouraged to participate in continuing education programs and our company reimburses directors for such expenses. In addition, new directors participate in our director orientation program in their first six months as a director.

What We Don’t Do

•        No staggered board.

•       No “poison pill” (stockholders’ rights plan).

•       No supermajority voting. Action by stockholders requires only a majority of the votes cast (not a majority of the shares present and entitled to vote).

•       No plurality voting in uncontested director elections. Each director must be elected by a majority of the votes cast.

BNY Mellon 2015 Proxy Statement 15

1. ELECTION OF DIRECTORS	Corporate Governance and Board Information

Board Leadership Structure

Our Board has reviewed its current leadership structure — which consists of a combined Chairman and Chief Executive Officer with an independent Lead Director (currently Mr. von Schack) — in light of the Board’s composition, the company’s size, the nature of the company’s business, the regulatory framework under which the company operates, the company’s stockholder base, the company’s peer group and other relevant factors. Our Board has determined that a combined Chairman and Chief Executive Officer position, with an independent Lead Director, continues to be the most appropriate Board leadership structure for the company.

Efficient and Effective Action

A combined Chairman/Chief Executive Officer:

•       Is in the best position to be aware of major issues facing the company on a day-to-day and long-term basis, and to identify and bring key risks and developments facing the company to the Board’s attention (in coordination with the Lead Director as part of the agenda-setting process), and

•       Eliminates the potential for uncertainty as to who leads the company, providing the company with a single public “face” in dealing with stockholders, employees, regulators, analysts and other constituencies.

A substantial majority of our peers also utilize a similar board structure with a combined Chairman and Chief Executive Officer, as well as a lead or presiding independent director.

Strong Counterbalances

As set forth in our Corporate Governance Guidelines, our Lead Director:

•        In coordination with the Chairman/Chief Executive Officer, reviews and approves agendas for Board meetings, materials and information sent or presented to the Board and meeting schedules, and has the authority to add items to the agenda for any Board meeting,

•       Presides at executive sessions of independent directors, which are held at each regular Board meeting,

•       Serves as a non-exclusive liaison between the other independent directors and the Chairman/Chief Executive Officer,

•       Can call meetings of the independent directors in his discretion and chairs any meeting of the Board or stockholders at which the Chairman is absent,

•       Is available to meet with major stockholders and regulators under appropriate circumstances, and

•       In conjunction with the chairman of the Human Resources and Compensation Committee (“HRC Committee”), discusses with the Chairman/Chief Executive Officer the Board’s annual evaluation of his performance as Chief Executive Officer.

In addition, the powers of the Chairman under our by-laws are limited — other than chairing meetings of the Board and stockholders, the powers conferred on the Chairman (e.g., ability to call special meetings of stockholders or the Board) can also be exercised by the Board or a specified number of directors or, in some cases, the Lead Director, or are administrative in nature (e.g., authority to execute documents on behalf of the company).

Director Independence

Our Board has determined that 13 of our 14 director nominees are independent. Our independent director nominees are Nicholas M. Donofrio; Joseph J. Echevarria, Edward P. Garden; Jeffrey A. Goldstein; John M. Hinshaw; Edmund F. “Ted” Kelly; Richard J. Kogan; John A. Luke, Jr.; Mark A. Nordenberg; Catherine A. Rein; William C. Richardson; Samuel C. Scott III and Wesley W. von Schack. As our Chairman and Chief Executive Officer, Gerald L. Hassell is not independent. The Board has also determined that Mr. Kowalski, who is not standing for reelection, is independent and that Ms. Bruch was independent prior to her resignation in August 2014.

BNY Mellon 2015 Proxy Statement 16

1. ELECTION OF DIRECTORS	Corporate Governance and Board Information

Our Standards of Independence

For a director to be considered independent, our Board must determine that the director does not have any direct or indirect material relationship with us. Our Board has established standards (which are also included in our Corporate Governance Guidelines) based on the specified categories and types of transactions, which conform to, or are more exacting than, the independence requirements of the New York Stock Exchange, or NYSE.

Our Board will also determine that a director is not independent if it finds that the director has material business arrangements with us that would jeopardize that director’s judgment. In making this determination, our Board reviews business arrangements between the company and the director and between the company and any other company for which the director serves as an officer or general partner, or of which the director directly or indirectly owns 10% of the equity. Our Board has determined that these arrangements will not be considered material if:

•	they are of a type that we usually and customarily offer to customers or vendors;

•	they are on terms substantially similar to those for comparable transactions with other customers or vendors under similar circumstances;

•

in the event that the arrangements had not been made or were terminated in the normal course of business, it is not reasonably likely that there would be a material adverse effect on the financial condition, results of operations or business of the recipient; or

•	in the case of personal loans, the loans are subject to and in compliance with Regulation O of the Board of Governors of the Federal Reserve System.

Our Board may also consider other factors as it may deem necessary to arrive at sound determinations as to the independence of each director, and such factors may override the conclusion of independence or non-independence that would be reached simply by reference to the factors listed above.

In determining that each of the directors, other than Mr. Hassell, is independent, our Board reviewed these standards, the corporate governance rules of the NYSE and the SEC, and the individual circumstances of each director.

The following categories or types of transactions, relationships and arrangements were considered by the Board in determining that a director is independent. None of these transactions, relationships and arrangements rose to the level that would require disclosure under our related party transactions policy described on page 72, and none of the transactions described below were in an amount that exceeded the greater of $1 million or 2% of the other entity’s consolidated gross revenues, which is one of our standards for director independence:

•

Purchases of goods or services in the ordinary course of business. The company and its subsidiaries purchased goods and services from the following entities during a period in 2014 when one of our independent directors served as an executive officer of such entity: Hewlett-Packard Company (Mr. Hinshaw), Tiffany & Co. (Mr. Kowalski) and the University of Pittsburgh (Mr. Nordenberg). All of these purchases were made in the ordinary course of business. These purchases, when aggregated by seller, did not exceed 0.02% of the selling entity’s annual revenue for its last reported fiscal year or 0.14% of our annual revenue for 2014.

•

Sales of goods or services in the ordinary course of business. The company and its subsidiaries provided various financial services, including asset management services, asset servicing, broker dealer and advisor services, global markets services, issuer services, treasury services, liquidity investment services or credit services, to the following organizations for which one of our independent directors served as an executive officer during 2014: Trian Fund Management L.P. (Mr. Garden); Hellman & Friedman LLC (Mr. Goldstein); Hewlett-Packard Company (Mr. Hinshaw); Tiffany & Co. (Mr. Kowalski); MeadWestvaco Corporation (Mr. Luke); and the University of Pittsburgh (Mr. Nordenberg). All of the services were provided in the ordinary course of our business and at prevailing customer rates and terms. The amount of fees paid to us by each purchasing entity was less than 0.20% of that purchasing entity’s annual revenue for its last fiscal year and less than 0.01% of our annual revenue for 2014.

•

Customer relationships. We and our subsidiaries provide ordinary course services, including asset management services, banking services, broker services, mortgage loans and home equity loans, to Messrs. Kowalski, Luke, Nordenberg, Richardson and von Schack and Ms. Rein, in each case on terms substantially similar to those offered to other customers in similar circumstances.

•

Charitable contributions. We made (directly, through our subsidiaries or by the BNY Mellon Foundation or the BNY Mellon Foundation of Southwestern Pennsylvania) charitable contributions to not-for-profit, charitable or tax-exempt organizations for which one of our independent directors served as a director, executive officer or trustee during 2014, namely Messrs. Donofrio,

BNY Mellon 2015 Proxy Statement 17

1. ELECTION OF DIRECTORS	Corporate Governance and Board Information

Goldstein, Hinshaw, Kelly, Nordenberg, Scott and von Schack. In 2014, charitable contributions to these organizations totaled approximately $750,000 in the aggregate, and no organization received a contribution greater than $251,000. None of the organizations received contributions in excess of the greater of $1 million or 2% of the organization’s consolidated gross revenues in a single fiscal year within the past three years, which is one of our standards for director independence.

•

Beneficial ownership or voting power. In the ordinary course of our investment management business, we beneficially own or have the power to vote (directly or through our subsidiaries or through funds advised by our subsidiaries) shares of companies for which one of our independent directors served as an executive officer in 2014, namely Hewlett-Packard Company (Mr. Hinshaw), Tiffany & Co. (Mr. Kowalski) and MeadWestvaco Corporation (Mr. Luke). As of December 31, 2014, none of us, our subsidiaries or funds advised by our subsidiaries, in the aggregate, owned or had the power to vote more than 2.50% of the outstanding shares of any of such companies.

Our Board determined that none of the transactions, relationships and arrangements described above constituted a material relationship between the respective director and our company or its subsidiaries for the purpose of the corporate governance rules of the NYSE and SEC and our Corporate Governance Guidelines. As such, our Board determined that these transactions, relationships and arrangements did not affect the independence of such director and did not impair such director’s ability to act in the stockholders’ best interests.

Oversight of Risk

Successful management of our company requires understanding, identification and management of risk. We oversee risk through multiple lines of defense:

Committee	Primary Responsibilities for Risk Management

Risk Committee, consisting entirely of independent directors

•       Review and approval of the company’s risk appetite statement on an annual basis, and approval of any material amendment to the statement.

•       Review of significant financial and other risk exposures and the steps management has taken to monitor, control and report such exposures.

•       Evaluation of risk exposure and tolerance, and approval of appropriate transactional or trading limits.

•       Review and evaluation of the company’s policies and practices with respect to risk assessment and risk management.

•       Review, with respect to risk management and compliance, of (1) reports and significant findings of the company’s Risk Management and Compliance department (the “Risk department”) and the Internal Audit department (“Internal Audit”), (2) significant reports from regulatory agencies and management’s responses, and (3) the Risk department’s scope of work and its planned activities.

•       Review of the company’s technology risk management programs.

•       Review of management reports concerning the company’s technology operations and approval, or recommendation to the Board for approval, of related plans or policies, as appropriate.

Audit Committee, consisting entirely of independent directors

•       Review and discuss policies with respect to risk assessment and risk management.

•       Oversight responsibility with respect to the integrity of our company’s financial reporting and systems of internal controls regarding finance and accounting, as well as our financial statements.

•       Review of the Risk Committee’s annual report summarizing its review of the company’s methods for identifying and managing risks.

•       Review of the Risk Committee’s semi-annual reports regarding corporate-wide compliance with laws and regulations.

•       Review of any items escalated by the Risk Committee that have significant financial statement impact or require significant financial statement/regulatory disclosures.

Management

•       Chief Risk Officer: Implement an effective risk management structure through policy formulation and day-to-day oversight of risk.

•       Internal Audit: Provide reliable and timely information to our Board and management regarding our company’s effectiveness in identifying and appropriately controlling risks.

•       Senior Risk Management Committee: Provide a senior focal point within the company to monitor, evaluate and recommend comprehensive policies and solutions to deal with all aspects of risk and to assess the adequacy of any risk remediation plans in our company’s businesses.

BNY Mellon 2015 Proxy Statement 18

1. ELECTION OF DIRECTORS	Corporate Governance and Board Information

We also encourage robust interactions among the different parties responsible for our risk management. Since the financial crisis emerged in September 2008, the Risk and Audit Committees of our Board have held joint sessions at the beginning of each of their regular meetings to hear reports and discuss key risks affecting our company and our management of these risks.

All independent directors are typically present during joint sessions, because all independent directors are currently members of either our Risk or Audit Committee. In addition, the Risk Committee reviews the appointment, performance and replacement of our Chief Risk Officer, and the Senior Risk Management Committee’s activities, and any significant changes in its key responsibilities, must be reported to the Risk Committee. Our company has also formed several risk management sub-committees to identify, assess and manage risks. Each risk management sub-committee reports its activities to the Senior Risk Management Committee and any significant changes in the key responsibilities of any sub-committee, or a change in chairmanship of any sub-committee, must be approved by our Chief Risk Officer and subsequently reported to the Senior Risk Management Committee.

Our company also has a comprehensive internal risk framework, which facilitates risk oversight by our Risk Committee. Our risk management framework is designed to:

•	provide that risks are identified, monitored, reported, and priced properly;

•	define and communicate the type and amount of risk the company is willing to take;

•	communicate the type and amount of risk taken to the appropriate management level;

•	maintain a risk management organization that is independent of risk-taking activities; and

•	promote a strong risk management culture that encourages a focus on risk-adjusted performance.

Our primary risk exposures as well as our risk management framework and methodologies are discussed in further detail on pages 71 through 76 in our 2014 Annual Report. See “How We Address Risk and Control” on page 48 below for a discussion of risk assessment as it relates to our compensation program.

Board Meetings and Committee Information

Board Meetings

Our Corporate Governance Guidelines provide that our directors are expected to attend our Annual Meeting of stockholders and all regular and special meetings of our Board and committees on which they sit. All of our directors then in office attended our 2014 Annual Meeting of stockholders.

Our Board held 21 meetings in 2014. Each incumbent director attended at least 75% of the aggregate number of meetings of our Board and of the committees on which he or she sat, and the average attendance rate was over 93%.

BNY Mellon 2015 Proxy Statement 19

1. ELECTION OF DIRECTORS	Corporate Governance and Board Information

Committees and Committee Charters

Our Board has established several standing committees, and each committee makes recommendations to our Board as appropriate and reports periodically to the entire Board. Our committee charters are available on our website (see “Helpful Resources” on page 75).

Audit Committee	Catherine A. Rein (Chair), Joseph J. Echevarria, Richard J. Kogan, Michael J. Kowalski, William C. Richardson, Samuel C. Scott III
Independent 11 Meetings in 2014

Independent Registered Public Accountant. Our Audit Committee has direct responsibility for the appointment, compensation, annual evaluation, retention and oversight of the work of the independent registered public accountants engaged to prepare an audit report or to perform other audit, review or attest services for us. The Committee is responsible for the pre-approval of all audit and permitted non-audit services performed by our independent registered public accountants and each year, the Committee recommends that our Board request stockholder ratification of the appointment of the independent registered public accountants.

Overseeing Internal Audit Function. The Committee acts on behalf of our Board in monitoring and overseeing the performance of our internal audit function. The Committee reviews the organizational structure, qualifications, independence and performance of Internal Audit and the scope of its planned activities, at least annually. The Committee also approves the appointment of our internal Chief Auditor, who functionally reports directly to the Committee and administratively reports to the CEO, and annually reviews his or her performance and, as appropriate, replaces the Chief Auditor.

Internal Controls over Financial Statements and Reports. The Committee oversees the operation of a comprehensive system of internal controls covering the integrity of our financial statements and reports, compliance with laws, regulations and corporate policies. Quarterly, the Committee reviews a report from the company’s Disclosure Committee and reports concerning the status of our annual review of internal control over financial reporting, including (i) information about (a) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect our ability to record, process, summarize and report financial information and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in our internal control over financial reporting, and (ii) management’s responses to any such circumstance. The Committee also oversees our management’s work in preparing our financial statements, which will be audited by our independent registered public accountants.

Members and Financial Expert. The Committee consists entirely of directors who meet the independence requirements of listing standards of the NYSE, Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the Federal Deposit Insurance Corporation (“FDIC”). All members are financially literate and have accounting or related financial management expertise within the meaning of the NYSE listing standards as interpreted by our Board. Our Board has determined that each of Mr. Echevarria and Ms. Rein satisfies the definition of “audit committee financial expert” as set out in the rules and regulations under the Exchange Act, based upon their experience actively supervising a principal accounting or financial officer or public accountant. All members have “banking and financial management expertise” as set out in the FDIC’s rules and regulations.

BNY Mellon 2015 Proxy Statement 20

1. ELECTION OF DIRECTORS	Corporate Governance and Board Information

Corporate Governance and Nominating Committee	John A. Luke, Jr. (Chair), Richard J. Kogan, Catherine A. Rein, William C. Richardson, Wesley W. von Schack

Independent 10 Meetings in 2014

Corporate Governance Matters. As further described on page 13, our CG&N Committee assists our Board of Directors in reviewing and identifying individuals qualified to become Board members. The Committee periodically considers the size of our Board and recommends changes to the size as warranted and is responsible for developing and recommending to our Board our Corporate Governance Guidelines and proposing changes to these guidelines from time to time as may be appropriate. In addition, the Committee oversees evaluations of our Board and its committees, reviews the structure and responsibilities of the Board’s committees and annually considers committee assignments, recommending changes to those assignments as necessary.

Oversight of Director Compensation and Benefits. The Committee reviews non-employee director compensation and benefits on an annual basis and makes recommendations to our Board on appropriate compensation, and is responsible for approving compensation arrangements for non-employee members of the Boards of our significant subsidiaries.

Corporate Social Responsibility Committee	Mark A. Nordenberg (Chair), Nicholas M. Donofrio, Joseph J. Echevarria, Samuel C. Scott III

Independent 3 Meetings in 2014

Our Corporate Social Responsibility Committee’s purpose is to promote a culture that emphasizes and sets high standards for corporate citizenship and to review corporate performance against those standards. The Committee is responsible for providing oversight of the company’s programs regarding strategic philanthropy and employee community involvement, public policy and advocacy, including lobbying and political contributions, environmental management, corporate social responsibility of suppliers, corporate social responsibility governance and reporting and human rights. The Committee also provides oversight for the company’s compliance with the Community Reinvestment Act and Fair Lending laws and considers the impact of the company’s businesses, operations and programs from a social responsibility perspective, taking into account the interests of stockholders, clients, suppliers, employees, communities and regulators.

For additional information regarding the company’s commitment to corporate social responsibility and the Committee’s recent initiatives, see “Helpful Resources” on page 75.

Executive Committee	Wesley W. von Schack (Chair), Nicholas M. Donofrio, Gerald L. Hassell, John A. Luke, Jr., Catherine A. Rein, Samuel C. Scott III
No Meetings in 2014

The Executive Committee, as with each of our other standing committees, is appointed annually by the Board. The Committee generally has, as permitted by law and except as limited by the Board, the powers and may exercise all the authority of the Board during intervals between Board meetings. Unlike our other committees, the Executive Committee is only required to meet as frequently as necessary to fulfill its duties and responsibilities.

Finance Committee	Jeffrey A. Goldstein (Chair), Joseph J. Echevarria, Edward P. Garden, Michael J. Kowalski
Independent Established in February 2015

The Finance Committee was established in February 2015 as a standing committee of the Board to assist the Board in fulfilling its responsibilities with respect to the monitoring and oversight of the company’s financial resources and strategies. The Committee’s responsibilities and duties will include review of (i) financial forecasts, operating budgets, capital expenditures and expense management programs and progress relative to targets and relative to competitors; (ii) plans with regard to net interest revenue, investment portfolio activities and progress relative to such plans and activities; (iii) the company’s capital structure, capital raising and capital distributions; and (iv) any initiatives, including investments, mergers, acquisitions, and dispositions, that exceed the thresholds in our Corporate Governance Guidelines and, as necessary, make recommendations to the Board regarding those initiatives.

BNY Mellon 2015 Proxy Statement 21

1. ELECTION OF DIRECTORS	Corporate Governance and Board Information

Human Resources and Compensation Committee	Samuel C. Scott III (Chair), Edward P. Garden, Edmund F. Kelly, Richard J. Kogan, Michael J. Kowalski, Wesley W. von Schack

Independent 8 Meetings in 2014

Compensation and Benefits. The HRC Committee is generally responsible for overseeing our employee compensation and benefit policies and programs, our management development and succession programs, the development and oversight of a succession plan for the CEO position and our diversity and inclusion programs. The Committee also administers and makes equity and/or cash awards under plans adopted for the benefit of our employees to the extent required or permitted by the terms of these plans, establishes any related performance goals and determines whether and the extent to which these goals have been attained. The Committee also evaluates and approves the total compensation of all other executive officers and makes recommendations concerning equity-based plans, which recommendations are subject to the approval of our entire Board. The Committee also oversees certain retirement plans that we sponsor to ensure that (i) they provide an appropriate level of benefits in a cost-effective manner to meet our needs and objectives in sponsoring such plans; (ii) they are properly and efficiently administered in accordance with their terms to avoid unnecessary costs and minimize any potential liabilities to us; (iii) our responsibilities as plan sponsor are satisfied; and (iv) financial and other information with respect to such plans is properly recorded and reported in accordance with applicable legal requirements.

CEO Compensation. The Committee reviews and approves corporate goals and objectives relevant to the compensation of our CEO, his performance in light of those goals and objectives, and determines and approves his compensation on the basis of its evaluation. With respect to the performance evaluation and compensation decisions regarding our CEO, the Committee reports its preliminary conclusions to the other independent directors of our full Board in executive session and solicits their input prior to finalizing the Committee’s decisions.

Delegated Authority. The Committee has delegated to our CEO the responsibility for determining equity awards to certain employees, other than himself, who are eligible to receive grants under our Long-Term Incentive Plan (“LTIP”). This delegated authority is subject to certain limitations, including: (i) total aggregate shares represented by plan awards in any calendar year (1,100,000), (ii) aggregate shares represented by plan awards that may be granted to any one individual in any calendar year (100,000), and (iii) a sub-limit of shares represented by full value awards that may be granted in any calendar year (550,000). In addition, the Committee may delegate limited authority to our CEO to grant awards under the LTIP beyond these limits in connection with specific acquisitions or similar transactions.

Management Involvement. Our management provides information and recommendations for the Committee’s decision-making process in connection with the amount and form of executive compensation, except that no member of management will participate in the decision-making process with respect to his or her own compensation. The “Compensation Discussion and Analysis” starting on page 29 discusses the role of our CEO in determining or recommending the amount and form of executive compensation. In addition, we address the role of our management and its independent compensation consultants and the role of the Committee’s independent outside compensation advisor in determining and recommending executive compensation on page 23.

Risk Committee	Nicholas M. Donofrio (Chair), Edward P. Garden, Jeffrey A. Goldstein, John M. Hinshaw, Edmund F. Kelly, John A. Luke, Jr., Mark A. Nordenberg, Wesley W. von Schack
Independent 5 Meetings in 2014

See “Oversight of Risk” on page 18 above for a discussion of the Risk Committee’s duties and responsibilities, which include (i) review and approval of the company’s risk appetite statement; (ii) review of significant financial and other risk exposures; (iii) evaluation of risk exposure and tolerance; (iv) review and evaluation of the company’s policies and practices with respect to risk assessment and risk management; (v) review, with respect to risk management and compliance, of certain significant reports; and (vi) review of the company’s technology risk management programs and management reports concerning the company’s technology operations.

BNY Mellon 2015 Proxy Statement 22

1. ELECTION OF DIRECTORS	Corporate Governance and Board Information

Technology Committee	Edmund F. Kelly (Chair), Nicholas M. Donofrio, John M. Hinshaw, Mark A. Nordenberg

Independent 3 Meetings in 2014

Technology Planning and Strategy. The Technology Committee is responsible for reviewing and approving the company’s technology planning and strategy, reviewing significant technology investments and expenditures, and monitoring and evaluating existing and future trends in technology that may affect our strategic plans, including monitoring overall industry trends. The Committee receives reports from management concerning the company’s technology and approves related policies or recommends such policies to the Board for approval, as appropriate. The Committee also oversees risks associated with technology.

Compensation Consultants to the HRC Committee

The HRC Committee has the sole authority to retain, terminate and approve the fees and other engagement terms of any compensation consultant directly assisting the Committee, and may select or receive advice from any compensation consultant only after taking into consideration all factors relevant to the consultant’s independence from management, including the factors set forth in the NYSE’s rules.

Compensation Advisory Partners LLC (“CAP”) has served as the Committee’s independent compensation consultant since March 2014. Prior to that time, Aon Hewitt Consulting served as the Committee’s independent consultant, including with respect to 2013 compensation decisions. Due to the retirement of Aon Hewitt Consulting’s lead consultant, the Committee interviewed a number of potential advisers and determined to engage CAP beginning with respect to 2014 compensation decisions.

As discussed in greater detail in the “Compensation Discussion and Analysis” beginning on page 29 below, beginning in March 2014, CAP assisted the Committee in its analysis and evaluation of 2014 compensation matters relating to our executive officers. CAP reported directly to the Committee, attended the in-person and telephonic meetings of the Committee, and met with the Committee in executive session without management present. CAP also reviewed and provided input on Committee meeting materials and advised on other matters considered by the Committee.

The Committee annually reviews the independence of its compensation consultant and also considered CAP’s independence prior to its determination to engage CAP. The Committee assessed the independence of CAP pursuant to SEC and NYSE rules, including considering its prior role as management’s advisor, and concluded that there are no conflicts of interest that would prevent CAP from independently representing the Committee. CAP works with management in executing its services to the Committee, but does not provide services to management without pre-approval by the Committee Chair. In addition, CAP maintains, and has provided to the Committee, a written policy designed to avoid, and address potential, conflicts of interest.

In 2014, the company paid approximately $248,000 in fees to CAP for serving as the independent compensation consultant to the Committee. Between January and March 2014, the company paid $156,000 in fees to CAP for its service as management’s advisor. Neither CAP nor its affiliates currently provide any services to the company other than serving as the HRC Committee’s independent compensation consultant. The Committee has considered the company’s relationship with CAP and determined that a conflict of interest does not exist.

The company has historically used affiliates of Aon Hewitt Consulting for additional services, including insurance brokerage services, equity valuation services and compensation market survey data. The decisions to engage affiliates of Aon Hewitt Consulting for the additional services were made by management and were not approved by the Committee or the Board of Directors; however, the Committee and the Board of Directors were aware of other services being provided by affiliates of Aon Hewitt Consulting.

In 2014, the company paid approximately $19,000 in fees to Aon Hewitt Consulting for serving as the independent compensation consultant to the Committee prior to March 2014, and an aggregate of $5 million in fees to affiliates of Aon Corporation for additional services. In addition, in 2014, Aon Risk received $2.3 million in commissions from insurance providers in connection with Aon Risk’s services as an insurance broker for the company. The Committee has considered the company’s relationship with Aon Hewitt, including the provision of other services to the company by Aon Hewitt, and determined that a conflict of interest does not exist.

Succession Planning

We have succession plans and succession processes in place for our Chairman and Chief Executive Officer, each of our Vice Chairmen, President, and for the team of approximately 180 senior leaders that make up our management Executive and Operating Committees. Our senior management succession planning process is an organization-wide practice designed to proactively identify, develop and retain the leadership talent that is critical for future business success.

BNY Mellon 2015 Proxy Statement 23

1. ELECTION OF DIRECTORS	Corporate Governance and Board Information

The succession plan for our Chairman and Chief Executive Officer is reviewed regularly by the HRC Committee and the other independent directors. The plan identifies a “readiness” level and ranking for each internal candidate and also incorporates the flexibility to define an external hire as a succession option. Formal succession planning for the rest of our senior leaders is also a regular process, which also includes identifying a rank and readiness level for each potential internal candidate and also strategically planning for external hires for positions where, for example, gaps are identified. The HRC Committee and the Board review the succession plans for all management Executive Committee positions.

Contacting the Board

Interested parties may send communications to our Board or our independent directors or any Board Committee through our Lead Director in accordance with the procedures set forth on our website (see “Helpful Resources” on page 75).

Our Corporate Secretary is authorized to open and review any mail or other correspondence received that is addressed to the Board or any individual director unless the item is marked “Confidential” or “Personal.” If so marked and addressed to the Board, it will be delivered unopened to the Lead Director. If so marked and addressed to an individual director, it will be delivered to the addressee unopened. If, upon opening an envelope or package not so marked, the Corporate Secretary determines that it contains a magazine, solicitation or advertisement, the contents may be discarded. Any written communication regarding accounting matters to our Board of Directors are processed in accordance with procedures adopted by the Audit Committee with respect to the receipt, review and processing of, and any response to, such matters.

In addition, all directors are expected to attend each Annual Meeting of stockholders. While our by-laws, consistent with Delaware law, permit stockholder meetings to occur by remote communication, we intend this to be used only in exigent circumstances. Our Board believes that an in-person Annual Meeting provides an important opportunity for stockholders to ask questions.

BNY Mellon 2015 Proxy Statement 24

1. ELECTION OF DIRECTORS	Director Compensation

DIRECTOR CO MPENSATION

Our Corporate Governance Guidelines provide that compensation for our independent directors’ services may include annual cash retainers; shares of our common stock; deferred stock units or options on such shares; meeting fees; fees for serving as a committee chair; and fees for serving as a director of one of our subsidiaries. We also reimburse directors for their reasonable out-of-pocket expenses in connection with attendance at Board meetings. In the case of airfare, directors are reimbursed for their travel expenses not exceeding the first-class commercial rate. In addition, corporate aircraft and charter aircraft may be used for directors in accordance with the company’s aircraft usage policy. Directors will also be reimbursed for reasonable out-of-pocket expenses (including tuition and registration fees) relating to attendance at seminars and training sessions relevant to their service on the Board and in connection with meetings or conferences which they attend at the company’s request.

Each year, the CG&N Committee is responsible for reviewing and making recommendations to the Board regarding independent director compensation. The CG&N Committee annually reviews independent director compensation to ensure that it is consistent with market practice and aligns our directors’ interests with those of long-term stockholders while not calling into question the directors’ objectivity. In undertaking its review, the CG&N Committee utilizes benchmarking data regarding independent director compensation of the company’s peer group based on public filings with the SEC, as well as survey information analyzing independent director compensation at U.S. public companies.

Based on its review and as previously disclosed in the 2014 Proxy Statement, the CG&N Committee recommended, and the Board approved, for 2014 an annual equity award with a value of $130,000 for each independent director. The annual equity award is in the form of deferred stock units that vest on the earlier of one year after the date of the award or on the date of the next Annual Meeting of stockholders, and must be held for as long as the director serves on the Board. The units accrue dividends, which are reinvested in additional deferred stock units. For 2014, this award of deferred stock units was granted shortly after the 2014 Annual Meeting for directors elected or re-elected at such meeting and, similarly, for 2015, this award will be granted shortly after the 2015 Annual Meeting for directors elected or re-elected at such meeting. In the case of Mr. Garden, the CG&N Committee determined that holdings of our securities by Trian (other than hedged or pledged securities) shall be deemed to be beneficially owned by Mr. Garden, given his relationship with Trian and that he transfers his security holdings to Trian.

For 2014, as previously disclosed in the 2014 Proxy Statement, our independent directors received an annual cash retainer of $110,000, payable in quarterly installments in advance. In addition, the chair of the HRC Committee received an annual cash retainer of $25,000, the chairs of the Audit Committee and the Risk Committee each received an annual cash retainer of $30,000, the chairs of all other committees each received an annual cash retainer of $20,000, each member of the Audit Committee and the Risk Committee received an annual membership fee of $10,000, and our Lead Director received an annual cash retainer of $50,000.

In addition, under our Corporate Governance Guidelines, by the fifth anniversary of their service on the Board, directors are required to own a number of shares of our common stock with a market value of at least five times the annual cash retainer of $110,000. We believe that our independent director compensation is consistent with current market practice, recognizes the critical role that our directors play in effectively managing the company and responding to stockholders, regulators and other key stakeholders, and will assist us in attracting and retaining highly qualified candidates.

In the merger we assumed the Deferred Compensation Plan for Non-Employee Directors of the Bank of New York Company, Inc. (the “Bank of New York Directors Plan”) and the Mellon Elective Deferred Compensation Plan for Directors (the “Mellon Directors Plan”). Under the Bank of New York Directors Plan, participating legacy the Bank of New York directors continued to defer receipt of all or part of their annual retainer and committee fees earned through 2007. Under the Mellon Directors Plan, participating legacy Mellon directors continued to defer receipt of all or part of their annual retainer and fees earned through 2007. Both plans are nonqualified plans, and neither plan is funded.

Although the Bank of New York Directors Plan and the Mellon Directors Plan continue to exist, all new deferrals of director compensation by any of the independent directors have been made under the Director Deferred Compensation Plan, which was adopted effective as of January 1, 2008. Under this plan, an independent director can direct all or a portion of his or her annual retainer or other fees into either (i) variable funds, credited with gains or losses that mirror market performance of market style funds or (ii) the company’s phantom stock.

BNY Mellon 2015 Proxy Statement 25

1. ELECTION OF DIRECTORS	Director Compensation

Director Compensation Table

The following table provides information concerning the compensation of each independent director who served in 2014. Mr. Hassell did not receive any compensation for his service as a director. Mr. Garden has advised us that, pursuant to his arrangement with Trian, he transfers to Trian, or holds for the benefit of Trian, all director compensation paid to him.

Name	Fees Earned or Paid in Cash($)	Stock Awards($)(6)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(7)	All Other Compensation($)(8)	Total($)
Ruth E. Bruch(1)	$107,500	$129,975	$—	$—	$237,475
Nicholas M. Donofrio(2)	$151,800	$129,975	$—	$896	$282,671
Edward P. Garden(3)	$849	$—	$—	$—	$849
Jeffrey A. Goldstein(2)	$90,000	$129,975	$—	$—	$219,975
John M. Hinshaw(4)	$37,667	$—	$—	$—	$37,667
Edmund F. Kelly	$141,800	$129,975	$—	$—	$271,775
Richard J. Kogan	$120,000	$129,975	$—	$—	$249,975
Michael J. Kowalski(2)(5)	$131,308	$129,975	$—	$491	$261,774
John A. Luke, Jr.	$140,000	$129,975	$—	$—	$269,975
Mark A. Nordenberg	$131,178	$129,975	$5,724	$3,119	$269,975
Catherine A. Rein	$150,000	$129,975	$8,991	$1,930	$290,896
William C. Richardson	$150,400	$129,975	$—	$897	$281,272
Samuel C. Scott III	$146,800	$129,975	$—	$490	$277,265
Wesley W. von Schack(2)	$195,200	$129,975	$70,554	$4,659	$400,388

(1)	Ms. Bruch resigned as a director effective August 25, 2014.

(2)	Elected to defer all or part of cash compensation in the Director Deferred Compensation Plan.

(3)	Mr. Garden was appointed as a director effective December 2, 2014.

(4)	Mr. Hinshaw was appointed as a director effective September 8, 2014.

(5)	Mr. Kowalski is retiring and is not standing for reelection at our Annual Meeting.

(6)

Amount shown represents the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board’s Accounting Standards Codification (or “FASB ASC”) 718 Compensation-Stock Compensation for 3,866 deferred stock units granted to each independent director in April 2014, using the valuation methodology for equity awards set forth in note 17 to the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2014. As of December 31, 2014, each of Messrs. Donofrio, Goldstein, Kelly, Kogan, Kowalski, Luke, Nordenberg, Richardson, von Schack, and Scott and Ms. Rein owned 3,920 unvested deferred stock units.

(7)

The amounts disclosed in this column for Messrs. Nordenberg and von Schack represent the sum of the portion of interest accrued (but not currently paid or payable) on deferred compensation above 120% of the applicable federal long-term rate at the maximum rate payable under the Mellon Directors Plan. Under the Mellon Directors Plan, deferred amounts receive earnings based on (i) the declared rate, reflecting the return on the 120-month rolling average of the 10-year T-Note rate enhanced based on years of service and compounded annually, (ii) variable funds, which are credited with gains or losses that “mirror” the market performance of market-style funds or (iii) the company’s phantom stock. The fully enhanced declared rate for 2014 was 4.79%. The amount disclosed in the column for Ms. Rein represents the amount of increase in the present value of Ms. Rein’s accumulated pension benefit under the Bank of New York Company, Inc. Retirement Plan for Non-Employee Directors. Ms. Rein is the only current director who participates in this plan. Participation in this plan was frozen as to participants and benefit accruals as of May 11, 1999.

(8)

The amounts disclosed for Messrs. Donofrio, Kowalski, Richardson and Scott and Ms. Rein reflect the amount of a 5% discount on purchases of phantom stock when dividend equivalents are reinvested under the Bank of New York Directors Plan. The amounts disclosed for Messrs. Nordenberg and von Schack reflect the estimated cost of the legacy Mellon Directors’ Charitable Giving Program, which remains in effect for them and certain other legacy Mellon directors. Upon such legacy Mellon director’s death, the company will make an aggregate donation of $250,000 to one or more charitable or educational organizations of the director’s choice. The donations are paid in 10 annual installments to each organization.

BNY Mellon 2015 Proxy Statement 26

2. ADVISORY VOTE ON COMPENSATION	Quick Reference Guide

Item 2—

Advisory Vote on Compensation

RESOLUTION | Page 28

COMPENSATION DISCUSSION AND ANALYSIS | Page 29
• Introduction

• Our Performance

• Compensation of Our Named Executives

• Our Pay Practices

• How We Address Risk and Control

• Report of the HRC Committee

EXECUTIVE COMPENSATION TABLES | Page 50
• Summary Compensation Table

• Grants of Plan-Based Awards

• Outstanding Equity Awards at Fiscal Year-End

• Option Exercises and Stock Vested

• Pension Benefits

• Nonqualified Deferred Compensation

• Potential Payments upon Termination or Change in Control

BNY Mellon 2015 Proxy Statement 27

2. ADVISORY VOTE ON COMPENSATION	Resolution

RESOLUTI ON

Proposal

We highly value dialogue and engagement with our stakeholders, including with respect to our executive compensation program. Consistent with that, and in accordance with SEC rules, we are asking stockholders to approve the following resolution:

RESOLVED, that the stockholders approve the 2014 compensation of the named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K of the Securities and Exchange Commission (including the Compensation Discussion and Analysis, the compensation tables and other narrative executive compensation disclosures).

Background

•       Since our 2009 Annual Meeting, we have provided stockholders with an advisory vote on our executive compensation program each year. At last year’s Annual Meeting, 93% of the votes cast approved our 2013 executive compensation.

•       We have continued our annual outreach process in 2014, resulting in us having conversations with investors representing about 40% of our outstanding shares as well as with proxy advisory firms and other stakeholders.

•       Our approach to compensation is designed to directly link pay to performance, be a balanced analysis of corporate and individual performance, promote long-term stock ownership and balance risk and reward, taking into consideration market trends and practices and stakeholder feedback to refine our program.

Voting

Your vote on this resolution is an advisory vote. While the Board is not required to take any action in response to the stockholder vote, the Board values our stockholders’ opinions. As in prior years, the Board intends to evaluate the results of the 2015 vote carefully when making future decisions regarding the compensation of our named executive officers. At our 2011 Annual Meeting, we provided stockholders with an advisory vote with respect to how often the company should hold a say-on-pay vote, and 86% of the votes cast voted in favor of holding such vote annually. Consistent with the voting results, we intend to hold an advisory vote each year on our executive compensation program until the next stockholder advisory vote on its frequency, which we expect will occur at our 2017 Annual Meeting.

BNY Mellon 2015 Proxy Statement 28

2. ADVISORY VOTE ON COMPENSATION	Compensation Discussion and Analysis

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

Organization and Key Considerations

Our Performance (see page 32)

•    As adjusted for compensation purposes, EPS was $2.39, representing 7% year-over-year growth but below operating budget of $2.43

•    Challenging revenue environment, resulting in 2014 revenue, as adjusted for compensation purposes, below our operating plan

•    Disciplined expense management contributed to overall performance, with noninterest expense, as adjusted for compensation purposes, $504 million better than operating plan and lower than 2013

•    Although our performance in a continuing difficult environment reflects growth over our 2013 performance, our three-year goals laid out on our Investor Day reflect our desired performance levels

•    Returned $2.43 billion to shareholders, with $1.67 billion in stock repurchases and $762 million in dividends

•    Relative stock returns were strong, with 2014 TSR of 18%, outperforming the median of our peer group and the S&P 500 Financials Index

Compensation of Our Named Executives (see pages 33 to 43)

•    In calculating the annual incentive for our CEO and other named executives, the HRC Committee exercised its discretion and further adjusted EPS from $2.39 to $2.28 to reflect the impact of certain 2014 litigation charges

•    Further, to emphasize our commitment to future long-term growth the HRC Committee shifted more of 2014 incentive pay from annual awards to at-risk long-term incentive awards in the form of performance share units (PSUs)

•    For long-term awards in the form of PSUs, the HRC Committee also established metrics to focus on three-year operating earnings per share (OEPS) growth (2015 to 2017), consistent with the goals presented at our 2014 Investor Day, with an emphasis on long-term EPS and appropriate growth in risk-weighted assets

•    CEO target pay remains unchanged

•    2013 and 2014 CEO pay is below 2013 peer group median

Our Pay Practices (see pages 43 to 48)

•    Obtain regular feedback from shareholders through annual outreach process

•    Directly link pay to performance

•    Use a balanced approach for annual incentives and promote long-term stock ownership

•    Reflect good corporate governance practices (e.g., no employment agreements, no tax gross-ups on severance and no hedging)

How We Address Risk and Control (see page 48)

•    Review of our employee compensation plans and practices (i) for alignment with sound risk management by our Chief Risk Officer and the HRC Committee and (ii) to directly link pay to appropriate risk-taking

•    Comprehensive recoupment policy that subjects all equity incentives to 100% forfeiture during the vesting period

•    Achievement of Basel III common equity Tier 1 ratio on a fully phased-in basis of at least 8.5% as a condition for funding annual incentives

BNY Mellon 2015 Proxy Statement 29

2. ADVISORY VOTE ON COMPENSATION	Compensation Discussion and Analysis

BNY Mellon 2015 Proxy Statement 30

2. ADVISORY VOTE ON COMPENSATION	Compensation Discussion and Analysis

Our Pay Practices

What we do:

✓       Directly link pay to performance

✓       Balance risk and reward in compensation

✓       Require sustained financial performance to earn full amount of long-term awards

✓       Use a balanced approach for annual incentives with both corporate and individual goals

✓       Promote long-term stock ownership through deferred equity compensation

✓       Require compliance with stock ownership guidelines and post-vest holding requirements

✓       Subject cash incentive and equity awards to recoupment and forfeiture policies

✓       Engage an independent compensation consultant

✓       Conduct robust stockholder outreach program

What we don’t do:

Ð      No excessive change-in-control or other severance benefits

Ð      No single-trigger change-in-control benefits

Ð      No change-in-control tax gross-ups

Ð      No tax gross-ups on perquisites

Ð      No employment agreements

Ð      No excessive perquisites or benefits

Ð      No hedging or short sales of our stock

Ð      No stock options with exercise price below market

Ð      No stock options with reload provisions

Ð     No repricing of underwater stock options without stockholder approval

Program Enhancements Implemented in 2015

Objective	Enhancement
Strengthen tie between pay and performance	For 2015 annual incentive, focusing management on OEPS and operating leverage, weighted 75% and 25% respectively, for the corporate component

For 2015 annual incentive, separating individual component into (1) business unit goals, which use quantitative measures to establish a payout range and (2) an individual modifier, which allows the HRC Committee to modify an award ±25%

Emphasize long-term, sustainable growth	Shifted more of 2014 pay mix to long-term incentives to emphasize commitment to future, long-term growth

Revised long-term incentive metrics to focus on OEPS growth from 2015 to 2017, consistent with the goals presented at our 2014 Investor Day, with the potential of a risk modifier based on appropriate growth in risk-weighted assets

Promote long-term alignment with stockholders

Increased the portion of 2015 annual incentive that is deferred in the form of RSUs from 57% to 80% for our CEO and from about 43% to 55% for our other named executives (also applied retroactively to CEO 2014 compensation)

Limit pension benefit accruals	Froze Legacy BNY SERP effective December 31, 2014 and all other defined benefit pension plans effective June 30, 2015

How We Address Risk and Control

Regular Review of Compensation Plans and Practices	Direct Link Between Pay and Risk-Taking	Comprehensive Recoupment Policy	Annual Incentive Funding Condition
Our Chief Risk Officer and the HRC Committee review our employee compensation plans and practices for alignment with sound risk management.

We directly link pay to appropriate risk-taking through the use of a risk scorecard in determining our named executives’ earned annual incentive and in considering potential downward adjustments to target long-term incentives.

		We have a comprehensive recoupment policy that subjects all equity incentives to 100% forfeiture during the vesting period based on risk assessments.	As a condition for funding our annual incentives, we must achieve a Basel III common equity Tier 1 ratio of at least 8.5% (0.5% above the regulatory minimum).

BNY Mellon 2015 Proxy Statement 31

2. ADVISORY VOTE ON COMPENSATION	Compensation Discussion and Analysis

Our Performance

GAAP EPS (earnings per diluted common share) increased by 24% from $1.73 to $2.15. As contemplated by our annual incentive program, the HRC Committee adjusted EPS* for certain significant unusual items, such as litigation charges in excess of plan, sale of businesses or assets or other items. As adjusted for compensation purposes, EPS was $2.39, which is consistent with our operating income per share of $2.39.**

The low global interest rate environment and increased regulatory compliance requirements combined with non-U.S. economic and geopolitical uncertainties contributed to a challenging revenue environment for us, resulting in 2014 revenue, as adjusted for compensation purposes, below our operating plan. Our revenue performance was largely offset by strong operating expense control. Assets under custody and/or administration grew 3% (to $28.5 trillion) and assets under management increased 8% (to $1.71 trillion).

In 2014 and over the past three years, BNY Mellon achieved a TSR of 18% and 117%, respectively, outperforming the median of our peer group and the S&P Financials Index as a whole. Our 2014 TSR was at the 74th percentile compared to our peer group and the 61st percentile compared to the S&P Financials Index.

In 2014, we also repurchased 46.2 million common shares for approximately $1.7 billion and increased our quarterly dividend by 13% to $0.17 per share, returning significant value to our stockholders.

We also continued to maintain our strong capital position and further strengthened our balance sheet, remaining a safe and trusted business partner to our clients. Our estimated Basel III common equity Tier 1 ratio** calculated under the Advanced Approach on a fully phased-in basis was 9.8% at December 31, 2014, exceeding our minimum expected threshold ratio of 8%, including a G-SIB buffer of at least 1%.

Earnings Per Share Has Increased Over 2012-2014	Returned Significant Value to Shareholders (Measured by Total Payout Ratio***)	Total Shareholder Return Has Exceeded Peers

*

2014 EPS, as adjusted for compensation purposes, excludes the gain on the sale of our investment in Wing Hang Bank Ltd., the gain in excess of plan on the sale of our One Wall Street office building in lower Manhattan, litigation charges in excess of plan, certain restructuring charges, a charge related to an administrative error in connection with certain investment management funds, and the benefit of a tax carryback claim. 2013 EPS, as adjusted for compensation purposes, excludes the impact of the U.S. Tax Court’s rulings in 2013 disallowing some foreign tax credits from before the Bank of New York and Mellon merger. 2014 EPS, as adjusted for compensation purposes, was adjusted downward for purposes of determining the annual incentive awarded to our CEO and other named executives to reflect the impact of certain 2014 litigation charges.

**	For a reconciliation and explanation of these non-GAAP measures, see Annex A.

***

Total Payout Ratio is equal to (a) the sum of dividends and stock repurchases, divided by (b) reported or adjusted net income available to common shareholders. For 2014, adjusted net income excludes the gain on the sale of our investment in Wing Hang Bank Ltd., the gain in excess of plan on the sale of our One Wall Street office building in lower Manhattan, litigation charges in excess of plan, certain restructuring charges, a charge related to an administrative error in connection with certain investment management funds, and the benefit of a tax carryback claim.

BNY Mellon 2015 Proxy Statement 32

2. ADVISORY VOTE ON COMPENSATION	Compensation Discussion and Analysis

Compensation of Our Named Executives

2014 Target Total Direct Compensation Structure

2014 Incentive Compensation Awarded1, 2

After determining the calculated annual and long-term incentives, the HRC Committee shifted more of 2014 incentive pay from annual awards to at-risk long-term incentive awards in the form of PSUs, as described below on page 41, resulting in the following awards.

	Annual Incentive			Long-Term Incentive		Total Incentive	Deferred Equity
	Cash	RSUs	Awards as % of Target	PSUs	Award as % of Target	Award as % of Target	as % of Total Incentive
Gerald L. Hassell (Chairman & CEO)	$1,244,640	$4,978,560	74%	$4,500,000	125%	89%	88%
Thomas P. (Todd) Gibbons (Vice Chairman & CFO)	$1,808,471	$1,358,729	85%	$2,006,250	125%	97%	65%
Curtis Y. Arledge (Vice Chairman & CEO of Investment Management)	$3,647,534	$2,740,442	68%	$5,006,250	125%	85%	68%
Karen Peetz (President)	$1,716,826	$1,289,874	80%	$2,006,250	125%	94%	66%

1

The amounts reported differ substantially from the amounts determined under SEC rules as reported for 2014 in the Summary Compensation Table set forth on page 50. The above table is not a substitute for the Summary Compensation Table set forth on page 50.

2

Our 2014 named executives also include Timothy F. Keaney, former Vice Chairman and CEO of Investment Services and Brian G. Rogan, former Vice Chairman and Chief Risk Officer. Messrs. Keaney and Rogan’s employment with the company terminated effective September 30, 2014 and December 31, 2014, respectively. Because their compensation was determined in connection with their departure, they are not included in this table; their compensation is described below in “Separation Benefits for Messrs. Keaney and Rogan” on page 47.

BNY Mellon 2015 Proxy Statement 33

2. ADVISORY VOTE ON COMPENSATION	Compensation Discussion and Analysis

Target Compensation

For 2014, the HRC Committee did not change the target total direct compensation for any of our named executives.

In the first quarter of each year, the HRC Committee considers competitive data, executive position and level of responsibility and, for executives other than our CEO, our CEO’s recommendation, and establishes target total direct compensation for each executive. Targets are reviewed annually but only adjusted if determined appropriate by the HRC Committee.

Name[1]	Salary	Annual Incentive	Long-Term Incentive	Total Target Direct Compensation	% Change from 2013
Hassell	$1,000,000	$8,400,000	$3,600,000	$13,000,000	0%
Gibbons	$650,000	$3,745,000	$1,605,000	$6,000,000	0%
Arledge	$650,000	$9,345,000	$4,005,000	$14,000,000	0%
Peetz	$650,000	$3,745,000	$1,605,000	$6,000,000	0%

1

Our 2014 named executives also include Messrs. Keaney and Rogan, whose employment with the company terminated in September and December 2014, respectively. Each of Messrs. Keaney and Rogan’s targeted 2014 total compensation opportunity was $6,000,000; however, they are not included in the table above because their compensation was determined in connection with their departure and is described further below in “Separation Benefits for Messrs. Keaney and Rogan” on page 47. We have included information concerning Messrs. Keaney and Rogan in the Summary Compensation Table and other related tables in accordance with SEC rules and regulations, and we discuss matters relating to their compensation in this CD&A where relevant.

2014 Incentive Compensation

Emphasis on Long-Term Sustainable Performance

As contemplated by our annual incentive program and discussed under “Annual Incentive Calculation – Corporate Component,” the HRC Committee adjusted our GAAP EPS of $2.15 to $2.39 for compensation purposes, reflecting certain significant unusual items, such as litigation charges in excess of plan, sale of businesses or assets or other items. In determining the annual incentives for named executives, the HRC Committee further adjusted EPS downward by $0.11 to reflect the impact of certain 2014 litigation charges. This resulted in an adjusted EPS measure of $2.28.

Further, to emphasize our commitment to future long-term growth the HRC Committee shifted more of 2014 incentive pay from annual awards to at-risk long-term incentive awards in the form of PSUs. After calculating the annual incentive and long-term incentive as described below, the HRC Committee exercised its discretion to reduce the calculated annual incentive. The reduction was then offset by a corresponding increase in the long-term incentive in the form of PSUs. As a result, a greater portion of total incentive for 2014 (i.e., annual incentive awarded plus long-term incentive awarded) was deferred and weighted towards multi-year awards and goals. These long-term awards will be earned only based on the achievement of future three-year performance goals.

The HRC Committee determined to apply the heightened emphasis on long-term growth to our continuing named executive officers and other members of senior management, not including our Chief Risk and Legal Officers. The shift did not apply to Messrs. Keaney and Rogan, whose employment with us terminated in 2014.

The remainder of this 2014 Incentive Compensation discussion describes (1) the annual incentive calculation before the shift, (2) the long-term incentive calculation before the shift, (3) the effect of the shift and (4) the enhanced long-term performance metrics the HRC Committee has implemented beginning with the award for 2014.

Annual Incentive Calculation

We have used a “balanced scorecard” approach for our annual incentive since 2009. Our approach is designed to be a comprehensive analysis of corporate and individual performance determined in the discretion of the HRC Committee and measures both (1) corporate financial performance and capital management, as well as risk assessment results, which we refer to as the “corporate component,” and (2) each executive’s business/functional, strategic and operational results, including expense management and risk assessment results, which we refer to as the “individual component.” Earned awards are paid out in a combination of cash, and RSUs deferred over three years.

BNY Mellon 2015 Proxy Statement 34

2. ADVISORY VOTE ON COMPENSATION	Compensation Discussion and Analysis

Weighting

The weightings of the corporate and individual components are reviewed annually. For 2014, the corporate component was raised to 50% for any named executive whose corporate component was previously below that level. The corporate component weight for Mr. Hassell continued to be 65% due to his role.

Corporate Component

The same corporate component goals apply to each named executive officer. For 2014, the HRC Committee retained EPS (earnings per share) as the guideline measure for the corporate component and identified expense control and operating leverage, total shareholder return (TSR) relative to peers, return on equity, EPS growth relative to peers, and impact of market conditions as other financial factors to evaluate. The HRC Committee established the target corporate components of the balanced scorecard in February 2014. The HRC Committee and management view EPS as an indicator of operational success and an important factor that drives stock price performance and stockholder value creation. The other identified factors can impact the EPS guideline payout result, based on a retrospective assessment of the strength of that result. The assessment also considers market reaction to company performance, relative performance, risk-based results and other important factors that could not have been known when the EPS goals were established.

•	Earnings per share. Our 2014 EPS operating budget was set at $2.43, well above our 2013 budget of $2.10.

The guidelines below provide a range of incentive payouts that correspond to each of five different levels of EPS and were enhanced for our 2014 program so that results below what we earned in 2013, as adjusted for compensation purposes, would produce a maximum guideline of 75% and results below a threshold of 83% of budget would result in a zero component payout:

Earnings Per Share	Percent of Budget ($2.43)	Payout Range
<$2.01	<83%	0%
$2.01-$2.23	83%-92%	50%-75%
$2.24-$2.43-$2.67	92%-100%-110%	75%-120%
$2.68-$2.92	110%-120%	120%-135%
>$2.92	>120%	135%-150%

The EPS guidelines provide the HRC Committee with discretion within the corporate component payout range. They also provide for adjustments for certain significant unusual items, such as litigation charges in excess of plan, sale of businesses or assets or other items, as determined in the exercise of the HRC Committee’s discretion.

Our GAAP 2014 EPS was $2.15. The HRC Committee adjusted GAAP EPS for compensation purposes to exclude the following items: the gain on the sale of our investment in Wing Hang Bank Ltd., the gain in excess of plan on the sale of our One Wall Street office building in lower Manhattan, litigation charges in excess of plan, certain restructuring charges, a charge related to an administrative error in connection with certain investment management funds net of incentives, and the benefit of a tax carryback claim. These adjustments, which we refer to as the “2014 Adjustments,” resulted in an adjusted EPS of $2.39.

The company incurred significant litigation charges during 2014. For the named executives, the HRC Committee determined in its discretion to further adjust the impact of the litigation charges in its calculation of EPS, as adjusted for compensation purposes, to reflect their leadership positions. This resulted in a further adjusted EPS of $2.28 as shown on the next page.

BNY Mellon 2015 Proxy Statement 35

2. ADVISORY VOTE ON COMPENSATION	Compensation Discussion and Analysis

EPS as Adjusted for Compensation Purposes	$2.39
• Further adjust EPS, as adjusted for compensation purposes, to include certain litigation charges incurred in the fourth quarter of 2014	(0.11)
Further Adjusted EPS for Named Executive Officers	$2.28

•

Other considerations. The HRC Committee then evaluated the five other financial metrics, which the HRC Committee may factor into its consideration to either increase the corporate component up to 150% or to reduce/eliminate it:

–

Expense control and operating leverage. For our 2014 compensation program, expense control and operating leverage was added as a consideration to the corporate component. After reflecting the 2014 Adjustments, noninterest expense, as adjusted for compensation purposes and excluding amortization of intangible assets, was $10.9 billion, $504 million better than budget. We also achieved positive operating leverage of 283 basis points on a plan basis, which exceeded the target by 83 basis points.

–

Relative TSR. Our 2014 TSR of 18% was in the 61st and 74th percentile relative to the S&P 500 Financials Index and our peer group, respectively. Our three-year TSR of 117% also outperformed the S&P 500 Financials Index and our peer median.

–

Return on equity. For 2014, our return on common equity, as adjusted for compensation purposes, was 8.1% versus our goal of 8.8%, and our return on tangible common equity, as adjusted for compensation purposes, was 17.6% versus our goal of 19.0% (reflecting, in each case, the 2014 Adjustments).

–

Relative EPS growth. Our 2014 GAAP EPS of $2.15 represented growth at the 83rd and 80th percentile of the companies in the S&P 500 Financials Index and our peer group, respectively. However, our EPS, as adjusted for compensation purposes, of $2.39 was below our budget of $2.43.

–

Impact of market conditions. The HRC Committee evaluated the market conditions that affected the company in 2014 by comparing actual index results against budgets. In 2014, the HRC Committee noted that challenging market factors resulted in revenue, as adjusted for compensation purposes, below our operating plan, partially affected by lower or worse than anticipated international equity indices, volatility, interest rates and lower depositary receipts.

•

Risk assessment results. As described below on page 39, the HRC Committee determined whether it would make any downward adjustments to the corporate component payout based on its review of the risk scorecard results. In addition, if the result is lower than acceptable risk tolerance, the “other considerations” above may not be used to increase the corporate component. No downward adjustments were made for 2014.

The further adjusted EPS of $2.28 was 94% of our budgeted 2014 EPS and resulted in a guideline corporate component payout range of 75% to 120%. Taking in account an evaluation of the factors outlined above, none of which had any specific weighting, and its discussions with other independent directors, the HRC Committee established 82% as the payout percentage, at the lower end of the guideline 75% to 120% payout range. In reaching its decision, the HRC Committee viewed our performance results from the perspective of limited EPS growth and revenue, as adjusted for compensation purposes, below our operating plan, while recognizing the company’s strong TSR and improved expense control.

Individual Component

In February 2014, the HRC Committee approved the individual objectives for our CEO, after discussion with the other independent directors, and for our other named executive officers, which were set by our CEO after discussion with the HRC Committee. In May 2014, the HRC Committee approved changes to these objectives to reflect the inclusion of additional operating leverage or expense reduction targets, where applicable. None of the objectives had any specific weighting and are intended to be used, together with other information the HRC Committee determines relevant, to develop a holistic evaluation of individual performance.

In the first quarter of 2015, the HRC Committee evaluated 2014 performance for each named executive against, among other factors, the approved individual objectives. For Mr. Hassell, the HRC Committee reviewed his performance self-assessment, obtained feedback from each independent director, and finalized its decision after reporting its preliminary evaluation to the other independent directors and soliciting their input. For each of the other named executive officers (other than Messrs. Keaney and Rogan), the HRC Committee reviewed his or her performance self-assessment, considered Mr. Hassell’s recommendation and summary of performance, and finalized its decision after soliciting input from the other independent directors. See “Separation Benefits for Messrs. Keaney and Rogan” on page 47 for information on the determination of their 2014 annual incentive.

BNY Mellon 2015 Proxy Statement 36

2. ADVISORY VOTE ON COMPENSATION	Compensation Discussion and Analysis

Gerald L. Hassell Awarded 90% for his individual component following a number of considerations, including:

•      Financial:

–       As adjusted for compensation purposes, EPS of $2.39, compared to a target of $2.43; return on common equity, as adjusted for compensation purposes, of 8.1% compared to budget of 8.8%; and return on tangible common equity, as adjusted for compensation purposes, of 17.6% compared to budget of 19.0%;

–       Delivered positive operating leverage, as adjusted for compensation purposes, in excess of target by 83 basis points;

–       Instituted a more disciplined and measured capital allocation/expenditure process for better oversight of our portfolios and major expenditures; and

–       Delivered one-year TSR of 18%, positioning the company at the 61st percentile of the S&P 500 Financials Index and three-year TSR of 117%, positioning the company at the 76th percentile.

•      Strategic:

–       Executed strategic priorities and adjusted business model to develop alternatives for capital reinvestment by, among other things, taking action on a number of underperforming or non-strategic businesses, implementing new cost reduction initiatives and approving new organic growth initiatives with key clients;

–       Developed a three-year plan for the Company as presented at our 2014 Investor Day; and

–       Established specific, measurable programs to improve the risk culture of the company, including launching a new program to produce company-wide intraday credit exposure reports with increased visibility, developing daily early warning indicators of key intraday liquidity metrics, and delivering a risk and compliance curriculum at BKU, our learning and development platform for employees.

•      Leadership:

–       Streamlined the Executive Committee structure while strengthening the senior management team with the addition of several key hires and internal promotions;

–       Continued progress in driving our performance culture through cross-business collaboration and company-wide innovation, while enhancing risk management by promoting a strong, sound and forward-looking risk culture;

–       Led development of improved talent, succession and development planning for key senior leadership positions across the company; and

–       Advanced diversity and inclusion by setting the “tone at the top,” including sponsoring or representing BNY Mellon at key diversity and leadership events and overseeing the hiring and progression of diverse talent through the company.

BNY Mellon 2015 Proxy Statement 37

2. ADVISORY VOTE ON COMPENSATION	Compensation Discussion and Analysis

Thomas P. “Todd” Gibbons Awarded 100% for his individual component following a number of considerations, including:

•      Financial:

–       Achieved net interest revenue of $2.9 billion (excluding provision) consistent with plan and effective tax rate of 26.2% consistent with plan;

–       As adjusted for compensation purposes, EPS of $2.39, compared to a target of $2.43, and above median TSR over both a one-year and three-year period; and

–       Delivered significant benefits related to a tax carryback claim.

•      Strategic:

–       Established new capital allocation / expenditure process that ensures capital allocation is appropriately prioritized by establishing return on equity as a key financial goal, organizing projects into portfolios for improved oversight, and forming a new committee to approve and monitor major expenditures;

–       Developed a three-year plan for the Company as presented at our 2014 Investor Day;

–       Substantially achieved finance reengineering program cost reduction target of $16.5 million; and

–       Enhanced internal controls to improve regulatory reporting and reporting of key financial metrics included in external filings.

•      Leadership:

–       Increased organizational effectiveness and advanced our diversity and inclusion agenda by, among other things, evolving our management structure; and

–       Developed tools and improved processes for measuring, monitoring and managing liquidity, including intraday liquidity, from a fundamental risk management and regulatory compliance standpoint.

Curtis Y. Arledge Awarded 89% for his individual component following a number of considerations, including:

•      Financial:

–       Investment management business operating performance below plan with respect to revenue, pretax income and return on equity targets, although operating expense control was better than plan;

–       Revenue and earnings growth below that of a diversified group of peers;

–       Supported the corporate operating leverage goal by delivering operating leverage better than plan for investment management; and

–       Mixed financial performance of targeted investment boutiques.

•      Strategic:

–       Continued to refine the investment management business model and distribution strategy by restructuring the U.S. retail team, expanding wealth management in sales and private banking for key markets, and increasing our presence in the Asia-Pacific region;

–       Created new businesses and investment solutions where appropriate given financial expectations and market conditions, including launching a joint venture with Iron Hound Management in the conduit lending business and hedge fund strategies to diversify our business mix; and

–       Enhanced the connection between our investment and wealth management businesses on the marketing, sponsorship and investments fronts.

•      Leadership:

–       Demonstrated commitment to strong internal governance controls to ensure effective management, communication and understanding of our risk appetite and risk culture, including participating in the creation of a global risk statement; and

–       Increased organizational effectiveness and advanced our diversity and inclusion agenda by, among other things, recruiting key hires and identifying areas of improvement for simplifying the managerial structure in targeted functions.

BNY Mellon 2015 Proxy Statement 38

2. ADVISORY VOTE ON COMPENSATION	Compensation Discussion and Analysis

Karen Peetz Awarded 100% for her individual component following a number of considerations, including:

•      Financial:

–       Achieved operating performance in line with our 2014 plan for our global client management, credit services and treasury services businesses, including exceeding the pretax income plan for treasury services;

–       Reduced front office expenses by 25% year-over-year, more than 3X goal, and delivered expense control better than plan for global client management; and

–       Supported the corporate operating leverage goal by delivering operating leverage better than plan for treasury services.

•      Strategic:

–       Developed and implemented specific market segment strategies for global client management;

–       Led company-wide innovation program to create new revenue growth opportunities;

–       Developed with Human Resources a core curriculum for BKU and rolled out mandatory, job-specific risk management training for all employees;

–       Led policies and procedures initiative and tri-party reform initiatives, including 90% overall tri-party intraday credit risk reduction; and

–       Supported reporting mechanisms for credit and liquidity risk, and implemented specific risk reduction measures for central counterparty clients.

•      Leadership:

–       Successfully led enterprise-wide coordination of regulatory projects; and

–       Increased organizational effectiveness and advanced our diversity and inclusion agenda by, among other things, recruiting key hires for the global client management business and streamlining the treasury services business.

Risk Assessment

We adopted the use of a risk scorecard in 2011 to formally connect compensation and risk-taking. The risk scorecard takes into account liquidity, operational, reputational, market, credit and technology risk categories by measuring:

•	maintenance of an adequate compliance program, including adhering to our compliance rules and programs;

•

protection of the company’s reputation, including reviewing our business practices to ensure that they comply with laws, regulations and policies, and that business decisions are free from actual or perceived conflicts;

•	management of operational risk, including managing operational losses and maintaining proper controls;

•

compliance with all applicable credit, market and liquidity risk limits, including understanding and monitoring risks associated with relevant businesses and new client acceptance, as well as appropriately resolving or escalating risk issues to minimize losses; and

•	meeting Internal Audit expectations, including establishing an appropriate governance culture, achieving acceptable audit results and remediating control issues in a timely manner.

The HRC Committee’s review of the risk scorecard results for each named executive was taken into account by the Committee in determining each of the corporate and individual components of the balanced scorecard as described above. No downward adjustments were made for 2014.

Minimum Funding Requirement

A Basel III common equity Tier 1 ratio of at least 8.5% on a fully phased-in basis was established as a minimum funding requirement for our annual incentive, with such percentage being above the minimum regulatory threshold ratio to which we expect to be held. This threshold funding goal was met, with an estimated Basel III common equity Tier 1 ratio of 9.8% at December 31, 2014, calculated under the advanced approach on a fully phased-in basis.

BNY Mellon 2015 Proxy Statement 39

2. ADVISORY VOTE ON COMPENSATION	Compensation Discussion and Analysis

Long-Term Incentive Calculation

In February 2015, in calculating the 2014 long-term incentive, our HRC Committee applied the following adjustment process to the target amounts previously set and communicated to our named executives in February 2014. The adjustment process can result in a PSU grant between 0% and 125% of the target amount.

•

Performance Results. Target long-term incentive award amounts were first subject to adjustment based on the HRC Committee’s review of 2014 annual performance against the corporate and individual goals of each executive’s 2014 annual incentive balanced scorecard.

Performance Results	Adjustment
Less than 90% of target	0% to –25%
Between 90% and 110% of target	0%
More than 110% of target	0% to +25%

•

Strategic Objectives. Resulting adjustments may be modified, upward or downward, by an additional 25% in the HRC Committee’s discretion after considering strategic assessments of each named executive and priorities for the company. The total reduction or increase cannot be greater than 25%.

•

Risk Scorecard Results. Target long-term incentive award amounts are also subject to downward adjustment of up to 100% based on the risk scorecard results, which measure compliance with risk metrics. No positive adjustment may be applied if the risk scorecard result is lower than acceptable risk tolerance. The initial target awards were not adjusted on this basis.

The initial target award for Mr. Gibbons was adjusted upward by 10% in recognition of his 2014 contributions in developing a three-year plan for the company as presented at our 2014 Investor Day and in delivering significant benefits related to a tax carryback claim. The initial target award for Mr. Arledge was adjusted downward by 15% in light of 2014 operating performance below plan and peers. As a result of these adjustments, the calculated long-term incentive awards were as follows: $3,600,000 for Mr. Hassell, $1,765,500 for Mr. Gibbons, $3,404,250 for Mr. Arledge and $1,605,000 for Ms. Peetz. Messrs. Keaney and Rogan did not receive a PSU grant in February 2015 since their employment with us terminated in 2014.

Strategic Shift to Long-Term Incentive

After determining the calculated annual and long-term incentives as described above, the HRC Committee shifted the 2014 pay mix for Executive Committee members to long-term incentives that are at-risk based on 2015-2017 performance by:

•	Increasing the long-term incentive to 125% of target (the maximum amount contemplated by our program), primarily tied to achievement of three-year OEPS goals, and

•	Correspondingly reducing the annual incentive, such that the total incentive (annual plus long-term) was equal to the aggregate calculated amounts.

As a result, 2014 incentives were significantly weighted more towards long term awards that will only be earned based on future performance and 88% of the total incentive was delivered in the form of deferred equity (i.e., RSUs and PSUs) for Mr. Hassell (between 65% and 68% for the other applicable named executives).

Name[1]	Calculated Annual Incentive	Calculated Long-Term Incentive	Total Incentive	Annual Incentive Awarded [2]	Long-Term Incentive (PSUs) Granted [2]
Hassell	$7,123,200 (85% of target)	$3,600,000 (100% of target)	$10,723,200 (89% of target)	$6,223,200 (74% of target)	$4,500,000 (125% of target)
Gibbons	$3,407,950 (91% of target)	$1,765,500 (110% of target)	$5,173,450 (97% of target)	$3,167,200 (85% of target)	$2,006,250 (125% of target)
Arledge	$7,989,976 (86% of target)	$3,404,250 (85% of target)	$11,394,226 (85% of target)	$6,387,976 (68% of target)	$5,006,250 (125% of target)
Peetz	$3,407,950 (91% of target)	$1,605,000 (100% of target)	$5,012,950 (94% of target)	$3,006,700 (80% of target)	$2,006,250 (125% of target)

1

For more information about Messrs. Keaney and Rogan’s annual incentive, see “Separation Benefits for Messrs. Keaney and Rogan” on page 47. Because Messrs. Keaney and Rogan’s employment with us terminated in 2014, they did not receive a grant of PSUs with respect to 2014.

2

In calculating the number of PSUs to grant, the HRC Committee divided these dollar amounts by $37.80, the average closing price of our common stock on the NYSE for the 25 trading days from January 2, 2015 through February 6, 2015, to mitigate the impact of short-term volatility in our stock price.

BNY Mellon 2015 Proxy Statement 40

2. ADVISORY VOTE ON COMPENSATION	Compensation Discussion and Analysis

Enhanced Long-Term Incentive Performance Metrics

To further emphasize future growth, the HRC Committee also revised the performance metrics for the long-term incentive (PSUs) to focus on three-year OEPS growth during 2015-2017, with targets consistent with the goals we presented to shareholders on our 2014 Investor Day. The PSUs will include a risk modifier based on appropriate growth in risk-weighted assets (RWA), which can result in downward adjustment only. Previously, PSUs were earned in separate tranches over each year of the performance period and earned based on RRWA.

Operating earnings per share (OEPS) is defined as reported earnings per share excluding merger and integration, restructuring, litigation expense and other significant, unusual items added or subtracted at the HRC Committee’s discretion. RWA is defined as, for each fiscal year, the simple average of the preceding four quarter-end risk-weighted assets (estimated on a fully phased-in basis in Basel III using the advanced approach) based on existing assumptions at the commencement of the performance period and as reported in the company’s SEC filings.

HRC Committee Award Determinations vs. Summary Compensation Table

The Summary Compensation Table on page 50 does not reflect the manner in which our HRC Committee thinks about and determines compensation. In particular, the SEC rules require that we report equity-based awards for the year that they are granted, even though they were awarded for services performed the prior year (such as through our annual incentive) or are awarded after adjustment for performance during the prior year (such as through our long-term incentive).

We have made a number of enhancements to our compensation program over the last few years, including (1) substantially increasing the deferred equity portion of our annual incentive to promote long-term equity ownership and (2) increasing the portion of pay that varies directly with yearly performance. These enhancements have had a particular effect on the ability to compare year-over-year reported pay.

The manner in which our HRC Committee approaches compensation and a comparison to SEC reporting requirements is set forth in the following table and is illustrated on this page 41.

	Annual Incentive		Long-Term Incentive
	Cash	RSUs	PSUs
How Our HRC Committee Approaches Compensation	Awarded in February 2015 based on 2014 performance (February 2015 award is viewed as 2014 compensation)	Awarded in February 2015 based on 2014 performance (February 2015 award is viewed as 2014 compensation)	Granted in February 2015 after adjusting targets based on 2014 performance (February 2015 award is viewed as 2014 compensation)
How the Summary Compensation Table Reports Compensation	In the year they are earned (February 2015 award is 2014 compensation)	In the year they are granted (February 2015 award is 2015 compensation)	In the year they are granted (February 2015 award is 2015 compensation)

The difference between our HRC Committee’s approach and the Summary Compensation Table becomes more pronounced when change in pension value is included. Since 2011, we have not changed the formula for calculating benefits under our pension plans. However, SEC rules require that we report the change in actuarial present value of each named executive’s accumulated pension benefit from year to year. Because the assumptions used for calculating actuarial present value (such as the relevant discount rate) may change from year to year, the figure reported as change in pension value in the Summary Compensation Table does not reflect any changes made to our retirement plans but instead reflects changes in the underlying assumptions used for calculating the actuarial present value.

Outstanding Long-Term Equity Incentives

In 2013, we reintroduced PSUs as our long-term performance vehicle. The PSUs are granted each year and any earned PSUs cliff vest after the end of three-year performance periods based on continued service (with certain exceptions for retirement-eligible executives). The PSUs are earned between 0-125% based on the achievement of performance metrics. Granting awards annually with overlapping, multi-year performance periods allows the HRC Committee to annually review and update, as appropriate, the structure and performance metrics that we use in our PSUs program.

BNY Mellon 2015 Proxy Statement 41

2. ADVISORY VOTE ON COMPENSATION	Compensation Discussion and Analysis

Our outstanding long-term incentive PSU awards are illustrated below.

February 2014 PSU Award

As discussed in last year’s proxy statement, in February 2014, the HRC Committee granted PSUs to each of our named executives based on target values, as adjusted based on prior-year 2013 performance. The PSUs are earned based on RRWA over each year of the 2013-2015 performance period.

Consistent with our focus on pay for performance, the HRC Committee pre-established an RRWA target of 2.0% for the February 2014 PSU awards (25% higher than the target for the PSUs granted in the prior year). Our RRWA in 2014 was 1.57%, resulting in an earnout percentage of 67% for the first tranche of the February 2014 PSU awards (and 98% for the second tranche of the February 2013 PSU awards).

Return on risk-weighted assets (RRWA) is defined as net income available to common stockholders, adjusted for capital charges on acquisitions as incurred, divided by the simple average of quarter-end risk-weighted assets (estimated per a fully phased-in Basel III, based on existing assumptions and approaches at the end of the commencement of the performance period, and as reported in our reports on Forms 10-Q and 10-K).

Reduction or Forfeiture in Certain Circumstances

The company may cancel all or any portion of the PSUs (as well as the RSUs that constitute a portion of our named executives’ annual incentive award), if, directly or indirectly, the named executive (1) engages, or is discovered to have engaged, in conduct that is materially adverse to the company’s interests during his or her employment, (2) violates certain non-solicitation or non-competition restrictions during his or her employment and for a certain period thereafter, (3) violates any post-termination obligation or duties owed to the company or (4) has received, or may receive, compensation that is required to be forfeited and/or repaid to the company pursuant to applicable regulatory requirements. In addition, in the event that the named executive’s risk scorecard rating is lower than acceptable risk tolerance, any unvested PSUs (as well as unvested RSUs) will be subject to review and potential forfeiture, as determined by our HRC Committee.

Other Compensation and Benefits Elements

Retirement and Deferred Compensation Plans

After the Bank of New York and Mellon merger in 2007, we assumed certain existing arrangements affecting the provision of retirement benefits to our named executives, maintaining qualified and non-qualified defined benefit and defined contribution plans in which eligible employees, including our named executives, may participate. Our named executives are eligible to participate in deferred compensation plans, which enable eligible employees to defer the payment of taxes on a portion of their compensation until a later date. In December 2014, the HRC Committee authorized an amendment to our Legacy BNY SERP to freeze all accruals as of December 31, 2014 and in January 2015, the HRC Committee authorized an amendment to our other defined benefit pension plans (including the BNY Mellon Tax-Qualified Retirement Plan and the Legacy BNY Excess Plan) to freeze all accruals as of June 30, 2015. For a description of these plans and our named executive officers’ participation therein, see “Pension Benefits” and “Nonqualified Deferred Compensation” below.

BNY Mellon 2015 Proxy Statement 42

2. ADVISORY VOTE ON COMPENSATION	Compensation Discussion and Analysis

Perquisites

Our named executives are eligible to participate in company-wide benefit plans. In addition, we provide certain benefits, consistent with market practices, that are reportable under SEC rules as perquisites. The following perquisites were provided in 2014 and are substantially unchanged from 2013:

Perquisites	Description
Car and Driver

Each named executive has access to a pool of company cars and drivers for security purposes and to allow for more effective use of travel time. The pool is also available for use by our other executives.

Executive Life Insurance	The named executives are covered by certain life insurance plans. (See footnotes to the Summary Compensation Table below.)
Personal Use of Corporate Aircraft

Company aircraft are intended to be used by employees, directors and authorized guests primarily for business purposes. Our policy provides that the CEO should make prudent use of the company aircraft for security purposes and to make the most efficient use of his time. The HRC Committee receives an aircraft usage report on a semi-annual basis.

Charitable Gifts Match

We maintain a matching gift program for gifts to eligible charities. All of our employees are eligible to participate in the matching gift program, and our named executives are eligible for an additional match of up to $30,000.

Our Pay Practices

Stakeholder Engagement

In determining our pay practices, we believe it is important to consider feedback and input from our stakeholders, including shareholders, employees, clients and the communities we serve.

We received strong support for our executive compensation program with 93% shareholder approval of the say-on-pay proposal at our 2014 annual meeting and continued to actively engage with our stakeholders throughout the remainder of the year. We also webcast our 2014 annual meeting to allow broader shareholder participation.

In total, in advance of our 2015 annual meeting, we continued our annual outreach process which resulted in conversations with investors representing about 40% of our outstanding shares, as well as from proxy advisory firms and other shareholders. We further engaged shareholders and analysts at our Investor Day conference held on October 28, 2014.

We also regularly engage in direct meetings with local leaders and advocacy groups in our communities, and utilize town halls and employee resource groups to better understand and communicate with our employees.

As a result of the feedback we received, our HRC Committee determined to make the following enhancements to our go-forward compensation program:

•

To emphasize long-term, sustainable growth, as described above, we shifted 2014 pay mix to long-term incentives that will only be earned based on OEPS growth from 2015 to 2017, consistent with the goals presented at our 2014 Investor Day, with the potential of a risk modifier based on appropriate growth in risk-weighted assets.

•

To promote long-term ownership, the portion of our CEO’s 2014 annual incentive that is deferred in the form of RSUs was increased to 80% (from 57%); this increase was originally intended to apply going forward to 2015 compensation. For our other named executives, the deferred portion of the 2015 annual incentive will be increased to 55% (from 43%).

•	To limit pension accruals, we froze the Legacy BNY SERP effective December 31, 2014 and all other defined benefit pension plans effective June 30, 2015.

BNY Mellon 2015 Proxy Statement 43

2. ADVISORY VOTE ON COMPENSATION	Compensation Discussion and Analysis

•

To strengthen the tie between pay and performance, for 2015, the balanced scorecard for our annual incentive will be revised to (1) focus management on OEPS and operating leverage, weighted 75% and 25% respectively, for the corporate component, while maintaining HRC Committee discretion within the corporate component payout range and (2) separating the individual component into business unit goals, which use quantitative financial measures to establish a payout range, and an individual modifier, which allows the HRC Committee to modify an award by ±25% to recognize and differentiate individual actions and contributions in final pay decisions. Consistent with 2014, the balanced scorecard will continue to use a minimum funding requirement and risk assessment.

Key Compensation Practices

To further our commitment to good corporate governance practices and mitigation of inappropriate risk-taking, our 2014 compensation program for the named executives has the following features:

Directly link pay to performance

•       Performance-based incentive compensation: 89-95% of total target direct compensation

•       RSUs earned based on annual performance: 56% of target incentive compensation for our CEO and 30% for our other NEOs

•       PSUs earned based on future performance: 30% of target incentive compensation

Balanced approach for annual incentives	• Annual incentive awards are earned based on (1) corporate financial and capital results, and (2) each named executive’s business/functional, strategic and operational results

Promote long-term stock ownership

•       Deferred equity (RSUs and PSUs) as a percentage of target incentives: 86% for our CEO and 60% for our other named executives (increasing to 69% for 2015 compensation)

•       Deferred equity as a percentage of earned incentives (after strategic shift to emphasize long-term growth): 88% for our CEO and 65% to 68% for our other named executives

•       RSUs vest in equal installments over three years and earned PSUs cliff vest after the end of three-year performance periods

•       Our CEO must acquire and retain company stock equal to six times base salary and other named executives must acquire and retain stock equal to four times base salary

What we don’t do

•       No employment agreements

•       No excessive or single-trigger change-in-control or other severance benefits

•       No tax gross-ups on change-in-control payments

•       No tax gross-ups on perquisites

•       No hedging or short sales of our stock

•       No stock options grants

HRC Committee Role and Process

In the first quarter of 2014, for each named executive, the HRC Committee approved base salary levels; established target amounts for the 2014 annual incentive and long-term incentive awards to be earned or granted, as applicable, in the first quarter of 2015 based on 2014 performance; and granted a long-term incentive award in the form of PSUs based on targets established in 2013, following consideration and adjustment based on achievement of performance, strategic milestones and prior-year risk scorecard results. In setting 2014 compensation targets, the HRC Committee, assisted by its independent compensation consultant, considered a variety of factors over multiple meetings, including our financial performance and data concerning peer companies’ executive compensation programs. Factors were considered holistically, and no one factor had an assigned or specific quantifiable impact on the target compensation levels established by the HRC Committee.

During the year, the HRC Committee received regular updates on performance forecasts versus performance goals, regulatory and legislative developments and other relevant matters. In the first quarter of 2015, the HRC Committee evaluated 2014 corporate performance, using a combination of financial and qualitative measures as well as each named executive’s individual performance. This was used in calculating the initial amounts for the 2014 annual incentive awards and upfront adjustments to the 2014 long-term incentive awards granted in the form of PSUs (see pages 34 and 40, respectively). The HRC Committee then determined to shift 2014 incentive compensation towards long-term awards by reducing the calculated annual incentive and increasing the long-term

BNY Mellon 2015 Proxy Statement 44

2. ADVISORY VOTE ON COMPENSATION	Compensation Discussion and Analysis

incentive as described above on page 41. The HRC Committee also provided each named executive (other than Messrs. Keaney and Rogan whose employment with us terminated in 2014) with incentive compensation targets for both their 2015 annual incentive and long-term incentive awards, with the actual award amounts to be determined in the first quarter of 2016 based on prior-year performance.

With respect to our CEO, the HRC Committee reports its preliminary conclusions and compensation decisions, and information on the process used by the HRC Committee, to the other independent members of our Board in executive session and solicits their input prior to finalizing determinations. With respect to our other named executive officers, the HRC Committee also advises and discusses with the other independent directors compensation decisions and the process used by the HRC Committee.

Role of Compensation Consultants

The HRC Committee retained Aon Hewitt Consulting, an affiliate of Aon Corporation, to serve as the HRC Committee’s independent compensation consultant from August 2009 to February 2014, when Aon Hewitt Consulting’s lead consultant retired. Through February 2014, Aon Hewitt Consulting regularly attended HRC Committee meetings and, with respect to compensation decisions for 2013, provided advice on matters including market practices and trends, peer group composition, incentive programs and CEO target compensation and performance.

The HRC Committee interviewed a number of potential advisors to replace Aon Hewitt Consulting and engaged Compensation Advisory Partners LLC, which we refer to as “CAP,” as its independent compensation consultant beginning with the determination of 2014 plan year compensation. CAP has served as the HRC Committee’s independent compensation consultant since immediately after the HRC Committee made its final 2013 pay decisions for executive officers in February 2014. CAP regularly attends HRC Committee meetings and assists the Committee in its analysis and evaluation of compensation matters related to our executive officers. Prior to its engagement by the HRC Committee, CAP was engaged by the company to assist management with various executive compensation matters. For more information on Aon Hewitt Consulting and CAP, see page 23.

Peer Group

The HRC Committee and our management use compensation data from our peer group to provide a basis for assessing relative company performance, to provide data for the HRC Committee to assess competitiveness in determining targeted and actual compensation and to analyze market trends and practices. In evaluating and selecting companies for inclusion in the peer group, the HRC Committee targets complex financial companies with which we typically compete for executive talent and business. In particular, the HRC Committee selected these companies based on:

•     mix of businesses (e.g., asset management, asset servicing and clearing services) and other financial services companies with similar business models that operate in a similar regulatory environment;

•     relative size in terms of revenue, market capitalization and assets under management (AUM), as well as total assets and net income;

•     position as competitors for customers and clients, executive talent and investment capital; and

•     global presence.

CEO Total Direct Compensation[1] Below Peer Group Median (in $ millions) 1 Salary, annual incentive and long-term incentive for the applicable year.

The HRC Committee determined to update the peer group used for 2014 compensation decisions after considering input from Aon Hewitt Consulting, management and CAP. The 2014 peer group selected by the HRC Committee replaced American Express Company, Bank of America Corporation and Citigroup Inc. with Franklin Resources, Inc. and Morgan Stanley to further align the group with our strategic direction and relative size.

BNY Mellon 2015 Proxy Statement 45

2. ADVISORY VOTE ON COMPENSATION	Compensation Discussion and Analysis

2014 Compensation Peer Group	BNYM Versus Peer Group[1]

•  BlackRock, Inc.

•  The PNC Financial Services Group, Inc.

•  The Charles Schwab Corporation

•  Prudential Financial, Inc.

•  Wells Fargo & Company

•  Northern Trust Corporation

•  Franklin Resources, Inc.

•  State Street Corporation

•  JPMorgan Chase & Co.

•  U.S. Bancorp

•  Morgan Stanley

1 In determining the peer group for 2014 compensation decisions, the HRC Committee utilized 2013 year-end financial data since 2014 year-end financial data was not available at the time.

For certain named executive officers, data relating to the peer group is supplemented with industry data from surveys conducted by national compensation consulting firms and other data to assess the compensation levels and practices in the businesses and markets in which we compete for executive talent. All peer group data and other information provided to the HRC Committee by CAP was used by the HRC Committee in setting target levels of 2014 and 2015 compensation for our named executives.

Stock Ownership Guidelines

Under our stock ownership guidelines, each named executive is required to own a number of shares of our common stock with a value equal to a multiple of base salary within five years of becoming a member of our Executive Committee. The officer cannot sell or transfer to a third party any shares until he or she achieves the ownership guideline.

Our CEO is subject to a 6-times base salary and our other named executives are subject to a 4-times base salary ownership guideline. All of our named executives, other than Messrs. Keaney and Rogan, meet the stock ownership guidelines; Messrs. Keaney and Rogan met the guidelines prior to their respective departures in September and December 2014. To determine their ownership stake we include shares owned directly, shares held in our employee stock purchase and retirement plans and shares held in certain trusts. We include 50% of unvested restricted stock and RSUs that do not have performance conditions or for which the applicable performance conditions have been met. Unearned performance shares, awards that remain subject to performance conditions and stock options are not counted toward compliance with the stock ownership guidelines.

In addition, named executives are subject to a retention requirement relating to shares received from the vesting of RSUs, PSUs, restricted stock and other long-term equity awards that were granted after their respective appointment to the Executive Committee and that were unvested as of August 2012. For the CEO, 50% of the net after-tax shares from these awards must be held until age 60 to allow for orderly diversification; for other named executive officers, 50% of the net after-tax shares must be held for one year from the vesting date.

Anti-Hedging Policies

Our named executive officers are prohibited from entering into hedging transactions with their company stock, including engaging in short sales of our stock, purchasing our stock on margin, and buying or selling any puts, calls or other options involving our securities.

Clawback and Recoupment Policy

In addition to forfeiture provisions based on risk outcomes during the vesting period, we have a comprehensive recoupment policy administered by the HRC Committee that applies to equity awards granted to our executives, including the named executive officers. Under the policy, the company may cancel all or any portion of unvested equity awards made after the policy was adopted and require repayment of any shares of common stock (or values thereof) or amounts that were acquired from the award if:

BNY Mellon 2015 Proxy Statement 46

2. ADVISORY VOTE ON COMPENSATION	Compensation Discussion and Analysis

•

the executive directly or indirectly engages in conduct, or it is discovered that the executive engaged in conduct, that is materially adverse to the interests of the company, including failure to comply with the company’s rules or regulations, fraud or conduct contributing to any financial restatements or irregularities;

•	during the course of employment, the executive engages in solicitation and/or diversion of customers or employees and/or competition with the company;

•	following termination of employment with the company for any reason, the executive violates any post-termination obligations or duties owed to the company or any agreement with the company; or

•	any compensation otherwise payable or paid to the executive is required to be forfeited and/or repaid to the company pursuant to applicable regulatory requirements.

In addition, we have a cash recoupment policy, which provides that the company may claw back some or all of a cash incentive award within three years of the award date if, during the award performance period, the employee (including each of the named executives) is found to have engaged in fraud or directly or indirectly to have contributed to a financial restatement or other irregularity. The company continues to monitor regulatory requirements as may be applicable to its recoupment policies.

Severance Benefits

Stockholder Approval of Future Senior Officer Severance Arrangements. In July 2010, the Board adopted a policy regarding stockholder approval of future senior officer severance arrangements. The policy provides that the company will not enter into a future severance arrangement with a senior executive that provides for severance benefits (as defined in the policy) in an amount exceeding 2.99 times the sum of annual base salary and target bonus for the year of termination (or, if greater, for the year before the year of termination), unless such arrangement receives stockholder approval.

Executive Severance Plan. In July 2010, we adopted The Bank of New York Mellon Corporation Executive Severance Plan, which provides severance benefits as described in the following table:

Reason for termination	Severance payment	Bonus	Benefit continuation	Outplacement services	Tax gross-up
By the company without “cause”	2 times base salary	Pro-rata annual bonus for the year of termination	Two years	One year	None
By the company without “cause” or by the executive for “good reason” within two years following a “change in control”	2 times base salary and 2 times target annual bonus	Pro-rata target annual bonus for the year of termination	Two years	One year	None

Plan participants are selected by the HRC Committee and include each of our named executives. To receive benefits under the plan, the participant must sign a release and waiver of claims in favor of the company and agree not to solicit our customers and employees for one year. If any payment under the plan would cause a participant to become subject to the excise tax imposed under Section 4999 of the Internal Revenue Code of 1986 (“IRC”), then payments and benefits will be reduced to the amount that would not cause the participant to be subject to the excise tax if such a reduction would put the participant in a better after-tax position than if the participant were to pay the tax. In addition, the amount of payments and benefits payable under the plan will be reduced to the extent necessary to comply with our policy regarding stockholder approval of future senior officer severance arrangements as described above.

Separation Benefits for Messrs. Keaney and Rogan

Messrs. Keaney and Rogan’s employment with the company terminated effective September 30, 2014 and December 31, 2014, respectively. In connection with their terminations, the company determined that they were eligible to receive payments under the Bank of New York Mellon Corporation Executive Severance Plan for a termination by the company without “cause.” In accordance with the Plan, each of Messrs. Keaney and Rogan received a severance payment of $1,300,000 equal to two times their base salary; a 2014 annual incentive; benefits continuation for two years; and outplacement services for one year.

In determining the 2014 annual incentive for Messrs. Keaney and Rogan, the HRC Committee awarded each of them 100% of the individual component. Combined with the corporate component of 82%, the total annual incentive awarded to each of Messrs. Keaney and Rogan was 91%, of target (each of Messrs. Keaney and Rogan had a target of $3,745,000, weighted 50% individual

BNY Mellon 2015 Proxy Statement 47

2. ADVISORY VOTE ON COMPENSATION	Compensation Discussion and Analysis

component and 50% corporate component). Mr. Keaney’s award was pro-rated for the portion of the year during which he was employed by us, resulting in a pro-rated annual incentive of $2,548,961. Because Mr. Rogan was employed by us through the end of 2014, his annual incentive was not pro-rated, resulting in an annual incentive of $3,407,950. 43% of Messrs. Keaney and Rogan’s annual incentive was deferred in the form of RSUs.

In connection with their terminations, Messrs. Keaney and Rogan were also eligible to receive payments under the BNY Mellon Tax-Qualified Retirement Plan and the Legacy BNY Excess Plan. In addition, in June 2014, the HRC Committee determined to vest Mr. Rogan’s benefits under the Legacy BNY SERP. These payments are described further in “Pension Benefits” on page 56.

Tax Considerations

The HRC Committee considers certain tax implications when designing our executive compensation programs and certain specific awards. The HRC Committee considered that Section 162(m) of the IRC generally imposes a $1 million limit on the amount that a public company may deduct for compensation paid to its CEO and the three other most highly compensated officers each year. This limitation does not apply to “qualifying performance-based” compensation as defined in the IRC. We generally design our compensation programs so that compensation paid to the named executives can qualify for available income tax deductions. Our annual incentive awards are granted under our shareholder-approved Executive Incentive Compensation Plan and intended to be “qualifying performance-based” compensation. In that regard, annual incentives paid to any individual for the calendar year cannot exceed the sum of $3 million plus 0.5% of our positive pre-tax income from continuing operations, before the impact of the cumulative effect of accounting changes and extraordinary items, as disclosed on our consolidated statement of income for such year included in our Annual Report on Form 10-K.

However, the HRC Committee believes that stockholders’ interests may best be served by offering compensation that is not fully deductible, where appropriate, to attract, retain and motivate talented executives. Accordingly, the HRC Committee has discretion to authorize compensation that does not qualify for income tax deductibility.

How We Address Risk and Control

On a regular basis, our Chief Risk Officer and our HRC Committee review the company’s employee compensation plans and practices for alignment with sound risk management. With respect to 2014 compensation, our Chief Risk Officer met with the HRC Committee to discuss and review our compensation plans, including the plans in which members of the Executive Committee participate. With respect to employees broadly, we also monitor the company’s compensation plans through a management-level compensation oversight committee that includes our Chief Risk Officer, Chief Human Resources Officer, Chief Financial Officer and the Risk Management and Compliance Chief Administrative Officer. The committee receives regular reports, meets at least on a quarterly basis and reports to the HRC Committee on risk-related compensation issues.

We identify employees who, individually or as a group, are responsible for activities that may expose us to material amounts of risk, using a risk-related performance evaluation program with adjustments determined by a senior management committee responsible for control functions, with such adjustments later reviewed by the HRC Committee. The incentive compensation of identified employees is directly linked to risk-taking either through a “risk scorecard” or through the inclusion of a standard risk goal as part of our performance management process.

With respect to our named executive officers, a Basel III common equity Tier 1 ratio of at least 8.5% on a fully phased-in basis was established as a minimum funding requirement for our annual incentive, with such percentage being above the minimum regulatory threshold ratio to which we expect to be held. Our annual incentives also take into account a risk assessment for both the company as a whole and for each individual. In addition, our named executives’ target long-term incentives are set after considering potential downward adjustments for prior-year risk scorecard results and all of their equity awards are subject to 100% forfeiture during the vesting period based on ongoing risk assessments under our comprehensive recoupment policy.

We are also subject to regulation by various U.S. and international governmental and regulatory agencies with respect to executive compensation matters and the consideration of risk in the context of compensation. Our programs have been designed to comply with these regulations, and the HRC Committee regularly monitors new and proposed regulations as they develop to determine if additional action is required.

Based on the above, we believe that our compensation plans and practices are well-balanced and do not encourage imprudent risk-taking that threatens our company’s value or create risks that are reasonably likely to have a material adverse effect on the company.

BNY Mellon 2015 Proxy Statement 48

2. ADVISORY VOTE ON COMPENSATION	Compensation Discussion and Analysis

Report of the HRC Committee

The HRC Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. On the basis of such review and discussions, the HRC Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the company’s Annual Report on Form 10-K and this proxy statement.

By: The Human Resources and Compensation Committee

Samuel C. Scott III, Chairman

Edward P. Garden

Edmund F. “Ted” Kelly

Richard J. Kogan

Michael J. Kowalski

Wesley W. von Schack

BNY Mellon 2015 Proxy Statement 49

2. ADVISORY VOTE ON COMPENSATION	Executive Compensation Tables

EXECUTIVE COM PENSATION TABLES

Summary Compensation Table

As discussed on page 41, the Summary Compensation Table and Grants of Plan-Based Awards Table, on this page 50 and on page 52, are in accordance with SEC rules and do not reflect the manner in which our HRC Committee thinks about and determines compensation. In particular, the SEC rules require that we report equity-based awards for the year that they are granted, even though the equity-based portion of our annual incentives is awarded for services performed the prior year and our long-term equity incentives are awarded after adjustment for performance during the prior year.

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)(2)	Option Awards(2)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3)	All Other Compensation(4)	Total Compensation
Gerald L. Hassell	2014	$1,000,000	$0	$7,750,031	$0	$1,244,640	$1,509,388	$155,469	$11,659,528
Chairman and Chief Executive Officer	2013	$1,000,000	$0	$4,682,101	$0	$3,486,483	$0	$282,191	$9,450,775
	2012	$1,000,000	$0	$6,250,748	$2,389,266	$3,045,938	$978,595	$140,611	$13,805,158

Thomas P. “Todd” Gibbons	2014	$650,000	$0	$2,982,659	$0	$1,808,471	$978,123	$78,460	$6,497,713
Vice Chairman and Chief Financial Officer	2013	$650,000	$0	$2,293,760	$0	$2,084,936	$0	$113,010	$5,141,706
	2012	$650,000	$0	$1,848,009	$706,376	$1,968,169	$826,027	$112,579	$6,111,160

Curtis Y. Arledge	2014	$650,000	$0	$7,544,542	$0	$3,647,534	$0	$95,396	$11,937,472
Vice Chairman and CEO of Investment Management	2013	$625,000	$0	$6,160,496	$0	$5,346,668	$0	$129,321	$12,261,485
	2012	$600,000	$0	$3,695,290	$1,412,477	$6,202,735	$0	$163,111	$12,073,613

Karen B. Peetz	2014	$650,000	$0	$2,907,106	$0	$1,716,826	$233,014	$26,012	$5,532,958
President	2013	$625,000	$0	$2,150,002	$0	$1,978,016	$38,682	$43,886	$4,835,586
	2012	$550,000	$0	$1,875,216	$716,777	$1,543,069	$149,654	$18,729	$4,853,445

Brian G. Rogan	2014	$650,000	$0	$2,756,157	$0	$1,945,939	$1,216,212	$1,417,054	$7,985,362
Former Vice Chairman and Chief Risk Officer	2013	$650,000	$0	$2,390,145	$0	$1,978,016	$0	$110,920	$5,129,081
	2012	$650,000	$0	$1,848,009	$706,376	$1,968,169	$857,863	$147,604	$6,178,021

Timothy F. Keaney	2014	$487,500	$0	$2,993,243	$0	$1,455,456	$107,937	$1,353,825	$6,397,961
Former Vice Chairman and CEO of Investment Services	2013	$625,000	$0	$2,109,486	$0	$2,099,904	$2,224	$32,099	$4,868,713

(1)

The amounts disclosed in this column include the grant date fair value of RSUs granted in 2014, 2013 and 2012 and the grant date fair value of PSUs granted in 2014 and 2013. For 2014, the grant date fair values of PSUs were: $3,385,730 for Mr. Hassell; $1,509,463 for Mr. Gibbons; $3,766,605 for Mr. Arledge; $1,509,463 for Ms. Peetz; $1,358,513 for Mr. Rogan; and $1,509,463 for Mr. Keaney. At the maximum level of performance, the PSU values would be: $4,232,155 for Mr. Hassell; $1,886,820 for Mr. Gibbons; $4,708,257 for Mr. Arledge; $1,886,820 for Ms. Peetz; $1,698,142 for Mr. Rogan; and $1,886,820 for Mr. Keaney. For 2013, the grant date fair values of PSUs were: $3,652,110 for Mr. Hassell; $1,628,217 for Mr. Gibbons; $4,062,976 for Mr. Arledge; $1,628,217 for Ms. Peetz; $1,724,602 for Mr. Rogan; and $1,628,217 for Mr. Keaney. At maximum, for 2013, the PSU values would be: $4,565,138 for Mr. Hassell; $2,035,271 for Mr. Gibbons; $5,078,720 for Mr. Arledge; $2,035,271 for Ms. Peetz; $2,155,753 for Mr. Rogan; and $2,035,271 for Mr. Keaney.

(2)

The amounts disclosed in these columns are computed in accordance with FASB ASC Topic 718 (“ASC 718”) using the valuation methodology for equity awards set forth in note 17 to the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2014.

(3)

The amount disclosed in this column represents the increase in the present value of the executive’s accumulated pension benefit. The total amount disclosed for 2014 for Messrs. Hassell, Gibbons, Rogan and Keaney and Ms. Peetz consists solely of the increase in the present value of the accumulated benefit, as there are no above-market nonqualified deferred compensation earnings. Present values are determined in accordance with the assumptions used for purposes of measuring our pension obligations under FASB ASC 715 (formerly SFAS No. 87) as of December 31, 2014, including a discount rate of 4.13%, with the exception that benefit payments are assumed to commence at the earliest age at which unreduced benefits are payable.

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2. ADVISORY VOTE ON COMPENSATION	Executive Compensation Tables

(4)	The items comprising “All Other Compensation” for 2014 are:

Name	Perquisites and Other Personal Benefits(a)	Contributions to Defined Contribution Plans(b)	Insurance Premiums(c)	Severance Payments(d)	Total
Gerald L. Hassell	$127,819	$13,000	$14,650	$—	$155,469
Thomas P. “Todd” Gibbons	$55,360	$13,000	$10,100	$—	$78,460
Curtis Y. Arledge	$69,396	$26,000	$—	$—	$95,396
Karen B. Peetz	$13,012	$13,000	$—	$—	$26,012
Brian G. Rogan	$62,896	$13,000	$7,425	$1,333,733	$1,417,054
Timothy F. Keaney	$5,850	$13,000	$—	$1,334,975	$1,353,825

(a)

“Perquisites and Other Personal Benefits” are for Mr. Hassell, use of company car and driver ($34,414), use of company aircraft ($63,405) and enhanced charitable gift match ($30,000); for Mr. Gibbons, use of company car and driver ($40,360) and enhanced charitable gift match ($15,000); for Mr. Arledge, use of company car and driver ($54,396) and enhanced charitable gift match ($15,000); for Ms. Peetz, enhanced charitable gift match ($13,012); for Mr. Rogan, use of company car and driver ($47,896) and enhanced charitable gift match ($15,000); and for Mr. Keaney, enhanced charitable gift match ($5,850).

The amounts disclosed represent aggregate incremental costs as follows: use of the company car and driver, the company’s cost associated with the individual’s personal use of the pool of vehicles and drivers; personal use of corporate aircraft, the direct hourly operating cost for use of the aircraft multiplied by the number of hours of personal use; and the enhanced charitable gift match, matching contributions to eligible charities made by the company in excess of those provided for other employees under the company’s gift matching programs. We calculated the direct hourly operating cost for use of the aircraft by adding the total amount spent by us for fuel, maintenance, landing fees, travel and catering associated with the use of corporate aircraft in 2014 and divided this number by the total number of flight hours logged in 2014.

(b)

“Contributions to Defined Contribution Plans” consist of matching contributions under our 401(k) plans. In addition, for Mr. Arledge, the amount includes non-discretionary company contributions totaling 2% of base salary under our 401(k) plan and The Bank of New York Mellon Corporation Defined Contribution IRC Section 401(a)(17) Plan (the “BNY Mellon 401(k) Benefits Restoration Plan”). See “Nonqualified Deferred Compensation” below on page 58 for more details regarding the BNY Mellon 401(k) Benefits Restoration Plan.

(c)	Represent taxable payments made by us for universal life insurance policies.

(d)

Represent the following severance payments made by us pursuant to The Bank of New York Mellon Corporation Executive Severance Plan: two times base salary of $1,300,000, two years of benefits continuation, valued at $33,733 for Mr. Rogan and $34,975 for Mr. Keaney, and the right to outplacement services for one year. Messrs. Rogan and Keaney’s employment with the company terminated effective December 31, 2014 and September 30, 2014, respectively. Severance payments made to Messrs. Rogan and Keaney also included a pro-rata annual bonus for the year of termination (the cash portion of which is reported in the Non-Equity Incentive Plan Compensation column in accordance with SEC rules).

BNY Mellon 2015 Proxy Statement 51

2. ADVISORY VOTE ON COMPENSATION	Executive Compensation Tables

Grants of Plan-Based Awards

Name	Award Type	Grant Date	Date HRC Committee took Action to Grant Award	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)
				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Grant Date Fair Value of Stock Awards ($)(3)
Gerald L. Hassell	EICP	—	—	—	$8,400,000	$12,600,000	—	—	—	—
	PSUs	2/19/2014	2/19/2014	—	—	—	54,381	108,761	135,951	$3,385,730
Thomas P. “Todd” Gibbons	EICP	—	—	—	$3,745,000	$5,618,000	—	—	—	—
	PSUs	2/19/2014	2/19/2014	—	—	—	24,245	48,489	60,611	$1,509,463
Curtis Y. Arledge	EICP	—	—	—	$9,345,000	$14,018,000	—	—	—	—
	PSUs	2/19/2014	2/19/2014	—	—	—	60,498	120,996	151,245	$3,766,605
Karen B. Peetz	EICP	—	—	—	$3,745,000	$5,618,000	—	—	—	—
	PSUs	2/19/2014	2/19/2014	—	—	—	24,245	48,489	60,611	$1,509,463
Brian G. Rogan	EICP	—	—	—	$3,745,000	$5,618,000	—	—	—	—
	PSUs	2/19/2014	2/19/2014	—	—	—	21,820	43,640	54,550	$1,358,513
Timothy F. Keaney	EICP	—	—	—	$3,745,000	$5,618,000	—	—	—	—
	PSUs	2/19/2014	2/19/2014	—	—	—	24,245	48,489	60,611	$1,509,463

(1)

Represents annual incentive amounts to be paid for performance during 2014 under The Bank of New York Mellon Corporation Executive Incentive Compensation Plan. Amounts earned under the Plan in 2015 (for 2014 performance) were made 20% in the form of cash and 80% in the form of RSUs for Mr. Hassell and 57% in the form of cash and 43% in the form of RSUs for our other named executive officers. There was no threshold payout under this plan for 2014.

The table above does not reflect the RSUs that were granted on February 19, 2014 with respect to each named executive officer’s 2013 annual incentive award, which was made 43% in the form of cash and 57% in the form of RSUs for Mr. Hassell and 57% in the form of cash and 43% in the form of RSUs for our other named executive officers. The RSUs vest in equal installments over three years. In the event that the named executive officer’s risk scorecard rating is lower than acceptable risk tolerance, any unvested RSUs will be subject to review and potential forfeiture, as determined by our HRC Committee. The 2013 annual incentive award was previously reported in the 2013 Grants of Plan-Based Awards Table.

(2)

Represents the named executive officer’s long-term incentive award granted in the form of PSUs under The Bank of New York Mellon Corporation Long-Term Incentive Plan. The amounts shown under the Threshold column represent the threshold payout level of 50% of target, and amounts shown under the Maximum column represent the maximum payout level of 125% of target. Upon vesting, the PSUs will be paid out in shares of BNY Mellon common stock. PSUs cannot be sold during the period of restriction. During this period, dividend equivalents on the PSUs will be reinvested and paid to the executives at the same time as the underlying shares. One-third of these units will be earned between 0-125% based on our return on risk-weighted assets over each year of a three-year performance period (2014 to 2016), and the earned units generally will cliff vest after the end of the performance period if the executive remains employed by us. In the event that the named executive officer’s risk scorecard rating is lower than acceptable risk tolerance, any unvested PSUs will be subject to review and potential forfeiture, as determined by our HRC Committee.

(3)	The aggregate grant date fair value of awards presented in this column is calculated in accordance with ASC 718.

BNY Mellon 2015 Proxy Statement 52

2. ADVISORY VOTE ON COMPENSATION	Executive Compensation Tables

Outstanding Equity Awards at Fiscal Year-End

The market value of unvested or unearned awards is calculated based on $40.57 per share, the closing price of our common stock on the NYSE on December 31, 2014.

		Option Awards(2)				Stock Awards(3)
Name	Year of Grant/ Performance Period(1)	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
		Exercisable	Unexercisable
Gerald L. Hassell	2006	155,661	—	$37.0900	3/14/2016
	2007	191,042	—	$40.4000	3/13/2017
	2007	86,180	—	$42.8300	4/2/2017
	2007	471,700	—	$43.9300	6/29/2017
	2007	35,896	—	$44.5900	7/23/2017
	2008	380,916	—	$42.3100	3/10/2018
	2009	329,593	—	$18.0200	3/9/2019
	2010	319,803	—	$30.2500	3/15/2020
	2011	221,340	73,779	$30.1300	2/23/2021
	2012	217,206	217,206	$22.0300	2/22/2022	94,578		$3,837,029
	2013					25,134		$1,019,686
	2014					140,196		$5,687,752
	2013-2015					85,585	(4)	$3,472,194	46,261	(5)	$1,876,820
	2014-2016					24,734	(4)	$1,003,445	73,831	(5)	$2,995,339

Thomas P. “Todd” Gibbons	2006	127,359	—	$37.0900	3/14/2016
	2007	79,022	—	$40.4000	3/13/2017
	2007	43,161	—	$42.8300	4/2/2017
	2007	16,320	—	$44.5900	7/23/2017
	2008	184,380	—	$42.3100	3/10/2018
	2008	38,152	—	$34.6300	7/21/2018
	2009	182,328	—	$18.0200	3/9/2019
	2010	193,726	—	$30.2500	3/15/2020
	2011	142,593	47,531	$30.1300	2/23/2021
	2012	64,216	64,216	$22.0300	2/22/2022	27,962		$1,134,418
	2013					16,240		$658,857
	2014					47,324		$1,919,935
	2013-2015					38,156	(4)	$1,547,990	20,625	(5)	$836,754
	2014-2016					11,027	(4)	$447,357	32,916	(5)	$1,335,420

BNY Mellon 2015 Proxy Statement 53

2. ADVISORY VOTE ON COMPENSATION	Executive Compensation Tables

		Option Awards(2)				Stock Awards(3)
Name	Year of Grant/ Performance Period(1)	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
		Exercisable	Unexercisable
Curtis Y. Arledge	2011	455,451	151,812	$30.1300	2/23/2021
	2012	128,408	128,406	$22.0300	2/22/2022	55,913		$2,268,390
	2013					51,184		$2,076,535
	2014					121,360		$4,923,575
	2013-2015					95,215	(4)	$3,862,855	51,466	(5)	$2,087,967
	2014-2016					27,516	(4)	$1,116,307	82,137	(5)	$3,332,313

Karen B. Peetz	2006	9,434	—	$37.0900	3/14/2016
	2007	52,102	—	$40.4000	3/13/2017
	2007	24,198	—	$42.8300	4/2/2017
	2007	8,964	—	$44.5900	7/23/2017
	2008	109,412	—	$42.3100	3/10/2018
	2008	17,609	—	$34.6300	7/21/2018
	2010	73,001	—	$30.2500	3/15/2020
	2011	67,054	39,018	$30.1300	2/23/2021
	2012	—	65,161	$22.0300	2/22/2022	28,373		$1,151,093
	2013					12,732		$516,537
	2014					44,897		$1,821,471
	2013-2015					38,156	(4)	$1,547,990	20,625	(5)	$836,754
	2014-2016					11,027	(4)	$447,357	32,916	(5)	$1,335,420

Brian G. Rogan	2006	127,359	—	$37.0900	3/14/2016
	2007	79,890	—	$40.4000	3/13/2017
	2007	40,472	—	$42.8300	4/2/2017
	2007	15,096	—	$44.5900	7/23/2017
	2008	162,092	—	$42.3100	3/10/2018
	2008	14,674	—	$34.6300	7/21/2018
	2010	175,276	—	$30.2500	3/15/2020
	2011	142,593	47,531	$30.1300	2/23/2021
	2012	64,216	64,216	$22.0300	2/22/2022	27,962		$1,134,418
	2013					16,240		$658,857
	2014					44,897		$1,821,471
	2013-2015					40,415	(4)	$1,639,643	21,752	(5)	$882,475
	2014-2016					9,924	(4)	$402,618	29,624	(5)	$1,201,862

BNY Mellon 2015 Proxy Statement 54

2. ADVISORY VOTE ON COMPENSATION	Executive Compensation Tables

		Option Awards(2)				Stock Awards(3)
Name	Year of Grant/ Performance Period(1)	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
		Exercisable	Unexercisable

Timothy F. Keaney	2005	37,736	—	$32.2100	3/9/2015
	2006	37,736	—	$37.0900	3/14/2016
	2007	48,628	—	$40.4000	3/13/2017
	2007	27,594	—	$42.8300	4/2/2017
	2007	8,964	—	$44.5900	7/23/2017
	2008	121,569	—	$42.3100	3/10/2018
	2009	105,189	—	$18.0200	3/9/2019
	2009	43,936	—	$28.5400	6/8/2019
	2010	123,001	—	$30.2500	3/15/2020
	2011	117,054	39,018	$30.1300	2/23/2021
	2012	65,162	65,161	$22.0300	2/22/2022	28,373	$1,151,093
	2013					11,744	$476,454
	2014					47,664	$1,933,728
	2013-2015					33,061	$1,341,266	0	(6)	$0	(6)
	2014-2016					8,248	$334,619	0	(6)	$0	(6)

(1)	Refers to the year of grant for stock options and RSUs, and to the performance period for PSUs.

(2)	Stock options vest and become exercisable in accordance with the following schedule:

Year of Grant
2011	1/4 vest per year over a four-year period; the remaining unexercisable options vested on 2/24/2015
2012	1/4 vest per year over a four-year period; the remaining unexercisable options vested 1/2 on 2/23/2015 and vest 1/2 on 2/23/2016

(3)	RSUs vest in accordance with the following schedule:

Year of Grant
2012	1/3 vest per year over a three-year period; the remaining unvested RSUs vested on 2/23/2015
2013	1/3 vest per year over a three-year period; the remaining unvested RSUs vested 1/2 on 2/21/2015 and vest 1/2 on 2/21/2016
2014	1/3 vest per year over a three-year period; the remaining unvested RSUs vested 1/3 on 2/19/2015 and vest 1/3 on 2/19/2016 and 1/3 on 2/19/2017

PSUs are earned and vest in accordance with the following schedule:

Year of Grant
2013

1/3 earned per year over the three-year performance period, between 0-125% of target based on our return on risk-weighted assets during each year; earned PSUs cliff vest at the end of the performance period (on 2/21/2016)

2014

1/3 earned per year over the three-year performance period, between 0-125% of target based on our return on risk-weighted assets during each year; earned PSUs cliff vest at the end of the performance period (on 2/19/2017)

(4)	Includes accrued dividends on the first tranche of earned PSUs for the 2014-2016 performance period, and the first and second tranches for the 2013-2015 performance period.

(5)	Includes accrued dividends on unearned tranches of the PSUs, assuming target performance.

(6)	Mr. Keaney forfeited a portion of certain unearned tranches of his PSUs and the accrued dividends on those tranches due to his termination on 9/30/2014.

BNY Mellon 2015 Proxy Statement 55

2. ADVISORY VOTE ON COMPENSATION	Executive Compensation Tables

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Gerald L. Hassell	—	$—	189,791	$5,987,138
Thomas P. “Todd” Gibbons	127,359	$817,849	89,325	$2,824,298
Curtis Y. Arledge	—	$—	306,681	$10,317,168
Karen B. Peetz	215,351	$2,472,988	78,447	$2,478,981
Brian G. Rogan	260,339	$3,719,253	89,325	$2,824,298
Timothy F. Keaney	—	$—	77,952	$2,463,463

Pension Benefits

Name	Plan Name(1)	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
Gerald L. Hassell	BNY Mellon Tax-Qualified Retirement Plan	38.25	$1,674,518	$—
	Legacy BNY Excess Plan	38.25	$4,530,124	$—
	Legacy BNY SERP	38.25	$12,204,129	$—

Thomas P. “Todd” Gibbons	BNY Mellon Tax-Qualified Retirement Plan	27.58	$1,311,908	$—
	Legacy BNY Excess Plan	27.58	$2,144,698	$—
	Legacy BNY SERP	27.58	$3,276,453	$—

Karen B. Peetz	BNY Mellon Tax-Qualified Retirement Plan	15.75	$648,817	$—
	Legacy BNY Excess Plan	15.75	$456,359	$—
				$—

Brian G. Rogan	BNY Mellon Tax-Qualified Retirement Plan	32.17	$1,584,887	$—
	Legacy BNY Excess Plan	32.17	$2,038,899	$—
	Legacy BNY SERP	32.17	$3,455,363

Timothy F. Keaney	BNY Mellon Tax-Qualified Retirement Plan	13.08	$344,541	$—
	Legacy BNY Excess Plan	13.08	$218,711	$—

(1)

Benefit accruals under the Legacy BNY SERP were frozen as of December 31, 2014, and benefit accruals under the Legacy BNY Excess Plan and the BNY Mellon Tax-Qualified Retirement Plan will be frozen as of June 30, 2015.

(2)

The present values shown above are based on benefits earned as of December 31, 2014 under the terms of the various plans as summarized below. Present values are determined in accordance with the assumptions used for purposes of measuring our pension obligations under FASB ASC 715 (formerly SFAS No. 87) as of December 31, 2014, including a discount rate of 4.13%, with the exception that benefit payments are assumed to commence at the earliest age at which unreduced benefits are payable.

BNY Mellon 2015 Proxy Statement 56

2. ADVISORY VOTE ON COMPENSATION	Executive Compensation Tables

BNY Mellon Retirement Plans

The BNY Mellon Tax-Qualified Retirement Plan was previously amended effective January 1, 2009, to change the benefit formula for participants under age 50 as of December 31, 2008 and for new participants to a cash balance formula for service earned on and after January 1, 2009. Plan participants who were age 50 or older as of December 31, 2008 will continue to earn benefits through June 30, 2015 under the provisions of the legacy plan in which they participated as of that date. The plan was amended further effective January 1, 2011, to reduce future benefit accruals and limit participation to those persons participating in the plan as of December 31, 2010.

Because each of Messrs. Hassell, Gibbons and Rogan and Ms. Peetz were all over age 50 as of December 31, 2008, they continue to earn benefits under the provisions of the legacy plans in which they participate. Because Mr. Keaney attained age 50 after that date, his benefit earned for service after 2008 was comprised of pay credits added to a cash balance account equal to 4.5% (5% to 6% before 2011) of eligible base pay based on a combination of age and service. The cash balance portion of Mr. Keaney’s benefit under the BNY Mellon Tax-Qualified Retirement Plan (based on eligible pay up to IRS limits, maximum of $260,000 in 2014) is payable on or after age 55 in either a lump sum or as an annuity. Mr. Keaney’s Legacy BNY Excess Plan benefit is payable in a lump sum upon attainment of age 55. Mr. Keaney’s benefit also included the accrued benefit earned as of December 31, 2008 under the Legacy BNY Provisions described below.

Because Messrs. Hassell, Gibbons and Rogan and Ms. Peetz have attained at least age 55, they are each eligible for immediate retirement under the BNY Mellon Tax-Qualified Retirement Plan and the Legacy BNY Excess Plan. Unreduced benefits are payable under these plans at age 60, or at age 57 with 20 years of service. Messrs. Hassell, Gibbons and Rogan are currently entitled to unreduced benefits from these plans. Ms. Peetz is entitled to unreduced benefits from these plans at age 60 and Mr. Keaney would have been eligible at age 60. Since Mr. Hassell is over age 60, he is also entitled to an unreduced benefit from the Legacy BNY SERP. Mr. Arledge does not participate in any plan that provides for specified payments and benefits (other than defined contribution plans) and accordingly, is not included in the Pension Benefits table above.

BNY Mellon Tax-Qualified Retirement Plan — Legacy BNY Provisions. The Legacy BNY Tax-Qualified Retirement Plan (the “Legacy BNY Plan”) formula is a career average pay formula subject to IRC limits on eligible pay for determining benefits. Benefits are based on eligible base pay (maximum of $260,000 in 2014). Employees who participated in the Legacy BNY Plan prior to January 1, 2006 may choose between a monthly benefit and a lump sum at retirement, while other participants will receive monthly benefits at retirement.

Legacy BNY Excess Plan. This plan is an unfunded nonqualified plan designed to provide the same benefit to Legacy BNY employees as under the BNY Mellon Tax-Qualified Retirement Plan to the extent their benefits are limited under such plan as a result of IRC limits on accrued benefits and eligible base pay. Benefits are paid in a lump sum.

Legacy BNY SERP. The Legacy BNY SERP is an unfunded nonqualified plan that provides benefits according to a benefit formula similar to that of the BNY Mellon Tax-Qualified Retirement Plan benefit formula but includes an annual bonus (capped at 100% of base salary after 2005) for senior executives who were selected to participate in this plan by the Bank of New York’s board of directors prior to July 8, 2003. Benefits are paid in a lump sum. Participants are entitled to benefits in this plan only if they terminate service on or after age 60. Although Mr. Rogan is not entitled to his benefit until age 60, the Company vested his benefit under this plan on June 24, 2014. The Legacy BNY SERP is closed to new participants.

Beginning with 2006, each of the plans generally provides benefits under a career average pay formula, rather than the final average pay formula under which benefits were based prior to 2006. Beginning January 1, 2006, benefits accrued for all three plans are equal to 1% (increased to 1.1% effective January 1, 2009 and with respect to the BNY Mellon Tax-Qualified Retirement Plan and the Legacy BNY Excess Plan, decreased to 0.9%, effective January 1, 2011) of eligible pay earned after 2005. Benefits accrued before 2006 are based on a final average pay formula and service as of December 31, 2005. The prior accrued benefit is indexed at a rate of 1% per year. For the prior accrued benefit, the BNY Mellon Tax-Qualified Retirement Plan and the Legacy BNY Excess Plan use a five-year average period, whereas the Legacy BNY SERP was based on a three-year average period. Accrued benefits under each of the plans are provided solely for service at the Bank of New York or with us, and were frozen as of December 31, 2014 for the Legacy BNY SERP and will be frozen as of June 30, 2015 for the BNY Mellon Tax-Qualified Retirement Plan and the Legacy BNY Excess Plan.

BNY Mellon 2015 Proxy Statement 57

2. ADVISORY VOTE ON COMPENSATION	Executive Compensation Tables

Nonqualified Deferred Compensation

The following table provides information with respect to each defined contribution or other plan that provides for nonqualified deferred compensation in which the named executive officers participate.

Name(1)	Executive Contributions in Fiscal Year 2014	Registrant Contributions in Fiscal Year 2014		Aggregate Earnings in Fiscal Year 2014	Aggregate Withdrawals/ Distributions	Aggregate Balance at End of Fiscal Year 2014
Curtis Y. Arledge	$—	$7,800	(2)(3)	$1,278	$—	$32,493	(4)
Thomas P. “Todd” Gibbons	$—	$—		$50,010	$—	$1,272,950	(5)

(1)

Messrs. Hassell, Rogan and Keaney and Ms. Peetz are not included in the table, because, as of December 31, 2014, none of them had a balance in or made any contributions to or withdrawals from any nonqualified deferred compensation plan of the company.

(2)	Represents company contributions to Mr. Arledge pursuant to the BNY Mellon 401(k) Benefits Restoration Plan for the 2014 fiscal year.

(3)	This amount is included in the All Other Compensation column of the Summary Compensation Table on page 50.

(4)

In 2013, Mr. Arledge’s account was credited with company contributions of $14,375 for the 2011 and 2012 fiscal years and, in 2014, Mr. Arledge’s account was credited with a company contribution of $7,400 for the 2013 fiscal year. These amounts were previously reported in the All Other Compensation column of the Summary Compensation Table.

(5)

Mr. Gibbons contributed $1,025,000 to The Bank of New York Mellon Corporation Deferred Compensation Plan for Employees (the “BNY Mellon Deferred Compensation Plan”) in 2011. This amount was previously reported in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

BNY Mellon Nonqualified Deferred Compensation Plans

BNY Mellon 401(k) Benefits Restoration Plan. On December 20, 2012, the company adopted the BNY Mellon 401(k) Benefits Restoration Plan, which is a nonqualified plan designed for the purpose of providing deferred compensation on an unfunded basis for eligible employees. The deferred compensation provided under the BNY Mellon 401(k) Benefits Restoration Plan is intended to supplement the benefit provided under the BNY Mellon 401(k) Savings Plan, our 401(k) Plan, for employees first participating in our 401(k) Plan after 2010 where the employee’s retirement contributions under the 401(k) Plan are limited due to the maximums imposed on “qualified” plans by section 401(a)(17) of the Internal Revenue Code. Pursuant to the BNY Mellon 401(k) Benefits Restoration Plan, we set up a notional account that is credited with an amount, if any, of non-discretionary company contributions that would have been credited to each eligible employee’s 401(k) Plan account absent those tax limitations, including for prior years in which the BNY Mellon 401(k) Benefits Restoration Plan was not yet in effect. The amounts credited to the notional accounts generally vest after three years of service, as defined and calculated under the 401(k) Plan. As of December 31, 2014, Mr. Arledge was the only named executive officer who participated in the BNY Mellon 401(k) Benefits Restoration Plan.

BNY Mellon Deferred Compensation Plan. The company adopted the BNY Mellon Deferred Compensation Plan effective as of April 1, 2008 for deferrals of cash compensation earned by eligible employees of the company after March 31, 2008. The BNY Mellon Deferred Compensation Plan permits executives to defer receipt of cash bonus/incentive amounts above the Social Security wage base (which was $117,000 in 2014) until a later date while employed, upon retirement or after retirement not to exceed age 70. Changes are permitted to the payment election once annually; however, they must comply with the regulations contained in The American Jobs Creation Act of 2004. Deferred compensation may be paid in a lump sum or annual payments over two to 15 years. If an executive terminates employment prior to age 55, his benefit is paid in a lump sum shortly after termination. Investment alternatives, based on a selection of variable rate options, must be selected when the executive makes a deferral election and may be changed each quarter for future deferrals. Previously deferred amounts may generally be reallocated among the investment options at the beginning of each quarter. The plan is a nonqualified unfunded plan.

Potential Payments upon Termination or Change in Control

The following discussion summarizes any arrangements, agreements and policies of the company relating to potential payments upon termination or change in control.

Retirement Benefits

As shown in the 2014 Pension Benefits and the 2014 Nonqualified Deferred Compensation Tables above, we provide qualified and non-qualified pension retirement benefits and qualified and non-qualified defined contribution retirement benefits (with the specific plans varying depending on when participation began).

BNY Mellon 2015 Proxy Statement 58

2. ADVISORY VOTE ON COMPENSATION	Executive Compensation Tables

In addition, we provide accelerated or continued vesting of equity awards for participants who are eligible for retirement, with the eligibility dependent on the individual’s age and length of service and the terms of the applicable plan. At December 31, 2014 and using the same assumptions as used for the Table of Other Potential Payments below, Mr. Hassell was eligible to receive accelerated or continued vesting of $4,797,253 in options and $18,082,712 in stock awards, Mr. Gibbons was eligible for $5,742,137 in stock awards and Ms. Peetz was eligible for $5,512,898 in stock awards. Mr. Arledge is not retirement-eligible. Accelerated or continued vesting is not provided on termination by the company for cause.

Other Potential Payments upon Termination or Change in Control

Change in Control and Severance Arrangements. Since 2010, our Board has implemented a “Policy Regarding Stockholder Approval of Future Senior Officer Severance Arrangements.” The policy provides that the company will not enter into a future severance arrangement with a senior executive that provides for severance benefits (as defined in the policy) in an amount exceeding 2.99 times the sum of the senior executive’s annual base salary and target bonus for the year of termination (or, if greater, for the year before the year of termination), unless such arrangement receives approval of the stockholders of the company.

Under the Bank of New York Mellon Corporation Executive Severance Plan, if an eligible participant is terminated by the company without “cause” (as defined in the plan), the participant is eligible to receive a severance payment equal to two times the participant’s base salary for the year of termination (or, if greater, for the year before the year of termination), a pro-rata annual bonus for the year of termination, benefit continuation for two years and outplacement services for one year. If a participant’s employment is terminated by the company without cause or if the participant terminates his or her employment for “good reason” (as defined in the plan) within two years following a “change in control” (as defined in the plan), then instead of receiving the benefits described above, the participant is eligible to receive a severance payment equal to two times the sum of the participant’s base salary and target annual bonus for the year of termination (or, if greater, for the year before the year of termination), a pro-rata target annual bonus for the year of termination, benefit continuation for two years and outplacement services for one year. The payments and benefits under the plan are subject to the participant signing a release and waiver of claims in favor of the company and agreeing not to solicit our customers and employees for one year. If any payment under the plan would cause a participant to become subject to the excise tax imposed under section 4999 of the Internal Revenue Code, then payments and benefits will be reduced to the amount that would not cause the participant to be subject to the excise tax if such a reduction would put the participant in a better after tax position than if the participant were to pay the tax.

Payments and benefits that are payable under the plan will be reduced to the extent that the amount of such payments or benefits would exceed the amount permitted to be paid under the company’s “Policy Regarding Stockholder Approval of Future Senior Officer Severance Arrangements” and such amounts are not approved by the company’s stockholders in accordance with the policy.

Unvested Equity Awards. Equity awards granted to our named executive officers through December 31, 2014 were granted under (i) the 2003 Long-Term Incentive Plan of the Bank of New York and (ii) The Bank of New York Mellon Corporation Long-Term Incentive Plan, as applicable. Each award is evidenced by an award agreement that sets forth the terms and conditions of the award and the effect of any termination event or a change in control on unvested equity awards. Accordingly, the effect of a termination event or change in control on outstanding equity awards varies by executive officer and type of award.

Table of Other Potential Payments. The following table is based on the following:

•	The termination event listed in the table is assumed to be effective as of December 31, 2014.

•	The value of our common stock of $40.57 per share is based on the closing price of our common stock on the NYSE on December 31, 2014, the last trading day in 2014.

•

The amounts shown in the table include the estimated potential payments and benefits that are payable as a result of the triggering event and do not include any pension, deferred compensation, or option/stock award vesting that would be earned on retirement as described above. We have only included amounts by which a named executive officer’s retirement benefit is enhanced by the triggering event, or additional option/stock awards that vest on the triggering event that would not vest on retirement alone. See “Retirement Benefits” on page 58 above for information on the acceleration or continued vesting of equity awards upon retirement.

•

The designation of an event as a termination in connection with a change of control is dependent upon the termination being either an involuntary termination by the company without cause or a termination by the named executive officer for good reason.

•	“Cash Compensation” includes payments of salary, bonus, severance or death benefit amounts payable in the applicable scenario.

BNY Mellon 2015 Proxy Statement 59

2. ADVISORY VOTE ON COMPENSATION	Executive Compensation Tables

The actual amounts that would be payable in these circumstances can only be determined at the time of the executive’s separation, would include payments or benefits already earned or vested and may differ from the amounts set forth in the tables below. In some cases a release may be required before amounts would be payable. Although we may not have any contractual obligation to make a cash payment or provide other benefits to any named executive officer in the event of his or her death or upon the occurrence of any other event, a cash payment may be made or other benefit may be provided in our discretion. The incremental benefits that would be payable upon certain types of termination of employment as they pertain to the named executive officers are described below.

Messrs. Keaney and Rogan are not included in the table below because their employment with us terminated in 2014; see “Separation Benefits for Messrs. Keaney and Rogan” on page 47 for information on payments they received in connection with their respective terminations. Messrs. Keaney and Rogan also will continue vesting in the options and stock awards disclosed in “Outstanding Equity Awards at Fiscal Year-End” on page 53 in accordance with the applicable award agreements.

Named Executive Officer	By Company without Cause	Termination in Connection with Change of Control	Death
Gerald L. Hassell
Cash Severance(1)	$2,000,000	$18,800,000	$—
Pro-rated Bonus(1)	$7,123,200	$7,123,200	$—
Health and Welfare Benefits	$14,514	$14,514	$—
Additional Retirement Benefits(2)	$—	$—	$—
Additional Option Vesting(3)	$—	$—	$—
Additional Stock Award Vesting(4)	$—	$—	$—
Tax Gross-Up	$—	$—	$—
TOTAL	$9,137,714	$25,937,714	$—

Thomas P. “Todd” Gibbons
Cash Severance(1)	$1,300,000	$8,790,000	$—
Pro-rated Bonus(1)	$3,407,950	$3,407,950	$—
Health and Welfare Benefits	$2,884	$2,884	$—
Additional Retirement Benefits(2)	$—	$—	$3,544,855
Additional Option Vesting(3)	$1,686,788	$1,686,788	$1,686,788
Additional Stock Award Vesting(4)	$1,329,678	$1,329,678	$1,329,678
Tax Gross-Up	$—	$—	$—
TOTAL	$7,727,300	$15,217,300	$6,561,321

Curtis Y. Arledge
Cash Severance(1)	$1,300,000	$19,990,000	$—
Pro-rated Bonus(1)	$7,989,976	$7,989,976	$—
Health and Welfare Benefits	$19,444	$19,444	$—
Additional Retirement Benefits(2)	$—	$—	$—
Additional Option Vesting(3)	$3,965,564	$3,965,564	$3,965,564
Additional Stock Award Vesting(4)	$14,322,793	$16,983,784	$16,983,784
Tax Gross-Up	$—	$—	$—
TOTAL	$27,597,777	$48,948,768	$20,949,348

BNY Mellon 2015 Proxy Statement 60

2. ADVISORY VOTE ON COMPENSATION	Executive Compensation Tables

Named Executive Officer	By Company without Cause	Termination in Connection with Change of Control	Death
Karen B. Peetz
Cash Severance(1)	$1,300,000	$8,790,000	$—
Pro-rated Bonus(1)	$3,407,950	$3,407,950	$—
Health and Welfare Benefits	$17,986	$17,986	$—
Additional Retirement Benefits(2)	$—	$—	$—
Additional Option Vesting(3)	$1,615,433	$1,615,433	$1,615,433
Additional Stock Award Vesting(4)	$1,329,678	$1,329,678	$1,329,678
Tax Gross-Up	$—	$—	$—
TOTAL	$7,671,047	$15,161,047	$2,945,111

(1)

Amounts shown assume that no named executive officer received payment from any displacement program, supplemental unemployment plan or other separation benefit other than the executive severance plan. Amounts have been calculated in accordance with the terms of the applicable agreements. For terminations by the company without cause, amounts will be paid in installments over a two-year period following termination. For terminations in connection with a change of control, amounts will be paid in a lump sum.

(2)

Amounts shown include amounts that would be payable automatically in a lump sum distribution upon death. For benefits that would not be payable automatically in a lump sum, the amount included is the present value based on the assumptions used for purposes of measuring pension obligations under FASB ASC 715 (formerly SFAS No. 87) as of December 31, 2014, including a discount rate of 4.13%. Amounts shown include only the amount by which a named executive officer’s retirement benefit is enhanced as a result of termination, pursuant to, where applicable, required notices given after the existence of a right to payment. Information relating to the present value, whether the amounts are paid in a lump sum or on an annual basis and the duration of each named executive officer’s accumulated retirement benefit can be found in “Pension Benefits” on page 56 above.

(3)

The value of Additional Option Vesting represents the difference between the closing price of our common stock on December 31, 2014 ($40.57) and the exercise price of all unvested options that would vest on or after a separation from employment that would not vest on retirement alone. Information relating to the vesting of options on retirement can be found in “Retirement Benefits” on page 58 above.

(4)

The value of Additional Stock Award Vesting represents the value at December 31, 2014 of all shares of restricted stock, restricted stock units (along with cash dividends accrued on the restricted stock units), and earned PSUs (along with dividend equivalents on the PSUs) that on that date were subject to service-based restrictions, which restrictions lapse on or after certain terminations of employment, including following a change of control, to the extent such restrictions would not lapse on retirement alone. Information relating to the vesting of stock awards on retirement can be found in “Retirement Benefits” on page 58 above.

BNY Mellon 2015 Proxy Statement 61

3. RATIFICATION OF KPMG LLP	Quick Reference Guide

Item 3 –

Ratification of KPMG LLP

RESOLUTION | Page 63

REPORT OF THE AUDIT COMMITTEE | Page 64

SERVICES PROVIDED BY KPMG LLP | Page 65
• Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees

• Other Services Provided by KPMG LLP

• Pre-Approval Policy

BNY Mellon 2015 Proxy Statement 62

3. RATIFICATION OF KPMG LLP	Resolution

RESOLUTION

Proposal

We are asking stockholders to ratify the Audit Committee’s appointment of KPMG LLP as our independent registered public accountants for the year ending December 31, 2015.

Background

KPMG LLP or its predecessors have served as our independent registered public accounting firm since the merger in 2007 and previously served as the independent registered public accountant of Mellon since 1972. The Audit Committee and the Board believe that the continued retention of KPMG LLP to serve as independent registered public accounting firm for the 2015 fiscal year is in the best interests of the company and its stockholders.

Our Audit Committee has direct responsibility:

•       For the appointment, compensation, retention and oversight of the work of our independent registered public accountants engaged to prepare an audit report or to perform other audit, review or attest services for us.

•       To negotiate and approve the audit engagement fees and terms associated with the retention of KPMG LLP.

•       To annually evaluate and, as appropriate, replace KPMG LLP as our independent registered public accountant and discuss with management the timing and process for implementing the mandatory rotation of the lead engagement partner.

We expect that representatives of KPMG LLP will be present at the Annual Meeting to respond to appropriate questions, and they will have the opportunity to make a statement if they desire.

Voting

Adoption of this proposal requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting by the holders of our common stock voting in person or by proxy. Unless contrary instructions are given, shares represented by proxies solicited by the Board will be voted “for” the ratification of the selection of KPMG LLP as our independent registered public accountants for the year ending December 31, 2015.

If the selection of KPMG LLP is not ratified by our stockholders, the Audit Committee will reconsider the matter. If selection of KPMG LLP is ratified, the Audit Committee in its discretion may still direct the appointment of a different independent registered public accountant at any time during the year if it determines that such a change is in our best interests.

BNY Mellon 2015 Proxy Statement 63

3. RATIFICATION OF KPMG LLP	Report of the Audit Committee

REPORT OF THE AUDIT COMMITTEE

On behalf of our Board of Directors, the Audit Committee oversees the operation of a comprehensive system of internal controls with respect to the integrity of our financial statements and reports, compliance with laws, regulations and corporate policies and the qualifications, performance and independence of our independent registered public accounting firm. The committee’s function is one of oversight, since management is responsible for preparing our financial statements, and our independent registered public accountants are responsible for auditing those statements.

Accordingly, the committee has reviewed and discussed with management the audited financial statements for the year ended December 31, 2014 and management’s assessment of internal control over financial reporting as of December 31, 2014. KPMG LLP issued its unqualified report on our financial statements and the operating effectiveness of our internal control over financial reporting.

The committee has also discussed with KPMG LLP the matters required to be discussed in accordance with Public Company Accounting Oversight Board Auditing Standard, Communications with Audit Committees. The committee has also received the written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board, which we refer to as the “PCAOB,” regarding the independent accountants’ communications with the audit committee concerning auditor independence, and has conducted a discussion with KPMG LLP regarding its independence. The committee has determined that KPMG LLP’s provision of non-audit services is compatible with its independence.

Based on these reviews and discussions, the committee recommended to the Board of Directors that our audited financial statements for the year ended December 31, 2014 be included in our 2014 Annual Report on Form 10-K.

By: The Audit Committee

Catherine A. Rein, Chair

Joseph J. Echevarria

Richard J. Kogan

Michael J. Kowalski

William C. Richardson

Samuel C. Scott III

BNY Mellon 2015 Proxy Statement 64

3. RATIFICATION OF KPMG LLP	Services Provided by KPMG LLC

SERVICES PR OVIDED BY KPMG LLP

Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees

We have been advised by KPMG LLP that it is an independent public accounting firm registered with the PCAOB and that it complies with the auditing, quality control and independence standards and rules of the PCAOB and the SEC. The appointment of KPMG LLP as our independent registered public accounting firm for the 2014 fiscal year was ratified at our 2014 Annual Meeting. The following table reflects the fees earned by KPMG LLP for services provided to us for 2014 and 2013:

Description of Fees	Amount of Fees Paid to KPMG LLP for 2014	Amount of Fees Paid to KPMG LLP for 2013
Audit Fees(1)	$19,751,000	$19,096,000
Audit-Related Fees(2)	$13,094,000	$14,060,000
Tax Fees(3)	$2,390,000	$3,320,000
All Other Fees(4)	$467,000	$604,000
Total	$35,702,000	$37,080,000

(1)

Includes fees for professional services rendered for the audit of our annual financial statements for the fiscal year (including services relating to the audit of internal control over financial reporting under the Sarbanes-Oxley Act of 2002) and for reviews of the financial statements included in our quarterly reports on Form 10-Q and for other services that only our independent registered public accountant can reasonably provide.

(2)

Includes fees for services that were reasonably related to performance of the audit of the annual financial statements for the fiscal year, other than Audit Fees, such as service organization reports (under Statement on Standards for Attestation Engagements (or “SSAE”) 16), employee benefit plan audits and internal control reviews.

(3)	Includes fees for tax return preparation and tax planning.

(4)	Includes fees for regulatory and other advisory services.

Other Services Provided by KPMG LLP

KPMG LLP also provided services to entities associated with us that were charged directly to those entities and accordingly were not included in the amounts disclosed in the table above. These amounts included $15.7 million for 2014 and $12.4 million for 2013 for the audits and tax compliance services for mutual funds, collective funds and other funds advised by us. Also excluded from the amounts disclosed in the table above are fees billed by KPMG LLP to joint ventures or equity method investments in which we have an interest of 50% or less.

Pre-Approval Policy

Our Audit Committee has established pre-approval policies and procedures applicable to all services provided by our independent registered public accountants. In accordance with SEC rules, our pre-approval policy has two different approaches to pre-approving audit and permitted non-audit services performed by our independent registered public accountants. Proposed services may be pre-approved pursuant to policies and procedures established by the Audit Committee that are detailed as to a particular class of service without consideration by the Audit Committee of the specific case-by-case services to be performed (“class pre-approval”). If a class of service has not received class pre-approval, the service will require specific pre-approval by the Audit Committee before it is provided by our independent registered public accountants (“specific pre-approval”). A list of services that has received class pre-approval from our Audit Committee (or its delegate) is attached to our Audit and Permitted Non-Audit Services Pre-Approval Policy. A copy of our Audit and Permitted Non-Audit Services Pre-Approval Policy is available on our website (See “Helpful Resources” on page 75). For 2014, all of the fees associated with the independent registered public accounting firm services were pre-approved by the Audit Committee.

BNY Mellon 2015 Proxy Statement 65

ADDITIONAL INFORMATION	Quick Reference Guide

Additional Information

EQUITY COMPENSATION PLANS | Page 67

INFORMATION ON STOCK OWNERSHIP | Page 68
• Beneficial Ownership of Shares by Holders of 5% or more of Outstanding Stock

• Beneficial Ownership of Shares by Directors and Executive Officers

• Section 16(a) Beneficial Ownership Reporting Compliance

ANNUAL MEETING Q&A | Page 70

OTHER INFORMATION | Page 72
• Stockholder Proposals for 2016 Annual Meeting

• Corporate Governance Guidelines and Codes of Conduct

• Business Relationships and Related Party Transactions Policy

• How Our Board Solicits Proxies; Expenses of Solicitation

• Householding

• Other Business

HELPFUL RESOURCES | Page 75

BNY Mellon 2015 Proxy Statement 66

ADDITIONAL INFORMATION	Equity Compensation Plans

EQUITY COMPEN SATION PLANS

The following table shows information relating to the number of shares authorized for issuance under our equity compensation plans as of December 31, 2014.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in second column)
Equity compensation plans
Approved by stockholders	69,705,623	(1)	$31.31		59,713,882	(2)
Not approved by stockholders	138,300	(3)	$40.11		—

Total	69,843,923	(4)	$31.31	(5)	59,713,882

(1)

Includes 47,537,525 and 10,388,351 shares of common stock that may be issued pursuant to outstanding options, RSUs, PSUs and escrowed dividends awarded under The Bank of New York Mellon Corporation Long-Term Incentive Plan and the Mellon Long-Term Profit Incentive Plan (2004), respectively; 12,597 shares of common stock that may be issued pursuant to outstanding director deferred share units under the Mellon Director Equity Plan (2006) and 16,500 shares of common stock that may be issued pursuant to stock options issued under the 2001 Mellon Stock Option Plans for Outside Directors; 11,737,745 shares of common stock that may be issued pursuant to outstanding stock-based awards under the legacy Bank of New York Long-Term Incentive Plans; and 12,905 shares of common stock that may be issued pursuant to outstanding stock options under The Bank of New York Mellon Corporation Employee Stock Purchase Plan. The number of shares of common stock that may be issued pursuant to outstanding unearned PSUs reflects the target payout. At maximum payout, the number of shares would increase by 311,037. For additional information about how PSUs are earned, see “Compensation Discussion and Analysis—Compensation of Our Named Executives—Outstanding Long-Term Equity Incentives” on page 41 above.

(2)

Includes 6,371,508 shares of common stock that remain available for issuance under The Bank of New York Mellon Corporation Employee Stock Purchase Plan; 5,000,000 shares that remain available for issuance as options solely for the purpose of satisfying outstanding reload option rights under the Mellon Long-Term Profit Incentive Plan (2004); and 48,342,374 shares of common stock that remain available for issuance under The Bank of New York Mellon Corporation Long-Term Incentive Plan, 33,967,536 of which may be granted as restricted stock or RSUs (or other full value awards); and any full-value awards from the remaining 14,374,838 shares will continue to be counted as 2.75 shares against such remaining shares.

(3)

Includes 15,000 shares of common stock that may be issued pursuant to options outstanding under the Mellon Stock Option Plan for Affiliate Boards of Directors. The Mellon Stock Option Plan for Affiliate Boards of Directors, which we assumed in the merger and refer to as the “Affiliate Board Plan,” provided for grants of stock options to the non-employee members of affiliate boards who were not also members of Mellon’s Board of Directors. No grants were available to Mellon employees under these plans. The timing, amounts, recipients and other terms of the option grants were determined by the terms of the option plans for Mellon’s Board of Directors and no person or committee had discretion over these grants. The exercise price of the options is equal to the fair market value of Mellon’s common stock on the grant date. All options have a term of 10 years from the regular date of grant and become exercisable one year from the regular grant date. Directors elected during the service year were granted options on a pro rata basis to those granted to the directors at the start of the service year. No further grants are being made under the Affiliate Board Plan, although the practice was continued through 2009 by issuing grants under The Bank of New York Mellon Corporation Long-Term Incentive Plan.

Also includes shares of common stock that may be issued pursuant to deferrals under the Deferred Compensation Plan for Non-Employee Directors of The Bank of New York, which is described in further detail in “Director Compensation” on page 25 above.

(4)	The weighted average term for the expiration of outstanding stock options under our equity compensation plans is 4.2 years.

(5)

This weighted-average exercise price relates only to the options described in footnote 1. Shares underlying RSUs, PSUs and deferred share units are deliverable without the payment of any consideration, and therefore these awards have not been taken into account in calculating the weighted-average exercise price.

BNY Mellon 2015 Proxy Statement 67

ADDITIONAL INFORMATION	Information on Stock Ownership

INFORMATION ON STOCK OWNERSHIP

Beneficial Ownership of Shares by Holders of 5% or more of Outstanding Stock

As of February 13, 2015, we had 1,114,639,242 shares of common stock outstanding. Based on filings made under Section 13(d) and 13(g) of the Exchange Act reporting ownership of shares and percent of class as of December 31, 2014, as of February 13, 2015, the only persons known by us to be beneficial owners of more than 5% of our common stock were as follows:

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Class
Dodge & Cox(1) 555 California Street, 40th Floor San Francisco, CA 94104	67,339,717	6.0%
Massachusetts Financial Services Company(2) 111 Huntington Avenue Boston, MA 02199	61,621,142	5.5%
BlackRock, Inc.(3) 55 East 52nd Street New York, NY 10022	58,346,628	5.2%
The Vanguard Group(4) 100 Vanguard Blvd. Malvern, PA 19355	57,419,373	5.2%

(1)

Based on a review of the Schedule 13G filed on February 13, 2015 by Dodge & Cox. The Schedule 13G discloses that Dodge & Cox had sole voting power as to 63,512,637 shares and sole dispositive power as to all 67,339,717 shares.

(2)

Based on a review of the Schedule 13G filed on February 6, 2015 by Massachusetts Financial Services Company. The Schedule 13G discloses that Massachusetts Financial Services Company had sole voting power as to 50,547,186 shares and sole dispositive power as to all 61,621,142 shares.

(3)

Based on a review of the Schedule 13G filed on January 12, 2015 by BlackRock, Inc. The Schedule 13G discloses that BlackRock, Inc. had sole voting power as to 48,992,406 shares, shared voting power as to 57,003 shares, sole dispositive power as to 58,289,625 shares and shared dispositive power as to 57,003 shares.

(4)

Based on a review of the Schedule 13G filed on February 9, 2015 by The Vanguard Group. The Schedule 13G discloses that The Vanguard Group had sole voting power as to 1,949,918 shares, sole dispositive power as to 55,581,778 shares and shared dispositive power as to 1,837,595 shares.

Beneficial Ownership of Shares by Directors and Executive Officers

The table below sets forth the number of shares of our common stock beneficially owned as of the close of business on February 13, 2015 by each director, each individual included in the “Summary Compensation Table” on page 50 above and our current directors and executive officers as a group, based on information furnished by each person. Except as otherwise indicated, sole voting and sole investment power with respect to the shares shown in the table below are held either by the individual alone or by the individual together with his or her immediate family.

Beneficial Owners	Shares of Common Stock Beneficially Owned(1)(2)
Curtis Y. Arledge	1,353,058
Nicholas M. Donofrio	56,452
Joseph J. Echevarria	0
Edward P. Garden	29,170,639	(3)
Thomas P. “Todd” Gibbons	1,432,097	(4)
Jeffrey A. Goldstein	6,424
Gerald L. Hassell	3,587,630	(5)
John M. Hinshaw	1,027

BNY Mellon 2015 Proxy Statement 68

ADDITIONAL INFORMATION	Information on Stock Ownership

Beneficial Owners	Shares of Common Stock Beneficially Owned(1)(2)
Timothy F. Keaney	1,056,975
Edmund F. “Ted” Kelly	41,554
Richard J. Kogan	56,930
Michael J. Kowalski	69,337
John A. Luke, Jr.	56,552
Mark A. Nordenberg	35,339
Karen B. Peetz	629,903
Catherine A. Rein	124,790
William C. Richardson	57,597
Brian G. Rogan	1,484,100
Samuel C. Scott III	47,904
Wesley W. von Schack	155,084	(6)
All current directors and executive officers, as a group (24 persons)	38,302,963

(1)

On February 13, 2015, none of the individuals named in the above table beneficially owned more than 1% of our outstanding shares of common stock, other than Mr. Garden, who may be deemed to hold approximately 2.6% of our outstanding shares as a result of his affiliation with Trian (see footnote 3 below). Including shares held by Trian, all current directors and executive officers as a group beneficially owned approximately 3.4% of our outstanding stock on February 13, 2015.

(2)

Includes the following amounts of common stock which the indicated individuals and group have the right to acquire under our equity plans and deferred compensation plans within 60 days of February 13, 2015: Mr. Arledge, 921,834; Mr. Donofrio, 14,126; Mr. Gibbons, 1,202,754; Mr. Goldstein, 6,424; Mr. Hassell, 2,745,596; Mr. Keaney, 858,301; Mr. Kelly, 37,120; Mr. Kogan, 28,850; Mr. Kowalski, 63,677; Mr. Luke, 28,850; Mr. Nordenberg, 33,820; Ms. Peetz, 483,079; Ms. Rein, 26,114; Dr. Richardson, 56,465; Mr. Rogan, 952,356; Mr. Scott, 43,942; Mr. von Schack, 46,550; and current directors and executive officers as a group, 6,672,047.

Also includes the following additional number of RSUs, earned PSUs no longer subject to performance conditions, deferred share units and phantom stock: Mr. Arledge, 151,274; Mr. Donofrio, 42,326; Mr. Gibbons, 57,611; Mr. Hassell, 146,279; Mr. Hinshaw, 1,027; Mr. Keaney, 55,591; Ms. Peetz, 54,239; Ms. Rein, 62,185; Mr. Rogan, 57,056; Mr. von Schack, 22,807; and current directors and executive officers as a group, 688,140. These individuals do not have voting or investment power with respect to the underlying shares, nor the right to acquire the underlying shares within 60 days of February 13, 2015.

(3)

Includes 29,170,639 shares owned by the Trian Entities (as defined below). Trian serves as the management company for Trian Partners, L.P., Trian Partners Master Fund, L.P., Trian Partners Master Fund (ERISA), L.P., Trian Partners Parallel Fund I, L.P., Trian Partners Strategic Investment Fund II, L.P., Trian Partners Strategic Investment Fund-A, L.P., Trian Partners Strategic Investment Fund-D, L.P., Trian Partners Fund (Sub)-G, L.P., Trian Partners Strategic Fund-G II, L.P. and Trian SPV (SUB) IX, L.P. (collectively, the “Trian Entities”) and as such determines the investment and voting decisions of the Trian Entities with respect to the shares of the company held by them. Mr. Garden is a member of Trian Fund Management GP, LLC, which is the general partner of Trian, and therefore is in a position to determine the investment and voting decisions made by Trian on behalf of the Trian Entities. Accordingly, Mr. Garden may be deemed to indirectly beneficially own (as that term is defined in Rule 13d-3 under the Exchange Act) the shares beneficially owned by the Trian Entities. Mr. Garden disclaims beneficial ownership of such shares except to the extent of his pecuniary interests therein.

(4)	Includes 38,954 shares held by Mr. Gibbons’ children.

(5)

Includes 56,604 shares held by Mr. Hassell’s spouse, as to which Mr. Hassell disclaims beneficial ownership. Also includes 164,280 shares over which Mr. Hassell exercises investment discretion held in trusts.

(6)	Includes 35,000 shares held in Mr. von Schack’s Grantor Retained Annuity Trust.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and any beneficial owner of more than 10% of any class of our equity securities to file with the SEC initial reports of beneficial ownership and reports of changes in ownership of any of our securities. These reports are made on documents referred to as Forms 3, 4 and 5. Our directors and executive officers must also provide us with copies of these reports. We have reviewed the copies of the reports that we have received and written representations from the individuals required to file the reports. Based on this review, we believe that during 2014 each of our directors and executive officers timely complied with applicable reporting requirements for transactions in our equity securities.

BNY Mellon 2015 Proxy Statement 69

ADDITIONAL INFORMATION	Annual Meeting Q&A

ANNUAL MEETING Q&A

The Board of Directors is soliciting your proxy for our 2015 Annual Meeting of stockholders and any adjournment of the meeting, for the purposes set forth in the Notice of Annual Meeting.

Q:	Who Can Attend The Annual Meeting? How Do I Attend?

A:

Only stockholders as of the record date have a right to attend the Annual Meeting. If you plan to attend the Annual Meeting in person, we ask that you also complete and return the reservation form attached to the end of this proxy statement. In order to be admitted to the annual meeting, you will need to present a government-issued photo identification (such as a driver’s license or passport) and, if you are not a “record holder” on the company’s books, evidence of ownership of our common stock as of the record date (such as a brokerage account statement). If you are representing an entity that is a stockholder, you must also present documentation showing your authority to attend and act on behalf of the entity (such as a power of attorney, written proxy to vote or letter of authorization on the entity’s letterhead). We reserve the right to limit the number of representatives for any entity that may be admitted to the meeting. No cameras, recording equipment, large bags or packages will be permitted in the Annual Meeting. The use of cell phones, smart phones, tablets and other personal communication devices for any reason during the Annual Meeting is strictly prohibited.

Q:	Who Can Vote At The Annual Meeting?

A:

Only stockholders of record of our common stock at the close of business on February 13, 2015 (the “record date”) may vote at the Annual Meeting. On the record date, we had 1,114,639,242 shares of common stock outstanding. You are entitled to one vote for each share of common stock that you owned on the record date. The shares of common stock held in our treasury will not be voted. Your vote is important. Whether or not you plan to attend the Annual Meeting, we encourage you to vote your shares promptly.

Q:	What Is A Proxy?

A:

Your proxy gives us authority to vote your shares and tells us how to vote your shares at the Annual Meeting or any adjournment. Three of our employees, who are called “proxies” or “proxy holders” and are named on the proxy card, will vote your shares at the Annual Meeting according to the instructions you give on the proxy card or by telephone or over the Internet.

Q:	How Do I Vote? What Are The Different Ways I Can Vote My Shares?

A:

If you are a “stockholder of record” (that is, you hold your shares of our common stock in your own name), you may vote your shares by using any of the following methods. Depending on how you hold your shares, you may receive more than one proxy card.

In Person at the Annual Meeting

If you are a registered stockholder or hold a proxy from a registered stockholder (and meet other requirements as described in “Who Can Attend the Annual Meeting? How Do I Attend?” on this page 70), you may attend the Annual Meeting and vote in person by obtaining and submitting a ballot that will be provided at the meeting.

By Submitting a Proxy by Mail To submit a proxy by mail, complete, sign, date and return the proxy card in the postage-paid envelope provided to you.

By Submitting a Proxy by Telephone

To submit a proxy by telephone, call the toll-free telephone number listed on the proxy card. The telephone voting procedures, as set forth on the proxy card, are designed to authenticate your identity, to allow you to provide your voting instructions and to confirm that your instructions have been properly recorded. If you vote by telephone, you should not return your proxy card.

By Submitting a Proxy by Internet

To submit a proxy by internet, use the internet site listed on the proxy card. The internet voting procedures, as set forth on the proxy card, are designed to authenticate your identity, to allow you to provide your voting instructions and to confirm that your instructions have been properly recorded. If you vote by internet, you should not return your proxy card.

BNY Mellon 2015 Proxy Statement 70

ADDITIONAL INFORMATION	Annual Meeting Q&A

Q:	What If I Am A “Beneficial Owner?”

A:

If you are a “beneficial owner,” also known as a “street name” holder (that is, you hold your shares of our common stock through a broker, bank or other nominee), you will receive voting instructions (including, if your broker, bank or other nominee elects to do so, instructions on how to vote your shares by telephone or over the Internet) from the record holder, and you must follow those instructions to have your shares voted at the Annual Meeting.

Q:	If I Vote By Proxy, How Will My Shares Be Voted? What If I Submit A Proxy Without Indicating How To Vote My Shares?

A:

If you vote by proxy through mail, telephone or over the Internet, your shares will be voted in accordance with your instructions. If you sign, date and return your proxy card without indicating how you want to vote your shares, the proxy holders will vote your shares in accordance with the following recommendations of the Board of Directors:

Proposal 1	FOR the election of each nominee for director.
Proposal 2	FOR the advisory resolution to approve the 2014 compensation of our named executive officers.
Proposal 3	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

In addition, if other matters are properly presented for voting at the Annual Meeting, the proxy holders are also authorized to vote on such matters as they shall determine in their sole discretion. As of the date of this proxy statement, we have not received notice of any other matters that may be properly presented for voting at the Annual Meeting.

Q:	What If I Want To Revoke My Proxy?

A:	You may revoke your proxy at any time before it is voted at the Annual Meeting by:

•	delivering a written notice of revocation to our Corporate Secretary at the address indicated on the first page of this proxy statement;

•	submitting another signed proxy card with a later date;

•	submitting another proxy by telephone or over the Internet at a later date; or

•	attending the Annual Meeting and voting in person.

Q:	What Is A Quorum?

A:

A quorum is the minimum number of shares required to conduct business at the Annual Meeting. Under our by-laws, to have a quorum, a majority of the outstanding shares of stock entitled to vote at the Annual Meeting must be represented in person or by proxy at the meeting. Abstentions and broker non-votes (as defined below) are counted as present for determining the presence of a quorum. Inspectors of election appointed for the Annual Meeting will tabulate all votes cast in person or by proxy at the Annual Meeting. In the event a quorum is not present at the Annual Meeting, we expect that the Annual Meeting will be adjourned or postponed to solicit additional proxies.

Q:	What Vote Is Required For Approval Of A Proposal At The Annual Meeting?

A:

Our by-laws provide for a majority vote standard in an uncontested election of directors, such as this year’s election. Accordingly, each of the 14 nominees for director will be elected if more votes are cast “for” a director’s election than are cast “against” such director’s election, as discussed further under “Majority Voting Standard” on page 14 above. All other matters to be voted on at the Annual Meeting require the favorable vote of a majority of the votes cast on the applicable matter at the meeting, in person or by proxy, for approval.

Abstentions and broker non-votes are not treated as votes cast, will not have the effect of a vote for or against a proposal or for or against a director’s election, and will not be counted in determining the number of votes required for approval or election.

BNY Mellon 2015 Proxy Statement 71

ADDITIONAL INFORMATION	Other Information

Q:	What If I Hold My Shares Through A Broker?

A:

If your shares are held through a broker, the broker will ask you how you want your shares to be voted. If you give the broker instructions, your shares will be voted as you direct. If you do not give instructions, one of two things can happen, depending on the type of proposal. For the ratification of the auditor (Proposal 3), the broker may vote your shares in its discretion. For all other proposals, the broker may not vote your shares at all if you do not give instructions (this is referred to as a “broker non-vote”).

OTHER INFOR MATION

Stockholder Proposals for 2016 Annual Meeting

Stockholder proposals intended to be included in our proxy statement and voted on at our 2016 Annual Meeting of stockholders must be received at our offices at One Wall Street, New York, NY 10286, Attention: Corporate Secretary, on or before November 14, 2015. Applicable SEC rules and regulations govern the submission, and our consideration, of stockholder proposals for inclusion in the 2016 Annual Meeting proxy statement and form of proxy.

Pursuant to our by-laws, in order for any business not included in the notice of meeting for the 2016 Annual Meeting to be brought before the meeting by a stockholder entitled to vote at the meeting (including nominations of candidates for director), the stockholder must give timely written notice of that business to our Corporate Secretary. To be timely, the notice must not be received any earlier than November 14, 2015 (at least 120 days prior to March 13, 2016), nor any later than December 14, 2015 (90 days prior to March 13, 2016). The notice also must contain the information required by our by-laws. The foregoing by-law provisions do not affect a stockholder’s ability to request inclusion of a proposal in our proxy statement within the procedures and deadlines set forth in Rule 14a-8 of the SEC’s proxy rules and referred to in the paragraph above. A proxy may confer discretionary authority to vote on any matter at a meeting if we do not receive notice of the matter within the timeframes described above. A copy of our by-laws is available upon request to: The Bank of New York Mellon Corporation, One Wall Street, New York, NY 10286, Attention: Corporate Secretary. The officer presiding at the meeting may exclude matters that are not properly presented in accordance with these requirements.

Corporate Governance Guidelines and Codes of Conduct

Our Board of Directors has adopted Corporate Governance Guidelines covering, among other things, the duties and responsibilities and independence of our directors. The Corporate Governance Guidelines cover a number of other matters, including the Board’s role in overseeing executive compensation, compensation and expenses for independent directors, communications between stockholders and directors, the role of our Lead Director, and Board committee structures and assignments.

Our Board of Directors also has adopted a Code of Conduct, which applies to all of our employees, to provide a framework to maintain the highest standards of professional conduct for the company, and a Code of Conduct for directors of the company to provide guidance to our directors to help them recognize and deal with ethical issues, provide mechanisms to report possible unethical conduct and foster a culture of honesty and accountability.

Our Corporate Governance Guidelines, Code of Conduct and Directors’ Code of Conduct are available on our website (See “Helpful Resources” on page 75). We intend to disclose any amendments to, or waivers from, our Code of Conduct or our Directors’ Code of Conduct for executive officers and directors, respectively, by posting such information on our website.

Business Relationships and Related Party Transactions Policy

In the ordinary course of business, we periodically have, and expect to continue to have, banking and other transactions with “related persons.” A “related person” includes directors, nominees for director, executive officers, greater than 5% beneficial owners, members of such persons’ immediate families and any firm, corporation or other entity in which any of the foregoing persons is employed as a general partner or principal or in a similar position or in which such person and all other related persons has a 10% or greater beneficial interest.

The Board has adopted a policy on related party transactions (our “related party transactions policy”) which was reviewed by the CG&N Committee. Our related party transactions policy provides that the CG&N Committee, or another Board committee consisting solely of independent directors, must approve any transaction(s) in which we or any of our subsidiaries was, is or will be a

BNY Mellon 2015 Proxy Statement 72

ADDITIONAL INFORMATION	Other Information

participant and where the amount involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest, such transactions constituting disclosable related party transactions under SEC rules. Consistent with SEC rules, our related party transactions policy provides that certain transactions, including employment relationships and ordinary course non-preferential transactions, entered into with a related person, are not considered to be related party transactions and are not required to be disclosed or approved by the CG&N Committee. In 2014, there were no related party transactions that required CG&N Committee approval or disclosure in this proxy statement.

Our related party transactions policy provides that the CG&N Committee may recommend to our Board from time to time adoption of resolutions pre-approving certain types or categories of transactions that the CG&N Committee determines in good faith are in, or are not inconsistent with, our best interests and the best interests of our stockholders. The Board has adopted a resolution pre-approving transactions that involve the sale or other provision of products and services (not subject to Regulation O or other specific regulatory requirements) by our company or its subsidiaries to directors and members of their immediate family, director-related companies and executive officers and members of their immediate family in the ordinary course and on terms generally offered in transactions with non-related persons. Transactions subject to Regulation O or other specific regulatory requirements are approved as required in such regulations.

Under the related party transactions policy, in making its determination to approve a disclosable related party transaction, the CG&N Committee may take into consideration all relevant facts and circumstances available to it, including but not limited to:

•	the related person’s relationship to us and interest in the transaction;

•	the material facts of the transaction, including the amount involved;

•	the benefits to us of the transaction;

•	the availability from other sources of comparable products or services; and

•	an assessment of whether the transaction is on terms that are comparable to the terms available to or from an unrelated third party or to employees generally.

The CG&N Committee also may consider the impact on a director’s independence in the event the related person is a director, an immediate family member of a director or a director-related company.

Under the related party transactions policy, no member of the CG&N Committee may participate in the review, consideration, approval or ratification of any disclosable related party transaction with respect to which such member or any of his or her immediate family members or director-related company is the related person. The CG&N Committee may approve only those disclosable related party transactions that are in, or are not inconsistent with, our best interests and the best interests of our stockholders, as the CG&N Committee determines in good faith.

Under the related party transactions policy, if a disclosable related party transaction is identified after it is already ongoing or completed, it must be submitted to the CG&N Committee promptly for ratification, applying the standards described above. In this circumstance, the CG&N Committee will evaluate all options available, including ratification, amendment, termination or rescission of the transaction.

Our related party transactions policy does not limit or affect the application of our other policies applicable to our directors, executive officers and other related persons, including our Codes of Conduct.

How Our Board Solicits Proxies; Expenses of Solicitation

We will pay all costs of soliciting proxies. We have retained Georgeson Inc. to assist with the solicitation of proxies for a fee of approximately $17,500, plus reimbursement of reasonable out-of-pocket expenses. In addition, we have agreed to pay Computershare Shareowner Services LLC a fee of approximately $45,000 in connection with project management and technical services relating to the distribution of this proxy statement and the Annual Report to employees and former employees participating in employee benefit and stock option programs. In addition, we may use our officers and employees, at no additional compensation, to solicit proxies either personally or by telephone, Internet, letter or facsimile.

Householding

To reduce the expense of delivering duplicate proxy materials to our stockholders, we are relying on SEC rules that permit us to deliver only one proxy statement to multiple stockholders who share an address unless we receive contrary instructions from any stockholder at that address. This practice, known as “householding,” reduces duplicate mailings, saves printing and postage costs

BNY Mellon 2015 Proxy Statement 73

ADDITIONAL INFORMATION	Other Information

as well as natural resources and will not affect dividend check mailings. If you wish to receive a separate copy of the Annual Report or proxy statement, or if you wish to receive separate copies of future Annual Reports or proxy statements, please contact our transfer agent, Computershare Shareowner Services LLC, by phone at 1-800-729-9606 (U.S.) or 1-201-680-6651 (International) or by mail at Computershare Shareowner Services LLC, P.O. Box 3550, South Hackensack, New Jersey 07606-9250. We will deliver the requested documents promptly upon your request.

If you and other stockholders of record with whom you share an address currently receive multiple copies of annual reports or proxy statements, or if you hold our stock in more than one account and, in either case, you wish to receive only a single copy of the Annual Report or proxy statement, please contact our transfer agent, Computershare Shareowner Services LLC, with the names in which all accounts are registered and the name of the account for which you wish to receive mailings.

Other Business

As of the date of this proxy statement, we do not know of any other matters that may be presented for action at the meeting. Should any other business properly come before the meeting, the persons named on the enclosed proxy will, as stated therein, have discretionary authority to vote the shares represented by such proxy in accordance with their best judgment.

March 13, 2015	By Order of the Board of Directors,

Craig T. Beazer

Corporate Secretary

BNY Mellon 2015 Proxy Statement 74

ADDITIONAL INFORMATION	Helpful Resources

HELPFUL RESOURCES

Annual Meeting

2015 Proxy Statement	www.envisionreports.com/bk

2014 Annual Meeting Voting Results	www.bnymellon.com/us/en/investor-relations/index.jsp#ir/2014-annual-meeting-voting-results
Corporate Governance

Committee Charters	https://www.bnymellon.com/us/en/investor-relations/index.jsp#committees

Corporate Governance Guidelines	www.bnymellon.com/governance/guidelines/index.html

Contacting the Board	https://www.bnymellon.com/us/en/investor-relations/index.jsp#contactboard

Code of Conduct	www.bnymellon.com/ethics/codeofconduct.pdf

Directors’ Code of Conduct	www.bnymellon.com/governance/directorscodeofconduct.pdf

Global Remuneration Policy	www.bnymellon.com/policy

Audit and Permitted Non-Audit Services Pre-Approval Policy	www.bnymellon.com/governance/auditpolicy.pdf
The Bank of New York Mellon Corporation

Corporate Website	www.bnymellon.com

2014 Annual Report	www.envisionreports.com/bk

SEC Filings	http://phx.corporate-ir.net/phoenix.zhtml?c=87345&p=irol-sec

Corporate Social Responsibility Report	www.bnymellon.com/csr

Frequently Asked Questions	www.bnymellon.com/us/en/investor-relations/index.jsp#ir/faqs

Company Profile	www.bnymellon.com/us/en/who-we-are/index.jsp

Our Leadership	https://www.bnymellon.com/us/en/who-we-are/leadership/index.jsp

Earnings News Releases	www.bnymellon.com/us/en/investor-relations/index.jsp#ir/earnings-press-release

Credit Ratings	www.bnymellon.com/us/en/investor-relations/index.jsp#ir/credit-ratings

BNY Mellon 2015 Proxy Statement 75

ANNEX A: NON-GAAP RECONCILIATION

Annex A: Non-GAAP Reconciliation

The following table reconciles our net income and diluted earnings per common share reported on a GAAP basis with the net income and diluted earnings per common share reported on an operating basis.

Reconciliation of net income and diluted EPS – GAAP to Non-GAAP

	2014
(in millions, except per common share amounts)	Net Income	Diluted EPS
Net income applicable to common shareholders of the Bank of New York Mellon Corporation – GAAP	$2,494	$2.15
Less: Gain on the sale of our investment in Wing Hang Bank Ltd.	315	0.27
Gain on the sale of the One Wall Street building	204	0.18
Benefit primarily related to a tax carryback claim	150	0.13
Add: Litigation and restructuring charges	860	0.74
Charge related to investment management funds, net of incentives	81	0.07
Net income applicable to common shareholders of the Bank of New York Mellon Corporation, on an operating basis – Non-GAAP	$2,766	$2.39	(a)

(a)	Does not foot due to rounding.

The following table presents the reconciliation of our estimated fully phased-in Basel III CET1 ratio under the Advanced Approach.

Estimated fully phased-in Basel III CET1 ratio – Non-GAAP

(dollars in millions)	Dec. 31, 2014
Total Tier 1 capital (a)	$20,502
Adjustments to determine estimated fully-phased-in Basel III CET1:
Intangible deduction	(2,329)
Preferred stock	(1,562)
Trust preferred securities	(156)
Other comprehensive (loss) and net pension fund assets:
Securities available-for-sale	594
Pension liabilities	(1,041)
Total other comprehensive (loss) and net pension fund assets	(447)
Equity method investments	(87)
Other	10
Total estimated fully phased-in Basel III CET1 – Non-GAAP	$15,931
Estimated fully-phased-in Basel III risk-weighted assets – Non-GAAP	$162,263
Estimated fully phased-in Basel III CET1 ratio – Non-GAAP (b)	9.8%

(a)	Tier 1 capital is based on Basel III rules, as phased-in.
(b)	Includes the net impact of the total consolidated assets of certain consolidated investment management funds in risk-weighted assets.

BNY Mellon 2015 Proxy Statement 76

Corporate Social Responsibility

Invested in Market Integrity

Stable, well-functioning markets help communities around the world grow and thrive. As a major global financial institution, we have a critical role to play in contributing to market integrity. We continually innovate to make our business stronger, more efficient and more responsible.

Invested in Our People

A company is as good as its people. Among our global workforce, over 50,000 strong, are some of the sharpest minds and most innovative professionals in the investment industry. We start with a diverse and inclusive range of individuals and then invest in their talents to their fullest potential.

Invested in Our World

Invested in the world means to be invested in our individual communities all around the world. With our vast global scope and operations in over 100 markets, BNY Mellon is an integral part of many communities. Our commitment to human rights, the environment and overall community well-being is an essential part of who we are and how we do business.

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Reservation Form for The Bank of New York Mellon Corporation Annual Meeting of Stockholders

Stockholders who expect to attend the Annual Meeting at 9:00 a.m. on April 14, 2015 at 101 Barclay Street in New York, NY should complete this form and return it to the Office of the Corporate Secretary, The Bank of New York Mellon Corporation, One Wall Street, New York, NY 10286. Admission cards will be provided at the check-in desk at the meeting (please be prepared to show proof of identification). Stockholders holding stock in brokerage accounts will need to bring a copy of a brokerage statement reflecting The Bank of New York Mellon Corporation stock ownership as of the record date, which is February 13, 2015

Name:
(Please Print)
Address:
(Please Print)

BNY MELLON

The Bank of New York Mellon Corporation

One Wall Street

New York, NY 10286

+1 212 495 1784

www.bnymellon.com

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 8 AM Eastern Time, on April 14, 2015.

Vote by Internet • Go to www.envisionreports.com/BK • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone

•	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

•	Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Where a vote is not specified, the proxies will vote shares represented by this Proxy FOR all nominees for director, FOR Proxy Items 2 and 3 and will vote in their discretion on such other matters that may properly come before the meeting and at any adjournment of such meeting.

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A	The Board of Directors recommends a vote FOR all nominees for director and FOR proposals 2 and 3.
1. Election of Directors:

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
1.1 - Nicholas M. Donofrio	☐	☐	☐	1.2 - Joseph J. Echevarria	☐	☐	☐	1.3 - Edward P. Garden	☐	☐	☐

1.4 - Jeffrey A. Goldstein	☐	☐	☐	1.5 - Gerald L. Hassell	☐	☐	☐	1.6 - John M. Hinshaw	☐	☐	☐

1.7 - Edmund F. Kelly	☐	☐	☐	1.8 - Richard J. Kogan	☐	☐	☐	1.9 - John A. Luke, Jr.	☐	☐	☐

1.10 - Mark A. Nordenberg	☐	☐	☐	1.11 - Catherine A. Rein	☐	☐	☐	1.12 - William C. Richardson	☐	☐	☐

1.13 - Samuel C. Scott III	☐	☐	☐	1.14 - Wesley W. von Schack	☐	☐	☐

	For	Against	Abstain		For	Against	Abstain
2. Advisory resolution to approve the 2014 compensation of our named executive officers.	☐	☐	☐	3. Ratification of KPMG LLP as our independent auditor for 2015.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The Proxy Statement and the 2014 Annual Report to Stockholders are available at: www.envisionreports.com/BK.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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Proxy — THE BANK OF NEW YORK MELLON CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION

The undersigned hereby appoints Craig T. Beazer, Bennett E. Josselsohn and Richard M. Pearlman or any of them, each with full power of substitution, as attorneys and proxies of the undersigned to vote all The Bank of New York Mellon Corporation Common Stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Corporation to be held on Tuesday, April 14, 2015, at 9:00 a.m., 101 Barclay Street, New York, New York, 10286 and at any adjournment of such meeting, as fully and effectually as the undersigned could do if personally present, and hereby revokes all previous proxies for said meeting. Where a vote is not specified, the proxies will vote the shares represented by this Proxy FOR the election of all nominees for director, FOR Proxy Items 2 and 3 and will vote in their discretion on such other matters that may properly come before the meeting and at any adjournment of such meeting.

This Proxy is solicited on behalf of the Board of Directors of the Corporation, and may be revoked prior to its exercise. The Board of Directors recommends votes FOR the election of all nominees for director and FOR Proxy Items 2 and 3.

(Continued and to be marked, dated and signed, on the other side)

C	Non-Voting Items

Change of Address — Please print new address below.

¢	IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.	+